As filed with the U.S. Securities and Exchange Commission on June 5, 2026.

Registration No. 333-294978

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT No. 2 To
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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Alpex Acquisition Corporation

(Exact name of registrant as specified in its constitutional documents)

Not Applicable

(Translation of Registrant’s name into English)

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Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Delaware Ave. Suite 210 #494
Wilmington, DE 19801
Tel: (302) 251-6637
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Xiaolin Zheng
Chairwoman and Chief Executive Officer
300 Delaware Ave. Suite 210 #494
Wilmington, DE 19801
Tel: (302)251-6637
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Arila E. Zhou, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2908	Olivia Y. Wang, Esq. Mark Y. Liu, Esq. Rimon, P.C. 400 Madison Ave, Suite 11D New York, NY 10017 Tel: (718) 504-9773

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JUNE 5, 2026

$100,000,000

Alpex Acquisition Corporation

10,000,000 Units

Alpex Acquisition Corporation is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one Class A ordinary share, par value of $0.0001 each, or “Class A ordinary shares”, one redeemable warrant, and one right to receive one-fourth of one Class A ordinary share. Each whole redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share. Each warrant will become exercisable on the later of (i) 30 days after the completion of an initial business combination and (ii) one year from the date that the registration statement is declared effective, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. Each four rights entitle the holder thereof to receive one Class A ordinary share upon the consummation of our business combination. We will not issue fractional shares upon the conversion of the rights. As a result, you must hold rights in multiples of four in order to receive shares for all of your rights upon the consummation of a business combination.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

We have granted D. Boral Capital LLC, or “D. Boral Capital”, the representative of the underwriters of this offering, a 45-day option to purchase up to an additional 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our issued and outstanding Class A ordinary shares that were sold in this offering, or the “public shares,” with the opportunity to redeem their public shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in a trust account, maintained in the U.S. by Equiniti Trust Company, LLC, as trustee (“Trust Account”), including interest (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares that were sold in this offering, no matter if they vote “for”, “against,” or abstain from voting on the business combination proposal. The redemption rights for the public shareholders are subject to certain limitations, including that (i) under our amended and restated memorandum and articles of association, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering; and (ii) as our amended and restated memorandum and articles of association provides that we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. For further information, see “Prospectus Summary — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” on page 31 and “Risk Factors — The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” on page 68 of this prospectus.

However, if the business combination is not approved or consummated, the redeeming public shares will be returned to the respective holders, brokers or banks. In addition, holders of the units sold in this offering, or the “public units” (except with regard to the public shares underlying the public units), and holders of the warrants sold in this offering, or the “public warrants,” and holders of the rights sold in this offering, or the “public rights,” have not been provided with the opportunity to redeem their public units, public warrants or public rights in connection with the consummation of our initial business combination.

We have 12 months from the closing of this offering to consummate our initial business combination. In addition, after the closing of this offering, we may also hold a general meeting to seek shareholders’ approval for an amendment to the then existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity), provided that we provide the holders of public shares the opportunity to redeem their public shares in connection with such amendment. If we are unable to complete our initial business combination within the time period as described in this prospectus, unless we extend such period pursuant to our amended and restated memorandum and articles of association, we will distribute the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), pro rata to our public shareholders, by redeeming 100% of the public shares at a per-share price, payable in cash, as described in this prospectus and thereafter cease all operations except for the purpose of winding up of our affairs, as further described herein.

Prior to the offering, our insiders collectively own 2,875,000 Class B ordinary shares, par value of $0.0001 each, or “insider shares” (up to 375,000 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised), including (i) 2,535,000 insider shares owned by our sponsor, Hugreat Ltd, a British Virgin Islands business company with limited liability, 60,000 of which will be transferred to the independent directors of the Company immediately before the offering, (ii) 175,000 insider shares owned by Xiaolin Zheng, our Chairwoman, CEO and director, and (iii) 165,000 insider shares owned by Ying Xu, our CFO and director. Upon the consummation of this offering, our insiders will own approximately 20.0% of our issued and outstanding ordinary shares (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). For further information about the adjustment of insider shares, see “Description of Securities — Ordinary Shares” on page 156 of this prospectus.

The insider shares are identical to the Class A ordinary shares of the Company, except that (a) they will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) they are subject to certain transfer restrictions; (c) prior to our initial business combination, only holders of the Class B ordinary shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the Class A ordinary shares. For further information on the transfer restrictions, see “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of the prospectus; for other information, see “Description of Securities — Insider Shares” on page 159 of the prospectus.

In addition to the insider shares, our sponsor has committed to purchase from us an aggregate of 180,000 units (or up to 187,500 units if the underwriters’ over-allotment option is exercised in full) or “private units,” at $10.00 per private unit for a total purchase price of $1,800,000 (or $1,875,000, if the underwriters’ over-allotment option is exercised in full or in part). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering. These private units are identical to the public units, subject to limited exceptions as further described herein. All of the proceeds we receive from the private placement will be placed in the Trust Account.

Following this offering, our sponsor will own a total of 2,100,000 insider shares and 180,000 private units, representing 17.7% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,821,000 for an aggregate of 2,280,000 shares,180,000 warrants and 180,000 rights (which will be converted to 45,000 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or their affiliates have not received and will not receive any other form of compensation.

On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest and due on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering. Additionally, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available.

However, other than the foregoing, our sponsor or its affiliates have not received and will not receive any other form of compensation. For further information about compensation received or to be received by our sponsor, its affiliates or promoters, the amount of securities issued or to be issued to our insiders, see “Proposed Business — Our Sponsor” on page 117 of the prospectus.

Our sponsor transferred 175,000 insider shares to Ms. Xiaolin Zheng, our Chairwoman, CEO and director, and 165,000 insider shares to Ms. Ying Xu, our CFO and director, and will transfer 20,000 insider shares to each independent director immediately prior to the closing of offering. In addition, we have entered into (i) an offer letter with Ms. Zheng on March 13, 2026, which provides that, during the term of her service as the CEO and Chairwoman of the Company and subject to certain conditions and milestones provided therein, Ms. Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000; and (ii) an offer letter with Ms. Xu on March 16, 2026, which provides that, during the term of her service as the CFO of the Company and subject to certain conditions and milestones provided therein, Ms. Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000. Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026; after the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. For further information about the source of the compensation, see “Use of Proceeds” on page 98 of this prospectus. Other than the foregoing and the ownership of insider shares by Ms. Xiaolin Zheng, Ms. Ying Xu and the independent directors, our directors and officers have not received or will receive any other form of compensation upon the closing of the offering. See “Management — Executive Officer and Director Compensation” on page 141 of the prospectus.

Because our insiders acquired in aggregated amount of 2,875,000 insider shares at an average nominal price of $0.01 per share, upon the closing of this offering, your public shares will be significantly diluted. To illustrate, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum redemptions(4)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.83	4.90	3.45	0.84
Dilution to public shareholders	$2.17	$3.10	$4.55	$7.16

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(1)      The numbers set forth in this column assume that 2,369,047 public shares, or 25%, of the 9,476,190 public shares are redeemed.

(2)      The numbers set forth in this column assume that 4,738,095 public shares, or 50%, of the 9,476,190 public shares are redeemed.

(3)      The numbers set forth in this column assume that 7,107,142 public shares, or 75%, of the 9,476,190 public shares are redeemed.

(4)      The numbers set forth in this column assume that 9,476,190 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.84	4.90	3.42	0.74
Dilution to public shareholders	$2.16	$3.10	$4.58	$7.26

(5)      The numbers set forth in this column assume that 2,745,172 public shares, or 25%, of the 10,980,690 public shares are redeemed.

(6)      The numbers set forth in this column assume that 5,490,345 public shares, or 50%, of the 10,980,690 public shares are redeemed.

(7)      The numbers set forth in this column assume that 8,235,517 public shares, or 75%, of the 10,980,690 public shares are redeemed.

(8)      The numbers set forth in this column assume that 10,980,690 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

For further information on the dilutive effect of the insider shares and private units on the value of public shares, see “Dilution” and “Risk Factor — The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination” on pages 103 and 58 of this prospectus.

Our sponsor is incorporated in the British Virgin Islands, and the sole director and shareholder of our sponsor, Ms. Ningdi Shi, is a Chinese citizen and resident. Ms. Shi is deemed to have sole voting and investment discretion with respect to insider shares held by our sponsor. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. For further information, see “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 82 of this prospectus.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our officers and directors are located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director, is located in Hong Kong. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon them or our sponsor, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. For further information, see “Risk Factors — Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.” on page 77 of this prospectus.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the combined company may face various legal and operational risks and uncertainties after the business combination. Further, due to the fact that our sponsor and certain management members are located outside of the United States, it may make us a less attractive partner to certain potential target businesses, including non-China-or non-Hong Kong-based target companies, and such perception may potentially limit or negatively impact our search for an initial business combination or may therefore make it more likely for us to consummate a business combination with a company based in or having the majority of its operations in the PRC and/or Hong Kong. Therefore, this may make it more difficult for us to complete an initial business combination with a target company within 12 months from the closing of this offering.

If we consummate an initial business combination with a company conducting its business in the PRC, we may operate in the PRC primarily through our PRC subsidiaries. We may also adopt a series of contractual arrangements with variable interest entities in the PRC (the “VIEs”), in which case (i) the VIEs will be PRC-based operations companies and our PRC subsidiaries will be shell companies and (ii) investors in our securities will not and may never directly own equity interest in the VIEs but will instead hold equity interest in a holding company of our PRC subsidiaries. For a detailed description of the risks associated with this potential corporate structure, please refer to risks disclosed under “Risk Factors — Risks Related to Acquiring and Operating Business in China.” Under the VIE arrangement, the dividends or other distributions to be paid by our PRC subsidiaries to their overseas holding company will depend on such PRC subsidiaries’ entitlement to substantially all of the economic benefits of the VIEs, which are typically in the form of services fees or license fees payable by the VIEs to our PRC subsidiaries under various VIE agreements. Such contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may be adversely affected if we experience difficulties in settling the amounts owed to our PRC subsidiaries by the VIEs. See “Summary — Our Company — Potential Legal and Operational Risks Associated with Acquiring a Company that does Business in China.” Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. However, since these statements and regulatory actions are new or have not been officially implemented, it is uncertain how soon Chinese legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our capability to acquire or merge with a company with major operations in China, and post-combination entity’s ability to conduct its business, accept foreign investments or list on an U.S. exchange or other foreign exchange. Accordingly, modified or new laws and regulations could result in a material change in the target company’s post-combination operations, significant depreciation of the value of our ordinary shares, or a complete limitation of our ability to offer or continue to offer our securities to investors.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which took effect on March 31, 2023. The Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Our company is a blank check company incorporated under the laws of the Cayman Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we believe we are not required to obtain permissions or approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China, or any other government entity, to issue our securities to foreign investors and to list on a U.S. exchange or operate our business. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, if we do not maintain applicable permissions or approvals, or if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, and we are denied permission and/or approvals, the relevant PRC government agencies could subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, the issuance of shares or the maintenance of our status as a publicly listed company outside China, and the post business combination entity’s PRC operations if our business combination target is a PRC target company. We may also be subject to registration with the CSRC following this offering pursuant to the Trial Administrative Measures. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If we do not maintain applicable permissions or approvals, if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, including pursuant to the Trial Administrative Measures, and we are denied permission and/or approvals from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect the interest of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching for a potential target company in China.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the target company and/or combined company will be required to go through the filing procedure to satisfy the filing requirements.    We cannot assure you that we will be able to complete such process and receive clearance from CSRC on time, if at all, which could adversely affect our potential business combination with a PRC operating business and the business, financial condition and results of operations of the combined company. See “Risk Factor — If we decide to consummate our initial business combination with a target business based in and primarily operating in China, we will be subject to the Trial Administrative Measures if the Company meets the following criteria: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and if required, we cannot assure you that we will be able to complete such process and receive clearance from CSRC on time, if at all.”

The PRC government has significant authority to exert influence on the ability of a China-based company to conduct its business, make or accept foreign investments or list on a U.S. stock exchange. For example, if we enter into a business combination with a target business operating in China, the combined company may face risks associated with regulatory approvals of the proposed business combination between us and the target, offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of the United States Public Company Accounting Oversight Board (“PCAOB”) inspection on its auditors or the auditors of the target business. In addition, the combined company may be subject to legal and operational risks associated with having substantially all of operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the combined company’s operations and the value of the securities of the combined company.

Furthermore, the PRC government may also intervene with or influence the combined company’s operations at any time as the government deems appropriate. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect our potential business combination with a PRC operating business and the business, financial condition and results of operations of the combined company. Any such action, once taken by the PRC government, could make it more difficult and costly for us to consummate a business combination with a target business operating in the PRC, result in material changes in the combined company’s post-combination operations and cause the value of the combined company’s securities to significantly decline, or become worthless, or significantly limit or completely hinder the combined company’s ability to offer or continue to offer securities to investors. For a detailed description of risks associated with being based in or acquiring a company that does business in China, see “Risk Factors — Risks Related to Acquiring and Operating a Business in China.”

In addition, we and our directors and officers who are based in or have significant ties to China may be subject to certain risks relating to regulatory oversight by the PRC government. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time through our directors and officers who are based in or have significant ties to China. This could significantly and negatively impact our search for a target business and the value of the securities we are offering for sale. See “Risk Factor — Since certain of our directors and officers are based in or have significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.”

On December 16, 2021, pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”), the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China and (ii) Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC (“SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, HYYH CPA. LLC, headquartered in Baltimore, Maryland, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in China or Hong Kong and was not identified in the determination report as a firm subject to the PCAOB’s determination.

In the event that we decide to consummate our initial business combination with a target business based in or primarily operating in China, if there is any regulatory change which prohibits the independent accountants from providing audit documentations located in mainland China or Hong Kong to the PCAOB for inspection or investigation or the PCAOB expands the scope of the Determination Report so that the target company or the combined company is subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection. This could limit or restrict our access to the U.S. capital markets and the trading of our securities on a national securities exchange or in the over-the-counter trading market in the U.S. may be prohibited and our securities may be delisted by such exchange under the HFCAA. Additionally, in June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Commission must impose an initial trading prohibition on the issuer’s securities from three years to two years. If the combined company’s auditor cannot be inspected by the PCAOB for two consecutive years, the trading of the securities on any U.S. national securities exchanges as well as any over-the-counter trading in the U.S. will be prohibited and our securities may be delisted by such exchange. See “Risk Factors — Certain existing or future U.S. laws and regulations may restrict or eliminate our ability to complete a business combination with certain companies, particularly those target companies in China.”

As an offshore holding company, if we acquire a target company that operates its business in China, we may use the proceeds of our offshore fund-raising activities to provide loans or make capital contributions to the PRC subsidiaries of the combined company, in each case subject to applicable regulatory requirements. The PRC subsidiaries may pay dividends to us out of their retained earnings. However, we will be subject to restrictions on dividend payments as current PRC regulations permit PRC subsidiaries to pay dividends to their parent only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, companies in China are mostly required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Entities in China may also be required to further set aside a portion of their after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from the State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries, to the parent company and U.S. investors as well as the ability to settle amounts owed under contractual agreements. Nonetheless, the funds held in our trust account are not held in China, they are held in U.S. dollars in the United States maintained by our trust agent, Vstock Transfer, LLC, and therefore shareholder redemption rights would not be impacted.

We are a blank check company with no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we have not made any transfers, dividends or distributions to any person or entity. We do not intend to distribute earnings or settle amounts owed until after the closing of the business combination. We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

Each of our insiders, including our sponsor, any affiliate of our sponsor, our directors or officers, may have interests that may be different from, in addition to or in conflict with yours. Since our sponsor, officers and directors and any other holder of our insider shares will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers and directors and any other holder of our insider shares directly or indirectly may profit substantially from a business combination as a result of their ownership of insider shares even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination, including in connection with the shareholder vote in respect thereto. In addition, if any of our insiders become aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. For further discussions on potential conflicts of interests between our insiders and the Company or the public shareholders, see “Proposed Business — Our Sponsor” and “Management — Conflicts of Interest” on pages 117 and 144 of the prospectus.

Prior to this offering, there has been no public market for our units, Class A ordinary shares, warrants or rights. We have applied to have our units listed on the NASDAQ Global Market, or NASDAQ, under the symbol “ALPXU” on or promptly after the date of this prospectus. The Class A ordinary shares, warrants, and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless D. Boral Capital informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, the Class A ordinary shares, warrants, and rights will be traded on NASDAQ under the symbols “ALPX,” “ALPXW,” and “ALPXR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 40 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, before Expenses, to us
Per Unit	$10.00	$0.12	$9.88
Total	$100,000,000	$1,200,000	$98,800,000

____________

(1)      Includes (i) $0.05 per unit sold, or $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), payable upon the closing of this offering, and (ii) $0.07 per unit sold, or $700,000 (or $805,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions that will be placed in the Trust Account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.07 multiplied by the number of public shares sold as part of the units in this offering, subject to adjustment as described in this prospectus. If no business combination is consummated, such deferred commissions will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred commissions. The table does not include certain other fees and expenses payable (or securities issuable) to the underwriters in connection with this offering. In addition, we have agreed to issue to the representative of the underwriters or its designee an aggregate of 200,000 Class A ordinary shares (or 230,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full), which we refer to herein as the “representative shares”, as part of representative compensation, which will be issued upon the consummation of this offering. See also “Underwriting” on page 185 of this prospectus for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into the Trust Account maintained by Equiniti Trust Company, LLC, acting as trustee. Such amount approximately includes $700,000, or $805,000 if the underwriters’ over-allotment option is exercised in full, payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to consummate a business combination within the required time period.

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about __________, 2026.

Sole Book-Running Manager

D. Boral Capital

The date of this prospectus is _______________, 2026

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to:

•        “we,” “us” or “our company” refers to Alpex Acquisition Corporation, a Cayman Islands exempted company;

•        “amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association to be adopted prior to the completion of this offering;

•        “China” and “PRC” refer to the People’s Republic of China, including, for the purposes of this prospectus, Macau and Hong Kong;

•        “Class A ordinary shares” refers to our class A ordinary shares, par value of $0.0001 each;

•        “Class B ordinary shares” refers to our class B ordinary shares, par value of $0.0001 each;

•        “Companies Act” refers to the Companies Act (Revised) of the Cayman Islands as the same may be amended and supplemented from time to time;

•        “equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for, ordinary shares of our company, including but not limited to a private placement of equity or debt;

•        “insider shares” refers to the 2,875,000 Class B ordinary shares held by our insiders prior to this offering (including up to an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);

•        “insiders” refers to the holders of insider shares prior to the offering, including our directors, officers, sponsor, and the sponsor director;

•        “letter agreements” refer to the agreements to be executed among us, our officers, directors and other insiders on the date that the registration statement is declared effective;

•        “management” or our “management team” are to our officers and directors;

•        “ordinary shares” are to our Class A ordinary shares and Class B ordinary shares, collectively;

•        “private units” refer to the units issued in a private placement simultaneously with the closing of this offering;

•        “private rights” refer to the rights underlying the private units;

•        “private shares” refer to the Class A ordinary shares, underlying the private units;

•        “public rights” refer to the rights underlying the public units;

•        “public shares” refer to Class A ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “private warrants” refer to the warrants underlying the private units;

•        “public shareholders” means the holders of the Class A ordinary shares which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our insiders, sponsor director, directors or officers to the extent that they purchase such public shares (except that our insiders will not have redemption or tender rights with respect to any public shares they own).

•        “public units” are to units sold in this offering, each consisting of one public share, one redeemable warrant, and one right to receive one-fourth of one Class A ordinary share;

•        “public warrants” refer to the warrants which are being sold as part of the units in this offering;

•        “representative shares” refer to 200,000 Class A ordinary shares (or up to 230,000 Class A ordinary shares to the extent that the underwriters’ over-allotment option is exercised in full or in part) to be issued to D. Boral Capital, and/or its designees, at the closing of this offering;

•        “sponsor” refers to Hugreat Ltd, a British Virgin Islands business company with limited liability;

•        “sponsor director” refers to Ms. Ningdi Shi, current sole director and shareholder of the sponsor;

•        “Trust Account” are to a trust account maintained by Equiniti Trust Company, LLC, as trustee, in the U.S. for the benefits of the public shareholders;

•        “US Dollars” and “$” refer to the legal currency of the United States;

•        “working capital units” are to units issuable upon conversion of working capital loans, if any, at $10.00 per unit, upon the consummation of the initial business combination.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to our insider shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the Cayman Islands on January 5, 2026 as an exempted company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our Insiders and Management

One of our insiders is our sponsor, Hugreat Ltd, a British Virgin Islands business company which is solely owned and controlled by Ms. Ningdi Shi.

The other insiders are officers and directors of the Company. We believe that with their experience and skillsets in sourcing, investing, and value-enhancement, we are well positioned in pursuing opportunities that will offer risk-adjusted returns.

Our officers, directors and director nominees are as follows:

Ms. Xiaolin Zheng has served as our Chief Executive Officer and Chairwoman of our Board of Directors since our inception. Ms. Zheng brings over a decade of experience in investment banking and private equity, with a strong focus on cross-border capital markets and strategic investments. Since March 2025, she has served as a director of Aurorizon Co., Limited, an AI technology and investment consulting company. From April 2021 to January 2024, Ms. Zheng served as a Partner at CE Innovation Capital, where she led equity investments and oversaw post-investment management for high-growth technology and innovation companies. Prior to that, from June 2017 to April 2021, Ms. Zheng was a Director of Strategic Investments at JD.com (Nasdaq: JD). In this role, she spearheaded international M&A and global strategy execution, managing the full deal cycle from structuring and valuation to post-merger integration. Earlier in her career, Ms. Zheng worked in bulge-bracket investment banking roles, including in the Technology, Media, and Telecommunications (TMT) group at Deutsche Bank (NYSE:DB) in Hong Kong from October 2011 to October 2014. Prior to that, she started her career as an Analyst at Bank of America Merrill Lynch (NYSE:BAC) in Hong Kong where she worked from July 2010 to October 2011. Ms. Zheng received a Bachelor of Business Administration with First Class Honours in Quantitative Finance from the National University of Singapore (NUS).

We believe that Ms. Zheng is qualified to serve on our board of directors based on her business and investment expertise.

Ms. Ying Xu serves as the Company’s Chief Financial Officer and a director since our inception. Ms. Xu has deep experiences in private equity and global capital markets. Since October 2025, Ms. Xu has served as Principal at Bits x Bites, where she leads new investment initiatives and drives strategic growth across portfolios. From November 2018 to Oct 2025, Ms. Xu served as Vice President at Eight Roads Capital, Fidelity’s principal investment arm, where she was responsible for early-stage and growth-stage investments in the technology and consumer sectors. From May 2017 to October 2018, Ms. Xu worked in corporate strategy and investment at JD.com (NASDAQ: JD), where she was responsible for strategic investment projects both overseas and within China. Earlier in her career, Ms. Xu served as an Investment Banking Analyst at Citigroup Global Markets Asia Limited from April 2014 to April 2016, where she worked on equity initial public offerings, mergers and acquisitions, debt capital markets transactions, and other investment banking activities. Since June 2025, she has served as a director of Beijing Yuehuo Catering Management Co., Ltd. Ms. Xu served as a director of Ruiyun (Shenzhen) Cold Chain Logistics Technology Co., Ltd. from July 2025 to December 2025. Ms. Xu received a Bachelor of Business Administration, with Distinction, from the Stephen M. Ross School of Business at the University of Michigan in December 2013.

We believe Ms. Xu is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. “Joy” Yi Hua will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Hua has more than 20 years of experience in capital markets, institutional investment management, finance, and accounting. Ms. Hua has served as the Chief Financial Officer and Chairwoman of the board of directors of Foxx Development Holdings Inc. (Nasdaq: FOXX), and the Chief Financial Officer of Foxx Development Inc., since September 2024. Previously, from March 2022 to September 2024, she was Chief Executive Officer, Chief Financial Officer and Chairwoman of Acri Capital Acquisition Corporation (Nasdaq: ACAC), which successfully completed the business combination with Foxx Development Inc. Since January 2023, Ms. Hua has served as the CEO of Bit Bay Technology Corporation, a US data center investment and management company. She has also served as the Managing Director of Serene View Capital LLC, an investment management and consulting firm, since June 2016.

Previously, in June 2018, Ms. Hua founded Cohere Education LLC, an online education start-up engaged in the distribution of STEAM curriculum and programs to K-12 and college students in the U.S. and China, and served as its CEO from June 2018 to October 2024. Before that, Ms. Hua co-founded and served as the Chief Operating Officer for MeshImpact LLC, a consulting firm focused on data analytics and machine learning solutions, between July 2016 and December 2018. Earlier in her career, Ms. Hua worked for CornerStone Partners LLC for 8 years from 2008 to 2016 where she managed private equity and real assets portfolios of over 3 billion US dollars for 12 non-profit clients. Ms. Hua started her investment career at UVIMCO, the organization that manages the University of Virginia’s endowment, from 2004 to 2008. Ms. Hua received her MBA from the University of Texas at Austin in 2003, and a B.A. in Economics from Shanghai University of Finance & Economics in 1997. She has been a CFA charter holder since 2004.

We believe Ms. Hua is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Xin Yue Jasmine Geffner will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Geffner has more than 20 years of experience in capital markets, mergers & acquisitions, management, finance and accounting. Ms. Geffner has been managing director of Hong Kong-based Austen Capital International Limited since May 2025 and its responsible officer for Type 4 (Advising on Securities) and Type 9 (Asset Management) licenses since August 2025, which were granted by the Hong Kong Securities & Futures Commission. She is currently an Executive Director and Chief Executive Officer of one of Austen Capital’s portfolio companies listed on the Hong Kong Stock Exchange, East Nova Holdings Limited (HKSE: 3626), since May 2025. Ms. Geffner is an independent director of Helport AI Limited (Nasdaq: HPAI) since August 2024 and an independent director of Aureus Greenway Holdings Inc. since November 2024. Ms. Geffner was previously an independent director of NWTN Inc. (Nasdaq: NWTN) from November 2022 to December 2024, Tristar Acquisition I Corp. (NYSE: TRIS) from August 2023 to August 2024, and China Finance Online Co. Limited (Nasdaq: JRJC) from May to November 2021, respectively.

Ms. Geffner had served as chief financial officer of various listed companies, including (i) Dorsett Hospitality International Services Limited (part of Far East Consortium International Limited (HKSE: 035)), from February 2019 to March 2025; (ii) GreenTree Hospitality Group Limited (NYSE: GHG), from October 2017 to December 2018; and (iii) Carnival Group International Holdings Limited (HKSE: 0996, delisted on December 7, 2023), from August 2014 to March 2016. She served as the vice president in charge of corporate finance and development in Asia Pacific with LeEco from October 2016 to August 2017. Apart from the aforementioned work experiences, Ms. Geffner also has experiences working in regional and international banks such as ANZ Hong Kong, HSBC and Crédit Agricole.

Ms. Geffner obtained her Bachelor of Business Administration with a major in international marketing and finance from City University of New York in 1994, and a Master of Business Administration degree majoring in finance and accounting from New York University in 1997. She is a certified public accountant in Washington State, USA as well as in Hong Kong and is also a chartered financial analyst.

We believe Ms. Geffner is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Yuanmei Ma will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Ma has significant experience in finance, mergers and acquisitions, and public company operations. From May 2024 to March 2026, Ms. Ma served as Chief Financial Officer and director of Charlton Aria Acquisition Corporation, a special purpose acquisition company, where she was responsible for financial management and merger and acquisition-related matters. She has also served as an independent director and audit committee chair of Intercont (Cayman) Limited since March 2025. From June 2024 to October 2024, Ms. Ma served as Chief Financial Officer and director of Thunder Power Holdings, Inc. (OTC: AIEV), a Taiwanese electronic vehicle developer, after the company’s business combination with Feutune Light Acquisition Corporation, a Delaware special purpose acquisition company (SPAC). Previously, she served as the Chief Financial Officer of Feutune Light Acquisition Corporation from January 2022 to June 2024. From June 2022 to August 2023, she served as Chief Financial Officer of Aiways Group, an electric vehicle company, where she was responsible for finance and merger and acquisition activities. Earlier in her career, Ms. Ma served as Chief Financial Officer of Fortune Rise Acquisition Corporation, a special purpose acquisition company, from February 2021 to December 2022, and as Chief Financial Officer of Mayrock Automotive, a commercial electric vehicle company, from September 2020 to June 2022, focusing on finance and merger-related matters. Ms. Ma received a Bachelor of Science in Accounting from Arkansas State University in December 1996. She received an Executive Master of Business Administration (EMBA) degree from INSEAD Business School in 2009 and an Executive Master of Business Administration (EMBA) degree from Tsinghua University in the same year.

We believe Ms. Ma is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Our Sponsor

Our sponsor, Hugreat Ltd, is a British Virgin Islands business company incorporated as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Ms. Ningdi Shi, a Chinese citizen and resident (the “sponsor director”), serves as the sponsor’s sole director and shareholder with 100% of the issued and outstanding shares of the sponsor.

Ms. Shi served as the general manager of Suzhou Chongcheng International Trade Co., Ltd., a company primarily engaged in domestic commodity trading and provides supply chain financial services, from December 2014 to October 2019. Other than this Company, neither Ms. Shi nor the sponsor has previously organized any SPAC or is currently involved in any other SPAC at this time.

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively. In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, aggregating 60,000 insider shares, immediately prior to the closing of offering. The insider shares held by our sponsor include an aggregate of up to 375,000 insider shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

Other than the foregoing, our sponsor is not expected to effect any direct transfer of the insider shares it held prior to the offering, and Ms. Shi is not expected to effect any indirect transfer of such insider shares by transferring any securities of the sponsor prior to the offering. As a result, prior to the offering, the sponsor holds 2,475,000 insider shares, or 86.1% of our issued and outstanding shares. Immediately after the offering, the sponsor is expected to hold 2,100,000 insider shares, or 84.0% of the issued and outstanding insider shares (without the exercise of the over-allotment option and assuming 375,000 insider shares forfeited as a result thereof).

The insider shares are identical to the Class A ordinary shares of the Company, except that (i) they will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) they are subject to certain transfer restrictions (see “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus); (c) prior to our initial business combination, only holders of the Class B ordinary shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the Class A ordinary shares.

In addition, our sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of the registration statement that this prospectus forms a part pursuant to which, (A) to vote its insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our sponsor has agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus).

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, which means that these securities will be transferable following the completion of our initial business combination.

Although our sponsor is not expected to effect any transfer of the insider shares or private units its holds during the relevant lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities): (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. Except for the contractual restriction of the lock-up, there is no other restriction on the sponsor or their beneficial owner’s ability to share, sell or otherwise dispose of part or all of the interests in our sponsor. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor by a securities holder of the sponsor to a third party, or the issuance of new securities of the sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very limited influence over the management of the Company. For further information, see “Risk Factor — Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.” on page 46 of this prospectus.

Following this offering, our sponsor will own a total of 2,100,000 insider shares and 180,000 private units, representing 17.7% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,821,000 for an aggregate of 2,280,000 shares, 180,000 warrants and 180,000 rights (which will be converted to 45,000 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or their affiliates have not received and will not receive any other form of compensation.

For a summary of the securities owned by the sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Purchase Price or Conversion Price Per Securities
Insider Shares(1)(2)	2,475,000	2,100,000	$0.01 per share
Private Units(3)	0	180,000	$10.00 per unit (including one private share and one private right)
Working Capital Units	0	Up to 300,000	$10 per working capital unit (including one working capital share and one working capital right)

____________

(1)      The insider shares are subject to lock up until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

(2)     Notwithstanding the lock-up terms, transfers are permitted: (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

(3)      The private units are subject to lock-up until 30 days following the closing of a business combination.

Upon the consummation of this offering, our insiders will own approximately 20.0% of our issued and outstanding ordinary shares (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). For further information about the adjustment of insider shares, see “Description of Securities — Ordinary Shares” on page 156 of this prospectus.

On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering. In addition, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

Our sponsor transferred 175,000 insider shares to Ms. Xiaolin Zheng, our Chairwoman, CEO and director, and 165,000 insider shares to Ms. Ying Xu, our CFO and director, and will transfer 20,000 insider shares to each independent director immediately prior to the closing of offering. In addition, we have entered into (i) an offer letter with Ms. Zheng on March 13, 2026, which provides that, during the term of her service as the CEO and Chairwoman of the Company and subject to certain conditions and milestones provided therein, Ms. Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000; and (ii) an offer letter with Ms. Xu on March 16, 2026, which provides that, during the term of her service as the CFO of the Company and subject to certain conditions and milestones provided therein, Ms. Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000. Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026; after the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. For further information about the source of the compensation, see “Use of Proceeds” on page 98 of this prospectus. Other than the foregoing and the ownership of insider shares by

Ms. Xiaolin Zheng, Ms. Ying Xu and the independent directors, our directors and officers have not received or will receive any other form of compensation upon the closing of the offering. See “Management — Executive Officer and Director Compensation” on page 141 of the prospectus.

Except as disclosed under this section, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of working capital units that may be converted from the working capital notes and the issuance of extension units that may be converted from the extension notes, will have dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factor — The conversion of any working capital notes or extension notes into working capital units or extension units may result in significant dilution to your public shares.” and “Risk Factor — We may issue additional ordinary or preferred shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.” on pages 60 and 43 of the prospectus.

Given that Ms. Ningdi Shi is a Chinese citizen and resident and has sole voting and investment discretion with respect to our shares held by our sponsor, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 82 of this prospectus.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our officers and directors are located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director, is located in Hong Kong. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon them or our sponsor, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. For further information, see “Risk Factors — Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.” on page 77 of this prospectus.

As more fully discussed in “Management — Conflicts of Interest” on page 144 of this prospectus, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

Background and Competitive Strengths

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms and consultants in order to source, acquire, and support the operations of the business combination target. For example, Ms. Xiaolin Zheng, our CEO and Chairwoman of the board of directors, has extensive experience in capital markets, equity investing, deal sourcing, and post-investment management, particularly in the technology sector. Ms. Ying Xu, our CFO and director, is an experienced investor specializing in cross-border investments within the technology and consumer sectors. Her expertise is further strengthened by capital market insights gained from her background in investment banking. The background of Ms. Xiaolin Zheng and Ms. Ying Xu will be instrumental in guiding our business combination search.

In addition, several members of our management team have extensive track record in corporate finance, public company governance, and SPAC transactions, with unique perspectives on evaluating and analyzing the financial health, strength, and potential of target companies. Ms. “Joy” Yi Hua, our independent director nominee, is a CFA charter holder with a solid background in investment management. Ms. Hua also lead Acri Capital Acquisition Corp (“ACAC”) as its chairwoman and chief executive officer to complete a business combination with Foxx Development Inc. in September 2024. Ms. Hua remains as the Chief Financial Officer of Foxx Development Holdings Inc, the post-combination entity (Nasdaq: FOXX). Ms. Xin Yue Jasmine Geffner, our independent director nominee, is a CFA charter holder and CPA with significant experience in finance, accounting, and internal audit, and has served as an independent director of multiple Nasdaq-listed companies. Ms. Yuanmei Ma, our independent director nominee, had served as chief financial officer of multiple SPACs and operating companies in the new energy and electric vehicle sectors, and holds a Bachelor of Accounting degree. They will contribute by providing unique and professional insights with regards to valuation of potential target(s), negotiation of transaction terms, and solicitation of transaction financing.

We believe that this combination of extensive relationships and expertise will make us a preferred partner for and allow us to source high-quality business combination targets. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Business Strategy and Acquisition Criteria

Our management team intends to focus on creating shareholder value by leveraging its experience in the management and operation of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are essential in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we consider it appropriate to do so:

•        Strong Management Team

We will seek to acquire those businesses with seasoned and strong managements having a track record of driving growth and profitability; or having business propositions that are likely to be well received by public investors. Our management team has cultivated deep relationships with leading global investment banks, top-tier private equity and venture capital firms, and major multinational technology companies. We intend to leverage these proprietary networks to source high-quality deal flow that may not be broadly available to the market.

•        High-Growth TMT, Consumer Technology, and Next-Generation Innovation Sectors

We intend to focus our business combination search on targets operating in sectors where our management team has a demonstrated track record of successful investments, including digital entertainment, interactive media, e-commerce ecosystems, and next-generation technologies such as AI-driven applications and smart hardware. We will seek to identify companies that have established proven monetization models and are positioned at an inflection point for accelerated growth.

•        Strong Market Positions and Underexploited Growth Potential

We intend to seek target companies that have established solid positions in their respective markets but possess significant underexploited expansion opportunities. This expansion can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets, and leveraging a U.S. public market listing as a platform to access global capital markets, broaden the target’s investor base, and enhance international brand visibility. Our management team has significant experience in executing cross-border M&A transactions and formulating global growth strategies, and we intend to draw on this expertise to help identify such targets and assist target management in assessing the strategic and financial fit for international expansion.

•        Long-term Revenue Visibility with Defensible Market Position

In management’s view, the target companies should be close to an anticipated inflection point, such as those companies requiring additional management expertise, those companies able to innovate by developing new products or services, or companies where we believe we have the ability to achieve improved profitability through an acquisition designed to help facilitate growth.

•        Benefits from Being a U.S. Public Company (Value Creation and Marketing Opportunities)

We intend to search target companies that we believe will help offer attractive risk-adjusted equity returns for our shareholders. Among other criteria, we expect to evaluate financial returns based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other value creation initiatives. We also plan to evaluate potential upside from future growth in the target business’ earnings and an improved capital structure. In addition, our management team’s experience in corporate strategic investments and operational management positions us to support the combined company in executing add-on acquisitions, optimizing capital structure, and integrating post-merger operations to drive long-term shareholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the U.S. Securities and Exchange Commission (the “SEC”).

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata portion of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them into their pro rata portion of the aggregate amount then on deposit in the Trust Account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We will have until 12 months from the consummation of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within such time period, unless we extend such period pursuant to our amended and restated memorandum and articles of association, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not previously released to us or necessary to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the warrants and rights will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the Trust Account and distribute the proceeds held therein to our public shareholders by way of redeeming their shares and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the Trust Account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. In the event of our liquidation and subsequent dissolution, the warrants and rights will expire and will be worthless.

Nevertheless, if we are unable to consummate our initial business combination within the period as provided in our governing documents then in effect and we do not seek or complete an extension of such period, we will be forced to liquidate the trust account and wind up. As a result, the insider shares and private shares held by our insiders including our sponsor will become valueless and will not be entitled to any liquidating distribution from our Trust Account and thereby become valueless, and our sponsor has contractually agreed pursuant to a written agreement with us to be liable to ensure that the proceeds in the Trust Account are no reduced by the claims of target businesses or claims of vendors or other entities that we owe money to. For more details of consequences to our sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination” on page 129 of the prospectus.

Pursuant to the NASDAQ listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the Trust Account balance. We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the Trust Account unless our board of directors cannot make such determination on its own.

In addition, while we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, insiders or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, insiders or their affiliates acquire a minority interest in the target business alongside our acquisition, provided in each case we, or a committee of independent directors, obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view. We are not required to obtain such an opinion in any other context.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such target business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants and rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. In addition, the amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

Other SPAC Involvement

Ms. “Joy” Yi Hua, our independent director nominee, served as Chairperson, Chief Executive Officer and Chief Financial Officer of Acri Capital Acquisition Corp. (Nasdaq: ACAC), a special purpose acquisition company incorporated in Delaware, from March 2022 to September 2024. On June 14, 2022, ACAC consummated its initial public offering of 8,625,000 units at $10.00 per unit, generating gross proceeds of $86,250,000, and simultaneously completed a private placement of 5,240,000 private placement warrants to its sponsor at $1.00 per warrant, generating additional gross proceeds of $5,240,000. On September 26, 2024, ACAC consummated its business combination with Foxx Development Inc., and, upon the closing, the combined company was renamed Foxx Development Holdings Inc (Nasdaq: FOXX). Ms. Hua remains as the Chief Financial Officer of FOXX, where she is responsible for finance and accounting, strategic planning, risk management, capital allocation, financial reporting, and regulatory compliance.

Ms. Xin Yue Jasmine Geffner, our independent director nominee, served as an independent director of Tristar Acquisition I Corp. (NYSE: TRIS), a special purpose acquisition company incorporated in Cayman Islands, from August 2023 to August 2024. On October 18, 2021, TRIS consummated its initial public offering of 20,000,000 units at $10.00 per unit, generating gross proceeds of $200,000,000, and simultaneously completed a private placement of 6,775,000 private placement warrants to its prior sponsor at $1.00 per warrant, generating additional gross proceeds of $6,775,000. On August 2, 2024, TRIS consummated its business combination with Helport AI Limited (Nasdaq: HPAI). Ms. Geffner remains as an independent director of HPAI after the business combination.

Ms. Yuanmei Ma, our independent director nominee, served as Chief Financial Officer and director of Charlton Aria Acquisition Corp. (Nasdaq: CHAR), a special purpose acquisition company incorporated in Cayman Islands, from May 2024 to March 2026. On October 25, 2024, CHAR consummated its initial public offering of 7,500,000 units at $10.00 per unit, generating gross proceeds of $75,000,000, and simultaneously completed a private placement of

240,000 units to its sponsor at $10.00 per unit, generating additional gross proceeds of $2,400,000. In connection with the offering, CHAR also issued 75,000 Class A ordinary shares to its underwriter representative as underwriting compensation. As of the date of this prospectus, CHAR is still in search of its target company for a business combination.

Ms. Ma also served as Chief Financial Officer of Fortune Rise Acquisition Corp. (Nasdaq: FRLA), a special purpose acquisition company incorporated in Cayman Islands, from February 2021 to December 2022. On November 5, 2021, FRLA consummated its initial public offering of 9,775,000 units at $10.00 per unit, generating gross proceeds of $97,750,000, and substantially concurrently completed a private placement of 545,500 shares of Class A common stock at $10.00 per share, generating additional gross proceeds of $5,455,000. On October 24, 2023, FRLA entered into a business combination agreement with Water on Demand, Inc. and related parties, which was amended on February 6, 2024 and terminated on December 9, 2024, after which FRLA ceased all operations other than those required to wind up its business.

Ms. Ma also served as the Chief Financial Officer of Feutune Light Acquisition Corporation (Nasdaq: FLFV), a special purpose acquisition company incorporated in Delaware, from January 2022 to June 2024. On June 21, 2022, FLFV completed its IPO of 9,775,000 units, including 1,225,000 units issued upon the partial exercise of the underwriters’ over-allotment option, raising gross proceeds of $97.75 million. Simultaneously, it completed a private placement of 498,875 private units for gross proceeds of approximately $4.99 million. On June 21, 2024, FLFV consummated its business combination with Thunder Power Holdings Limited, and the combined company was renamed Thunder Power Holdings, Inc (OTC: AIEV). Ms. Ma remained as the Chief Financial Officer of Thunder Power Holdings, Inc until October 2024.

For more details about the conflict of interests of our management, see “Management — Conflicts of Interest” starting on page 144 of this prospectus.

Emerging Growth Company Status and Other Information

We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

As a result, $100,000,000 (or up to $115,000,000 if the over-allotment option is exercised in part or in full) will be placed in the Trust Account, immediately following the offering. If we do not complete our initial business combination within 12 months from the closing of this offering, the proceeds from the sale of the offering and private units deposited into the Trust Account including interests (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) will be included in the liquidating distribution to the holders of our public shares.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Private Placements

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively (the “Transfers”). In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner and Yuanmei Ma aggregating 60,000 insider shares, immediately prior to the closing of this offering. We refer to these ordinary shares initially purchased by the sponsor throughout this prospectus as the “insider shares.” The insider shares held by our sponsor include an aggregate of up to 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20.0% of our issued and outstanding shares after this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering.

In addition, our sponsor has committed to purchase from us an aggregate of 180,000 private units at $10.00 per private unit (for a total purchase price of $1,800,000). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the private placement will be placed in the Trust Account. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in the Trust Account.

As a result, $100,000,000 (or up to $115,000,000 if the over-allotment option is exercised in part or in full) will be placed in the Trust Account, immediately following the offering. If we do not complete our initial business combination within 12 months from the closing of this offering, the proceeds from the sale of the offering and private units deposited into the Trust Account including interests (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) will be included in the liquidating distribution to the holders of our public shares.

Additionally, we have committed to issue D. Boral Capital LLC, or “D. Boral Capital”, the representative of the underwriters, 200,000 Class A ordinary shares (or up to 230,000 Class A ordinary shares if the underwriter’s over-allotment option is exercised in full), or the “representative shares,” at the closing of this offering. We refer to D. Boral Capital throughout this prospectus as the “underwriter”.

Following this offering, our sponsor will own a total of 2,100,000 insider shares and 180,000 private units, representing 17.7% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,821,000 for an aggregate of 2,280,000 shares, 180,000 warrants and 180,000 rights (which will be converted to 45,000 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or their affiliates have not received and will not receive any other form of compensation. For further information about compensation received or to be received by our sponsor, its affiliates or promoters, the amount of securities issued or to be issued to our insiders, see “Proposed Business — Our Sponsor” on page 117 of the prospectus.

Because our insiders acquired in aggregated amount of 2,875,000 insider shares at an average nominal price of $0.01 per share, upon the closing of this offering, your public shares will be significantly diluted. To illustrate, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum of maximum redemptions(4)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.83	4.90	3.45	0.84
Dilution to public shareholders	$2.17	$3.10	$4.55	$7.16

____________

(1)      The numbers set forth in this column assume that 2,369,047 public shares, or 25%, of the 9,476,190 public shares are redeemed.

(2)      The numbers set forth in this column assume that 4,738,095 public shares, or 50%, of the 9,476,190 public shares are redeemed.

(3)      The numbers set forth in this column assume that 7,107,142 public shares, or 75%, of the 9,476,190 public shares are redeemed.

(4)      The numbers set forth in this column assume that 9,476,190 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum redemptions(8)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.84	4.90	3.42	0.74
Dilution to public shareholders	$2.16	$3.10	$4.58	$7.26

(5)      The numbers set forth in this column assume that 2,745,172 public shares, or 25%, of the 10,980,690 public shares are redeemed.

(6)      The numbers set forth in this column assume that 5,490,345 public shares, or 50%, of the 10,980,690 public shares are redeemed.

(7)      The numbers set forth in this column assume that 8,235,517 public shares, or 75%, of the 10,980,690 public shares are redeemed.

(8)      The numbers set forth in this column assume that 10,980,690 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

For further information on the dilutive effect of the insider shares, see “Dilution” on page 103, and “Risk Factor — The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination” on page 58 of this prospectus.

The private shares underlying the private units are identical to the Class A ordinary shares included in the units being sold in this offering. However, our insiders have agreed, pursuant to written letter agreements with us, (A) to vote their insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares for cash or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus). The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except to certain permitted transferees as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus). We refer to such transfer restrictions throughout this prospectus as the lock-up.

If public units or shares are purchased by any of our directors, officers or insiders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto.

The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in a Trust Account in the United States maintained by Equiniti Trust Company, LLC, as trustee. If we do not complete our initial business combination within 12 months from the closing of this offering, the proceeds from the sale of the private units will be included in the liquidating distribution to the holders of our public shares.

Corporate Information

Our principal executive office is located at 300 Delaware Ave. Suite 210 #494, Wilmington, DE 19801, the United States, and our telephone number is (302) 251-6637.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these, and the other risks set forth in the section below entitled “Risk Factors” beginning on page 40 of this prospectus.

Securities offered

10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of one Class A ordinary share, one redeemable warrant, and one right.

Each whole redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Every four (4) rights entitle the holder to receive one Class A ordinary share upon consummation of our initial business combination.

Listing of our securities and proposed symbols

We anticipate the units, the Class A ordinary shares, warrants, and rights, once they begin separate trading, will be listed on the NASDAQ Global Market under the symbols “ALPXU,” “ALPX,” “ALPXW,” and “ALPXR,” respectively.

Each of the Class A ordinary shares, warrants, and rights may trade separately on the 52nd day following the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the Class A ordinary shares, warrants, and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the Class A ordinary shares, warrants, and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading Class A ordinary shares, warrants, and rights. No fractional rights will be issued upon separation of the units and only whole rights will trade. Unless you purchase four (4) units, you will not receive an ordinary share underlying the rights upon the consummation of the business combination.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if the underwriters has allowed separate trading of the Class A ordinary shares, warrants, and rights prior to the 52nd day following the date of this prospectus.

Units:
Number outstanding before this offering	0 unit
Number outstanding after this offering and private placement	10,180,000 units(1)
Ordinary shares:
Number issued and outstanding before this offering and the private placement	2,875,000 Class B ordinary shares(2)
Number to be issued and outstanding after this offering and sale of private units	10,380,000 Class A ordinary shares and 2,500,000 Class B ordinary shares(3)
Redeemable Warrants:
Number issued and outstanding before this offering and the private placement	0 warrant
Number to be issued and outstanding after this offering and sale of private units	10,180,000 warrants(4)
Exercisability

Each whole redeemable warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants for a whole number of shares.

Exercise price

$11.50 per share subject to adjustments as described in this prospectus. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. It is our current intention to have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective within 60 business days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the

____________

(1)      This number includes 10,000,000 public units and 180,000 private units.

(2)      This number includes an aggregate of up to 375,000 Class B ordinary shares held by our insiders that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

(3)      Assumes the over-allotment option has not been exercised and an aggregate of 375,000 Class B ordinary shares held by our insiders have been forfeited. Includes 2,500,000 Class B ordinary shares held by insiders, 10,000,000 Class A ordinary shares included in the public units, 200,000 representative shares, and 180,000 Class A ordinary shares included in the private units. If the over-allotment option is exercised in full, there will be a total of 11,917,500 Class A and 2,875,000 Class B ordinary shares issued and outstanding.

(4)      Assumes the over-allotment option has not been exercised, there will be a total of 10,180,000 warrants including 10,000,000 warrants included in the public units and 180,000 warrants included in the private units. If the over-allotment option is exercised in full, there will be a total of 11,687,500 warrants, including 11,500,000 warrants included in the public units and 187,500 warrants included in the private units.

warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 300 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 70 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Price or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise Period

The warrants will become exercisable on the later of 30 days after the completion of an initial business combination and one year from the effective date of this registration statement. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the initial business combination, or earlier upon redemption or liquidation.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable after the closing of our initial business combination, we will use our best efforts to file, and within 60 business days following the closing of our initial business combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by

Section 3(a)(9) of the Securities Act provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Notwithstanding the above, if our public shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption

We may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant:

•   at any time while the warrants are exercisable,

•   upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last sales price of our Class A ordinary shares equals or exceeds $18.00 per share, as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, for any 20 trading days within a 30 trading days period ending three business days before we send the notice of redemption, and

•   if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per share after the redemption notice is issued and such decrease in the Class A ordinary share price may not limit our ability to complete the redemption.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Class A ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Rights:
Number issued and outstanding before this offering and the private placement	0 right
Number to be issued and outstanding after this offering and sale of private units	10,180,000 rights(5)
Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-fourth of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each right will automatically be converted to receive the kind and amount of securities or properties of the surviving entity that each one-fourth of one Class A ordinary share underlying each right is entitled to upon consummation of the business combination subject to any dissenter rights under the applicable law. We will not issue fractional shares in connection with a conversion of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable Cayman Islands law. As a result, you must hold rights in multiples of four (4) in order to receive shares for all of your Class A ordinary shares underlying the rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

____________

(5)      Assumes the over-allotment option has not been exercised. Includes 10,000,000 rights included in the public units and 180,000 rights included in the private units. If the over-allotment option is exercised in full, there will be a total of 11,687,500 rights, including rights included in the public units and 187,500 private rights included in the private units.

Insider Shares

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively (the “Transfers”). In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, Yuanmei Ma aggregating 60,000 insider shares, immediately prior to the closing of offering.

The insider shares held by our insiders include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20.0% of our issued and outstanding shares after this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering.

The insider shares are identical to the Class A ordinary shares of the Company, except that (i) they will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) they are subject to certain transfer restrictions; (c) prior to our initial business combination, only holders of the Class B ordinary shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the Class A ordinary shares.

In addition, our sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of the registration statement that this prospectus forms a part pursuant to which, (A) to vote its insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares into the right to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our sponsor has agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus).

The holders of our insider shares and private units will be entitled to registration rights pursuant to a registration rights agreement to be signed on or prior to the effective date of this offering, requiring us to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.

Private placement at time of offering

Our sponsor has committed to purchase from us an aggregate of 180,000 private units at $10.00 per private unit (for a total purchase price of $1,800,000). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Equiniti Trust Company, LLC, as trustee.

Each private unit shall consist of one Class A ordinary share, one whole warrant, and one right. Each private warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein.

The private shares underlying the private units are identical to the Class A ordinary shares included in the units being sold in this offering. However, our insiders have agreed, pursuant to written letter agreements with us, (A) to vote their insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares for cash or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

The private units (including the underlying securities) will not be transferable, assignable or saleable until thirty (30) days after the completion of our initial business combination (except to certain permitted transferees as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Transfer restrictions on insider shares and private units

Our insiders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination, (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The private units (including the underlying securities) will not be transferable, assignable or saleable until at least 30 days following the completion of our initial business combination (except to certain permitted transferees), which means that these securities will be transferable after 30 days following the completion of our initial business combination.

We refer to such transfer restrictions on insider shares, private units and units issuable upon the conversion of certain working capital loans (including any underlying securities) throughout this prospectus as the lock-up.

Representative Shares

We will issue 200,000 Class A ordinary shares (or up to 230,000 Class A ordinary shares if the underwriters exercise their over-allotment option in full) to the representative or its designee, for nominal consideration. The representative has agreed to vote the representative shares in favor of any proposed business combination. The representative shares will be registered under the registration statement of which this prospectus forms a part. The Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such representative shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). The representative shares are deemed to be underwriters’ compensation by FINRA pursuant to FINRA Rule 5110. In addition, the representative has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our amended and restated memorandum and articles of association

Offering proceeds to be held in trust

The rules of NASDAQ provide that at least 90% of the gross proceeds from this offering and the sale of the private units be deposited in a Trust Account. An aggregate of $100,000,000 (or an aggregate of $115,000,000.00 if the over-allotment option is exercised in full) from the proceeds of this offering and the sales of the private units, or $10.00 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised in full or part), will be placed in a Trust Account in the United States, maintained by Equiniti Trust Company, LLC, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Such amount includes $700,000, or up to $0.07 per unit sold to the public in this offering (or $805,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions.

Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The remaining $665,000 of net proceeds of this offering will not be held in the Trust Account.

Except as set forth below, the proceeds in the Trust Account will not be released until the earlier of the completion of an initial business combination within the required time period or our entry into liquidation if we have not completed a business combination in the required time period. Therefore, unless and until an initial business combination is consummated, the proceeds held in the Trust Account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there will be released to us from the Trust Account any interest earned on the funds in the Trust Account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the Trust Account (estimated to initially be $665,000); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the Trust Account are insufficient, or to extend our life, our insiders, officers and directors or their affiliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the working capital notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension notes, to be repaid in cash or in extension units $10.00 per unit at the closing of our initial business combination. If we do not complete a business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available.

Limited payments to insiders

We have offered to and Ms. Xiaolin Zheng, our Chairwoman and CEO, has accepted an offer letter, dated March 13, 2026, which was effective (the “Term”) from January 23, 2026. The offer letter provides that, during the Term, Ms. Zheng shall receive monthly cash compensation of $7,500 from the date of the Term until the earlier of (a) the Term is concluded, or (b) the date on which a maximum of six (6) months of such monthly cash compensation has been paid.

We have offered to and Ms. Ying Xu, our CFO, has accepted an offer letter, dated March 16, 2026, which sets out the same Term as the offer letter for Ms. Xu. The offer letter provides that, during the Term, Ms. Xu shall receive monthly cash compensation of $5,000 from the date of the Term until the earlier of (a) the Term is concluded, or (b) the date on which a maximum of six (6) months of such monthly cash compensation has been paid.

Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026; after the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. For further information about the source of the compensation, see “Use of Proceeds” on page 98 of this prospectus.

Except the foregoing, prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our insiders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•   repayment at the closing of this offering of an aggregate of up to $500,000 of loans made by our sponsor;

•   repayment at the closing of this offering of loans which may be made by our insiders, officers, directors or any of its or their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined; and

•   reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Conditions to completing our initial business combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of shareholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining shareholder approval. Although shareholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our shareholders without permitting our shareholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our shareholders (for example, if such a modification were necessary to complete a business combination).

Shareholder approval of, or tender offer in connection with, initial business combination

In connection with any proposed initial business combination, we will either (1) seek shareholder approval of such initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them into their pro rata share of the aggregate amount then on deposit in the Trust Account. If we determine to engage in a tender offer, such tender offer will be structured so that each public shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 upon consummation of the proposed business combination, we will not consummate such initial business combination. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Securities

Exchange Act of 1934, as amended, or Exchange Act, which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

However, if we seek to consummate a business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the Trust Account upon consummation of such business combination, the net tangible asset requirement may limit our ability to consummate such a business combination and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our insiders, officers and directors, have agreed (i) to vote their insider shares, private shares and any public shares purchased in or after this offering in favor of any proposed business combination and (ii) not to redeem any shares (including the insider shares or private shares) in connection with a shareholder vote to approve, or sell their shares to us in any tender offer in connection with, a proposed initial business combination. In addition, the representative has agreed to vote the representative shares in favor of any proposed business combination.

Assuming the over-allotment option is not exercised and the insiders do not purchase any units in this offering or units or shares in the after-market, our insiders including our sponsor, directors, and officers, and the representative collectively represent 22.4% of issued and outstanding ordinary shares on converted basis. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares, private shares and representative shares, we would need additional 1,413,334 public shares to vote in order to obtain a quorum which will be, pursuant to the amended and restated memorandum and articles of association that we will adopt prior to the completion of this offering, one-third (1/3) of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, the votes controlled by our insiders and the representative would be sufficient to approve our initial business combination, and we may be able to complete our initial business combination even if none of our public shareholders vote in favor of the initial business combination, or (ii) assuming all issued and outstanding shares are present and voted, we would need additional 3,560,001, or 35.6%, of the 10,000,000 public shares sold in this offering to be voted in favor of a transaction (none of our officers, directors, insiders or their affiliates has indicated any intention to purchase units in this offering or any units or Class A ordinary shares in the open market or in private transactions (other than the private units)). Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in this prospectus).

However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. There is no limit on the number of shares that may be purchased by the insiders. Any purchases would be made in compliance with federal securities laws, including the fact that all material information will be made public prior to such purchase, and no purchases would be made if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Redemption rights

In connection with a business combination, public shareholders will have the right to redeem their public shares for cash at an amount equal to (1) the number of public shares being redeemed by such public holder divided by the total number of public shares multiplied by (2) the amount then in the Trust Account (initially $10.00 per share) plus a pro rata portion of any interest earned on the funds held in the Trust Account less any amounts necessary to pay our taxes. At any meeting called to approve an initial business combination, public shareholders may elect to redeem their share regardless of whether they vote for or against, or abstain from voting on, the proposed business combination.

Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we may require public shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to redeem to our transfer agent or to deliver the shares they are seeking to redeem to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $120 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the conversion price, it could sell its shares in the open market before actually delivering its shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to redeem is irrevocable once the business combination is completed.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only five clear days’ notice for each general meeting; provided, however, that in the case of a general meeting convened in connection with a business combination, at least twenty (20) calendar days’ notice is required. As a result, if we require public shareholders who wish to redeem their ordinary shares into the right to receive a pro rata portion of the funds in the Trust Account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their ordinary shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders.

For relevant discussion on potential risks associated with the redemption rights, see “Risk Factors — In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights” and “If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.” on pages 57 of this prospectus.

Once the shares are tendered by the holder, and effectively redeemed by us under the Cayman Islands law, the transfer agent will then update our Register of Members to reflect all redemptions and cancel such shares.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against, or abstain from voting on, our business combination.

Redemption rights in connection with proposed amendments to our amended and restated articles of association

Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the Trust Account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by holders of at least two-thirds (2/3) of our ordinary shares entitled to vote thereon, subject to applicable provisions of the Cayman Islands law, or the Companies Act, or applicable stock exchange rules. Corresponding provisions of the trust agreement governing the release of funds from our Trust Account may be amended if approved by holders of two-thirds (2/3) of our ordinary shares entitled to vote thereon. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination or that would entitle holders to receive funds from the Trust Account. Our insiders, who will collectively beneficially own 20.68% of our ordinary shares upon the closing of this offering (assuming the over-allotment option is not exercised and they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose.

Our insiders have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) divided by the number of then issued and outstanding public shares. Our insiders have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to any insider shares, private shares, and any public shares held by them in connection with the completion of our initial business combination and to waive their redemption rights with respect to their insider shares, private shares, and public shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

Release of funds in Trust Account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the Trust Account will be released to us. We will use these funds to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights” on page 30 of this prospectus, to pay the underwriters their deferred underwriting compensation, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt instruments, or not all of the funds released from the Trust Account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for the maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.

Automatic liquidation if no business combination

As described above, if we fail to consummate a business combination within 12 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution.

The amount in the Trust Account (including the deferred underwriting compensation) under the Companies Act will be available for distribution under the Companies Act provided that immediately following the date on which the proposed distribution is to be made, we are able to pay our debts as they fall due in the ordinary course of business, and the value of the Company’s assets exceed its liabilities. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the Trust Account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses).

Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as voidable transaction in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

The holders of the insider shares and private units will not participate in any liquidation distribution with respect to such securities. Our sponsor has contractually agreed pursuant to a written agreement with us that, if we liquidate the Trust Account prior to the consummation of a business combination, it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor did not exceed the amount of funds available to us outside of the Trust Account, our sponsor would not have any obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, the only exceptions to our sponsor’s obligations to pay such claim would be if the party executed an agreement waiving any right, title, interest or claim of any kind it has in or to any monies held in the Trust Account.

We cannot assure you that our sponsor will be able to satisfy these obligations if it is required to do so. Therefore, we cannot assure you that the per-share redemption price from the Trust Account, if we liquidate the Trust Account because we have not completed a business combination within the required time period, and assuming that we do not extend our life beyond 12 months prior to a business combination, will not be less than $10.00.

Up to $100,000 of interests of the trust fund will be released to us to pay dissolution expenses including the liquidation expenses of Trust Account. If we incur additional dissolution or liquidation expenses in excess of $100,000, our sponsor has contractually agreed to advance us additional funds necessary to complete such liquidation and has contractually agreed not to seek repayment for such expenses.

The underwriters have agreed to waive their rights to the deferred underwriting discounts and commissions held in the Trust Account in the event we do not consummate a business combination within 12 months from the closing of this offering and in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our public shares.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Audit Committee” on page 142 of this prospectus.

Conflicts of Interest

•   Our insiders will directly or indirectly own 2,875,000 insider shares (up to 375,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•   The $0.01 per share price that our insiders paid for the insider shares creates an incentive whereby our sponsor, directors and officers could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•   In the event we do not consummate a business combination within the prescribed period, the insider shares, private units and their underlying securities will expire worthless, which could create an incentive for our insiders to complete any transaction, regardless of its ultimate value.

•   Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•   Each of our insiders presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

•   In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, our officers or directors may present a potential target to our competitor that would have been presented to us or devote time to their other business affairs which may have a negative impact on our ability to complete our initial business combination.

•   Our sponsor, officers and directors may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

•   Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence.

•   Our sponsor, officers and directors, may receive certain reimbursement or repayment of loans that may be dependent on the closing of our initial business combination. For more details, see “Prospectus Summary — Limited payments to insiders” on page 26 of this prospectus.

For more information, see “Management — Conflicts of Interest” on page 144 of this prospectus.

RISKS FACTORS SUMMARY

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419” on page 132 of this prospectus. You should carefully consider these, and the other risks set forth in the section entitled “Risk Factors” beginning on page 40 of this prospectus.

Such risks include, but are not limited to:

Risks Associated with Our Business

•        Certain of our officers and directors are located in or have significant ties to China, which may make it more difficult for us to consummate an initial business combination.

•        Since certain of our directors and officers are based in or have significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

•        If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 12 months before receiving liquidation distributions.

•        We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

•        Holders of warrants or rights will not have redemption rights if we are unable to complete an initial business combination within the required time period.

•        Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

•        The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary shares at such time is substantially less than $10.00 per share.

•        Our outstanding warrants and rights may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

•        You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

•        The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

Risks Associated with Acquiring and Operating a Business Outside of the United States

•        Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

•        Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

•        If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

•        Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.

•        We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Risks Associated with Acquiring and Operating a Business in China

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.

•        The PRC government exerts substantial influence over the manner in which we conduct our business activities if we pursue a business combination with a China-based business. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations and the value of our securities, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

•        The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination with a China-based business.

•        If, after our initial business combination, substantially all of our assets will be located in China and substantially all of our revenue will be derived from our operations there, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China as well as litigation and publicity surrounding China-based companies listed in the United States.

•        Agreements we may enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

•        Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may increase the cost of our initial business combination with a China-based business and could even result in our inability to consummate an initial business combination with a China-based business.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

Balance Sheet Data:	March 15, 2026
	Actual	As Adjusted
Working capital (deficiency)(1)	$(170,102)	461,898
Total assets(2)	$117,000	100,611,898
Total liabilities(3)	$170,102	850,000
Value of ordinary shares subject to possible redemption(4)	$—	100,000,000
Shareholders’ deficit(5)	$(53,102)	(238,102)

____________

(1)      The “as adjusted” calculation includes $665,000 in cash held outside the Trust Account, minus $150,000 over-allotment liability, plus $(53,102) of actual shareholder’s deficit as of March 15, 2026.

(2)      The “as adjusted” calculation includes $ $100,000,000 cash held in trust from the proceeds of this offering and the sale of the private units, plus $ $665,000 in cash held outside the Trust Account, plus $(53,102) of actual shareholder’s deficit as of March 15, 2026.

(3)      The “as adjusted” calculation includes $700,000 of deferred underwriting commissions, plus $150,000 over-allotment liability.

(4)      The “as adjusted” amount includes all Class A ordinary shares included in the units sold in this offering, assuming the over-allotment option is not exercised. The Class A ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be subsequently accredited at redemption value.

(5)      The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination ($10.00 per share). Excludes 10,000,000 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination.

If no business combination is completed within 12 months from the consummation of this offering, the proceeds then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the Trust Account (less up to $100,000 of interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any insider shares and private shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a blank check company with no operating history and no revenues, and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to consummate a business combination.

Recent increases in inflation in the United Stated and elsewhere may be leading to increased price volatility in publicly traded securities, including ours, and may lead to other national, regional and international economic disruptions, any of which could make it more difficult for us to consummate a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern”.

As of March 15, 2026, we have incurred and expect to continue to incur significant costs in pursuit of this offering as well as our acquisition plans following this offering respectively. Management’s plans to address this need for capital through this offering are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 109 of this prospectus. Our plans to raise capital and to consummate our initial business combination may not be successful. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

Certain of our officers and directors are located in or have significant ties to China, which may make it more difficult for us to consummate an initial business combination.

Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director nominee, is located in Hong Kong. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. If we decide to consummate our initial business combination with a target business based in and primarily operating in China, the combined company may face various legal and operational risks and uncertainties after the business combination. Further, due to the fact that certain of our executive officers and directors are located in or have significant ties to China, it may make us a less attractive partner to certain potential target businesses, including non-China-or non-Hong Kong-based target companies, and such perception may potentially limit or negatively impact our search for an initial business combination or may therefore make it more likely for us to consummate a business combination with a company based in or having the majority of its operations in the PRC and/or Hong Kong. Therefore, this may make it more difficult for us to complete an initial business combination with a target company within 12 months from the closing of this offering.

Since certain of our directors and officers are based in or have significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of our directors’ and officers’ search for a target company. The Chinese government may intervene or influence our operations at any time through our directors and officers who are based in or have significant ties in China, which could result in a material change in our search for a target business and the value of the securities we are offering. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate.

We and our directors and officers who are based in or have significant ties to China may be subject to certain risks relating to regulatory oversight by the PRC government. This may significantly limit our ability to search for candidates for our initial business combination. In particular, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be adopted quickly with little advance notice. The Chinese government may also intervene or influence our search for a target business or the completion of an initial business combination at any time through our directors and officers who are based in or have significant ties to China. This could significantly and negatively impact our search for a target business and the value of the securities we are offering for sale.

We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we do not believe we are required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted or to conduct this offering and offer securities to foreign investors. As of the date of this prospectus, we and our directors and officers have not applied for or received any permission or approvals for this offering or for our search for an initial business combination target company post offering. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering and a potential business combination with a target business based in and primarily operating in China. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we or our post-business combination company may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our units. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If we are unable to complete our initial business combination within prescribed time frame, we may further extend the time period that we need to complete the initial business combination provided that we have sought and obtained an approval from our shareholders for such extension by amending our amended and restated memorandum and articles of association and provided public shareholders with the opportunity to redeem their public shares in connection with such extension.

We will have 12 months from the consummation of this offering in which to complete a business combination. If we cannot complete our initial business combination within prescribed time frame, we may seek to further amend our then existing amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination. As provided in our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may be amended if approved by holders of at least two-thirds of such company’s shares as being entitled to attend and vote at a general meeting or by way of unanimous written resolution, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares. We cannot guarantee that we will be able to complete our initial business combination within the time period given by our amended and restated memorandum and articles of association, and, if not, predict the length of the extended time period that we may seek under the amendment to our then existing memorandum and articles of association, as that may depend on the nature and complexity of the initial business combination, the progress we will have made with regard to the initial business combination by the time we seek additional extension, and other factors (including regulatory factors that may delay our initial business combination) beyond our control.

If we are unable to consummate a business combination, our public shareholders may be forced to wait more than 12 months before receiving liquidation distributions.

We will have 12 months from the consummation of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought to redeem their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, you may be forced to sell your securities potentially at a loss.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable target business and complete our initial business combination within the completion window. An increasing number of SPACs have liquidated beginning in the second half of 2022 due to an inability to complete an initial business combination within their allotted time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. In such case, our public shareholders may only receive $10.00 per share. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” on page 47 of this prospectus and other risk factors herein.

The requirement that we complete an initial business combination within a specific period of time may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

We have 12 months from the consummation of this offering to complete an initial business combination. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any other target business. This risk will increase as we get closer to the time limits referenced above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, restrict the use of interest earned on the funds held in the Trust Account and require us to complete a business combination within 12 months from the closing of the offering. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the Trust Account prior to the completion of a business combination and we may have more time to complete an initial business combination. For a more detailed comparison of this offering to offerings that comply with Rule 419, see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419” on page 132 of this prospectus.

We may issue additional ordinary or preferred shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Pursuant to our amended and restated memorandum and articles of association that we will adopt prior to the completion of this offering, we will be authorized to issue 400,000,000 Class A ordinary shares, par value of $0.0001 each, 90,000,000 Class B ordinary shares, par value of $0.0001 each, and 10,000,000 preferred shares, par value of $0.0001 each. Immediately after this offering, there will be 10,380,000 Class A ordinary shares and 2,500,000 Class B ordinary shares (assuming, in each case, that the underwriters have not exercised their over-allotment option and 375,000 insider shares have been forfeited as a result) issued and outstanding. As a result, there will be 389,620,000 unissued Class A ordinary shares, 87,500,000 unissued Class B ordinary shares and 10,000,000 unissued preferred shares available for issuance, respectively, which amount does not take into account the Class A ordinary shares reserved for issuance upon exercise of any outstanding warrants or the Class A ordinary shares reserved for issuance upon conversion of any outstanding rights. Immediately after the consummation of this offering, there will be no preferred shares issued and outstanding.

Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary shares or preferred shares or debt securities, or a combination of thereof, to complete a business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). However, our insiders, officers and directors have agreed, pursuant to written letter agreements with us, (A) to vote their insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

The issuance of additional ordinary shares or preferred shares:

•        may significantly reduce the equity interest of investors in this offering;

•        may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•        may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

•        our inability to pay dividends on our ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and

•        other disadvantages compared to our competitors who have less debt.

The provisions of our amended and restated memorandum and articles of association that relate to the rights of holders of our Class A ordinary shares (and corresponding provisions of the agreement governing the release of funds from our Trust Account) may be amended with the approval of a special resolution which requires the approval of the holders of at least two-thirds of our shareholders as being entitled to attend and vote at a general meeting of the Company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to the rights of a company’s shareholders, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. Our amended and restated memorandum and articles of association provide that any of its provisions related to the rights of holders of our Class A ordinary shares (including the requirement to deposit proceeds of this offering and the sale of the private units into the Trust Account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein), may be amended if approved by special resolution, meaning holders of at least two-thirds of our shareholders who attend and vote at a general meeting of the Company for which notice specifying the intention to propose the resolution as a special resolution has been given, or by a unanimous written resolution of all of our shareholders, and corresponding provisions of the trust agreement governing the release of funds from our Trust Account may be amended if approved by holders of at least 65% of our ordinary shares; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by at least 90% of our shareholders (which shall include a simple majority of the holders of Class B ordinary shares) who attend and vote at a general meeting of the Company for which notice specifying the intention to propose the resolution as a special resolution has been given, or by a unanimous written resolution of all of our shareholders. Our sponsor and its permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, approximately 20% of our Class A ordinary shares upon the closing of this offering (not including the private shares and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our insiders, executive officers and directors have agreed, pursuant to agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares. Our shareholders are not parties to, or third party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our insiders, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to our initial business combination as long as we have Class B ordinary shares issued and outstanding.

Prior to our initial business combination, pursuant to our amended and restated memorandum and articles of association, only holders of Class B ordinary shares, or insider shares will have the right to vote on the appointment of directors. Holders of our Class A ordinary shares will not be entitled to vote on the appointment of directors as long as we have Class B ordinary shares issued and outstanding. In addition, prior to our initial business combination, only holders of a majority of our Class B ordinary shares may remove a member of the board of directors for any reason. Accordingly, holders of Class A ordinary shares may not have any say in selecting management of our company prior to the consummation of an initial business combination as long as we have class B ordinary shares issued and outstanding.

Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.

Our sponsor, Hugreat Ltd, is a British Virgin Islands company, whose sole director and shareholder is Ms. Ningdi Shi. Although our sponsor is not expected to effect any direct or indirect transfer of the insider shares or private units it holds during the applicable lock-up terms, and the sponsor is not expected to effect any indirect transfer of the securities it holds in the sponsor during the applicable lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities): (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor or of the sponsor from the holders of such securities to a third party, or the issuance of new securities of the sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very influence over the management of the Company.

In the case that our sponsor, Ms. Shi or our management divest such person’s ownership or economic interests in us or in the sponsor, as the case may be, before a prospective target business is identified or an initial business combination is consummated, third parties may assume control over the sponsor or the management of the Company. Such changes may deprive us of key personnel or advisors of the Company, including Ms. Shi, which may materially and adversely affect the Company’s ability to consummate initial business combination and the value of your investment in the Company. In addition, because public shareholders would not have had the opportunity to consider the identities of the persons obtaining control over us before such persons assume control, they may have limited influence over the management of the Company.

In addition, in the case that third parties assume control over the sponsor, or if new management or directors are appointed to the Company, the new directors, officers or insiders of the Company may, among other things, seek to change the business combination strategies, criteria or focus of the Company, or leverage their business background, experience, or network to seek target businesses for business combinations. Any such change may not align with the public shareholders, but the public shareholders may be deprived of any opportunities to influence such changes, except when they are presented with the opportunities to redeem their shares in connection with any shareholder vote or vote their shares on a proposed initial business combination. Further, there is no assurance that the new directors, officers or insiders of the Company may find a suitable target business and complete our initial business combination within the completion window, and we may be forced to liquidate and dissolve.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash (or purchase in any tender offer) a significant number of shares from redeeming shareholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

The redemption of a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of redemption rights until we liquidate or you are able to sell your shares in the open market.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption price received by shareholders may be less than $10.00.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the monies held in the Trust Account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate the Trust Account before the completion of a business combination, our sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and which have not executed a waiver agreement. However, it may not be able to meet such obligation. Therefore, the per-share redemption price from the Trust Account in such a situation may be less than $10.00, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, or if we otherwise enter compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we may not be able to return to our public shareholders at least $10.00 per share.

If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Holders of warrants or rights will not have redemption rights if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the Trust Account, the warrants and rights will expire and holders will not receive any of such proceeds with respect to the warrants or rights.

We have no obligation to net cash settle the warrants or rights.

If we are unable to complete an initial business combination within the required time period and we redeem and distribute the funds held in the Trust Account, the warrants or rights will expire and holders will not receive any of such proceeds with respect to the warrants or rights.

If we do not maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the redeemable warrants, public holders will only be able to exercise such redeemable warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the redeemable warrants for cash.

Except as set forth below, if we do not maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” provided that an exemption from registration is available. As a result, the number of Class A ordinary shares that a holder will receive upon exercise of its warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless.

An investor will only be able to exercise warrants if the issuance of Class A ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable for cash and we will not be obligated to issue Class A ordinary shares unless the Class A ordinary shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the Class A ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Because each unit contains one right with four rights to receive one Class A ordinary share, the units may be worth less than units of other blank check companies.

Each unit contains one Class A ordinary share, one redeemable warrant, and one right to receive one-fourth of one Class A ordinary share. Accordingly, you must hold rights in multiples of four in order to receive shares underlying the rights upon the consummation of our initial business combination. This is different from other offerings similar to ours whose units include one ordinary share, one redeemable warrant to purchase one whole share, and one right to receive one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the rights upon completion of an initial business combination since the rights will be converted in the aggregate for one-fourth of the number of shares compared to units that each contain one right to receive one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a right to receive one whole share.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders of public warrants.

Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. There exists uncertainty as to whether a court would enforce such provision and that the investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, including by increasing the cost of such lawsuits to a warrant holder, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We are not limited to those locations and may consummate a business combination with a company in any location or industry we choose. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a company in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account and less any interest earned thereon that is released to us for our taxes) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies with which we may complete a business combination. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the Trust Account.

If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the Trust Account.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of our key personnel, at least until we have consummated our initial business combination. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place or be hired after consummation of the business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may not have significant experience or knowledge regarding the jurisdiction or industry of the target business we may seek to acquire.

As our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, we may consummate a business combination with a target business in any geographic location or industry we choose. We cannot assure you that our officers and directors will have enough experience or have sufficient knowledge relating to the jurisdiction of the target or its industry to make an informed decision regarding a business combination. If we become aware of a potential business combination outside of the geographic location or industry where our officers and directors have the most experience, our management may retain consultants and advisors with experience in such industries to assist in the evaluation of such business combination and in our determination of whether or not to proceed with such a business combination. However, our management is not required to engage consultants or advisors in any situation. If they do not engage any consultants or advisors to assist them in the evaluation of a particular target business or business combination, our management may not properly analyze the risks attendant with such target business or business combination. Even if our management does engage consultants or advisors to assist in the evaluation of a particular target business or business combination, we cannot assure you that such consultants or advisors will properly analyze the risks attendant with such target business or business combination. As a result, we may enter into a business combination that is not in our shareholders’ best interests.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements or other arrangements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

Our officers and directors may allocate their time to other businesses and may become officers or directors of other special purpose acquisition companies including a special purpose acquisition company that certain of our directors are currently serving as officer and directors of, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs and whether to present a target to us instead of our competitors. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors have fiduciary duties to dedicate substantially all their business time to their respective affairs and their respective portfolio companies. However, this responsibility does not require any of our officers or directors to commit his or her full time to our affairs in particular, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses, including other business endeavors for which he or she may be entitled to substantial compensation. Furthermore, our officer and directors may become an officer or director of another special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act even before we enter a definitive agreement regarding our initial business combination. We do not intend to have any full-time employees prior to the completion of our initial business combination. Our independent directors also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs; or if they have fiduciary duty to present a target company to our competitor instead of us, which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, see “Management — Conflicts of Interest” on page 144 of this prospectus.

Our officers and directors have pre-existing fiduciary and contractual obligations and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors have pre-existing fiduciary and contractual obligations to other companies, including other companies that are engaged in business activities similar to those intended to be conducted by us. Accordingly, our officers and directors may participate in transactions and have obligations that may be in conflict or competition with our consummation of our initial business combination. As a result, a potential target business may be presented by our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. For a more detailed description of the pre-existing fiduciary and contractual obligations of our management team, and the potential conflicts of interest that such obligations may present, see “Management — Conflicts of Interest” on page 144 of this prospectus.

Our officers’ and directors’ personal and financial interests may influence their motivation in determining whether a particular target business is appropriate for a business combination.

Our officers and directors have waived their right to redeem (or sell to us in any tender offer) their insider shares or any other ordinary shares acquired in this offering or thereafter (although none of these insiders have indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their insider shares upon our liquidation if we are unable to consummate our initial business combination. Our sponsor has also waived its right to redeem (or sell to us in any tender offer) its private shares or any other ordinary shares acquired in this offering or thereafter (although it has not indicated any intention to purchase units in this offering or thereafter), or to receive distributions with respect to their private shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, these securities will be worthless if we do not consummate our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

Our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares, warrants or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

Our sponsor, directors, officers, advisors or their affiliates may purchase shares, public warrants or public rights or a combination thereof, in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. Moreover, none of the funds in the Trust Account would be used to purchase shares, public warrants or public rights in such transactions. See “Proposed Business — Permitted Purchases of Our Securities” on page 127 of this prospectus for a description of how our sponsor, directors, officers or any of their affiliates will select which shareholders to purchase securities from in any private transaction.

Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately-negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants or public rights could be to reduce the number of public warrants or public rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our ordinary shares, public warrants or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our sponsor, directors, officers or their affiliates were to purchase shares, warrants or rights from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

•        the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s sponsor, directors, officers, advisors or their affiliates may purchase shares, warrants or rights from public shareholders outside the redemption process, along with the purpose of such purchases;

•        if the Company’s sponsor, directors, officers, advisors or their affiliates were to purchase shares, warrants or rights from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

•        the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

•        the Company’s sponsor, directors, officers or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

•        the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

i.       the amount of the Company’s securities purchased outside of the redemption offer by the Company’s sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

ii.      the purpose of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates;

iii.     the impact, if any, of the purchases by the Company’s sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

iv.      the identities of Company security holders who sold to the Company’s sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s sponsor, directors, officers, advisors or their affiliates; and

v.       the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with.

Members of our management team may in the future be involved in governmental investigations and civil litigation relating to the business affairs of companies with which they are, were or may in the future be affiliated with. Any such investigations or litigations may divert our management team’s attention and resources away from searching for an initial business combination, may be detrimental to our reputation, and thus may negatively affect our ability to complete an initial business combination.

We may become involved in litigation that may materially adversely affect us.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we believe that we have meritorious claims or defenses. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. We may be the target of this type of litigation in the future.

Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject us to significant liabilities.

Members of our management team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, are, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, are or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Our insiders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our founders or their respective affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

NASDAQ may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the NASDAQ Global Market, a national securities exchange, upon consummation of this offering. Although, after giving effect to this offering, we expect to meet on a pro forma basis the minimum initial listing standards of NASDAQ, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on NASDAQ in the future or prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that NASDAQ will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

We may only be able to complete one business combination with the proceeds of this offering. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our public shareholders to exercise their redemption rights or sell their public shares to us in a tender offer may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights or seek to sell their public shares to us in a tender offer, we may either need to reserve part of the Trust Account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business transaction. In the event that the business combination involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public shareholders may have to remain shareholders of our company and wait until our liquidation to receive a pro rata share of the Trust Account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our shareholders electing to exercise their redemption rights or sell their shares to us in a tender offer has the effect of reducing the amount of money available to us to consummate a business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 12 months in order to be able to receive a pro rata portion of the Trust Account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the Trust Account for their shares and suffer an entire loss on your investment.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

We intend to hold a shareholder vote before we consummate our initial business combination. However, if a shareholder vote is not required, for business or legal reasons, we may conduct redemption via a tender offer and not offer our shareholders the opportunity to vote on a proposed business combination. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the option to vote in favor of a proposed business combination and still seek redemption of his, her or its public shares, which may make it more likely that we will consummate a business combination.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder the right to have his, her or its public shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against, or abstain from voting on, such proposed business combination. Furthermore, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the issued and outstanding shares voted are voted in favor of the business combination. Accordingly, public shareholders owning shares sold in this offering may exercise their redemption rights and we could still consummate a proposed business combination so long as a majority of shares voted at the meeting are voted in favor of the proposed business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This is also different than other similarly structured blank check companies where there is a specific number of shares sold in the offering which must not exercise redemption rights for the company to complete a business combination. The lack of such a threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

In connection with any shareholder meeting called to approve a proposed initial business combination, we may require shareholders who wish to redeem their public shares to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each public shareholder will have the right, regardless of whether it is voting for or against, or abstain from voting on, such proposed business combination, to demand that we redeem its public shares for cash of the Trust Account. Such redemption will be effectuated under Cayman Islands law and our amended and restated memorandum and articles of association as a redemption of the shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the Trust Account. We may require public shareholders who wish to redeem their public shares in connection with a proposed business combination to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote taken at the shareholder meeting relating to such business combination. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also our understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Investors may not have sufficient time to comply with the delivery requirements for redemption.

Pursuant to our amended and restated memorandum and articles of association, we are required to give a minimum of only five clear days’ notice for each general meeting; provided, however, that in the case of a general meeting convened in connection with a business combination, at least twenty (20) calendar days’ notice is required. As a result, if we require public shareholders who wish to redeem their public shares for a pro rata portion of the funds in the Trust Account to comply with specific delivery requirements for redemption, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

If we require public shareholders who wish to redeem their public shares to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If we require public shareholders who wish to redeem their public shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our limited resources and structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of a business combination may delay or prevent the consummation of a transaction, a risk a target business may not be willing to accept. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating a business combination.

Our insiders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon consummation of our offering and the private placement, our insiders will collectively own approximately 20.8% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. None of our officers, directors, insiders or their affiliates has indicated any intention to purchase units in this offering or any units or ordinary shares from persons in the open market or in private transactions (other than the private units). However, if our insiders purchase any units in this offering or if our officers, directors, insiders or their affiliates determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law, in order to assist us in consummating our initial business combination, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In connection with any vote for a proposed business combination, all of our insiders, as well as all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering as well as any ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination.

There is no requirement under the Companies Act for us to hold annual or general meetings to elect directors. Accordingly, shareholders would not have the right to such a meeting or election of directors. As a result, it is unlikely that there will be an annual general meeting to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights for up to 12 months.

The nominal purchase price paid by our sponsor for the insider shares may result in significant dilution to the implied value of your public shares prior to or upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our Trust Account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our insiders paid a nominal aggregate purchase price of $25,000 for 2,875,000 ordinary shares, or the insider shares, at approximately $0.01 per share. As a result, your public shares will be significantly diluted. Upon closing of this offering, and assuming no value is ascribed to the private units included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 100.5% (or $8.04 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share after this offering of $(0.04) and the effective initial offering price of $8.00 per share included in the units (adjusted to exclude the value of the warrants and rights). For example, the following table shows the dilutive effect of the insider shares on the implied value of the public shares upon full redemption of the insider shares at the discretion of the holders or the consummation of our initial business combination assuming that our equity value at that time is $100,000,000, which is the amount we would have for our initial business combination in the Trust Account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the Trust Account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs (excluding payment of $700,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our warrants. At such valuation, each of our ordinary shares would have an implied value of $6.48 per share upon the conversion of all of our insider shares, which is a 35% decrease as compared to the initial implied value per public share of $10.00.

Public shares(1)	12,500,000
Private shares(2)	225,000
Insider shares(3)	2,500,000
Representative shares	200,000
Total shares	15,425,000
Total funds in trust available for initial business combination	$100,000,000
Initial implied value per public share	$10.00
Implied value per share upon the conversion of insider shares	$6.48

____________

(1)      Includes 2,500,000 Class A ordinary shares underlying the rights issuable upon the consummation of our initial business combination.

(2)      Includes 45,000 Class A ordinary shares underlying the rights issuable upon the consummation of our initial business combination.

(3)      Assumes the forfeiture of 375,000 insider shares for the underwriters electing to not exercise their over-allotment option.

The value of the insider shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our ordinary at such time is substantially less than $10.00 per share.

Upon the closing of this offering, our sponsor will have invested in us an aggregate of $1,821,000, comprised of the $21,000 purchase price for the insider shares (the initial purchase price of $25,000 for the issuance of the 2,875,000 insider shares less the consideration price of $4,000 received or to be received from directors and officers in exchange for the transfer of certain insider shares) and the $1,800,000 purchase price for the private shares. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 2,100,000 insider shares our sponsor holds (assuming the underwriters’ over-allotment option is not exercised), 180,000 private shares, and 45,000 Class A ordinary shares underlying the rights issuable upon the consummation of our initial business combination would have an aggregate implied value of $23,250,000. Even if the trading price of our ordinary shares was as low as $0.79 per share, the value of the insider shares and private shares would be equal to the sponsor’s and sponsor’s initial investment in us. As a result, our sponsor and our sponsor are likely to be able to make a substantial profit on its investment in us at a time when our public shares have lost significant value. Accordingly, our management team, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor and our sponsor had paid the same per share price for the insider shares as our public shareholders paid for their public shares.

Our outstanding warrants and rights may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

Assuming the over-allotment option is not exercised, we will be issuing public warrants that will result in the issuance of up to 10,000,000 Class A ordinary shares as part of the units offered by this prospectus, up to 180,000 Class A ordinary shares as part of the private units, and private warrants that will result in the issuance of an additional 180,000 Class A ordinary shares. We will also be issuing rights that will result in the issuance of up to 2,500,000 Class A ordinary shares as part of the units offered by this prospectus and private rights that will result in the issuance of an additional up to 45,000 Class A ordinary shares. The potential for the issuance of a substantial number of additional shares upon the exercise of the warrants or the conversion of the rights could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when converted, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and rights could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised or these rights are converted, you may experience dilution to your holdings.

The conversion of any working capital notes or extension notes into working capital units or extension units may result in significant dilution to your public shares.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. Our insiders, officers and directors or their affiliates or designees may but are not required to convert such working capital notes or extension notes into working capital units or extension units.

The amount of working capital loans or extension loans our insiders, officers and directors or their affiliates or designees may provide to us is uncertainly, and it is even less certain the amount of such loans may be converted into working capital units or extension units by such lender. The conversion of such loans and the issuance of such working capital units or extension units, including the issuance of the ordinary shares and rights underlying such working capital units or extension units may significantly reduce the equity interest of investors in this offering; may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and may adversely affect prevailing market prices for our ordinary shares.

If our shareholders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our insiders are entitled to make a demand that we register the resale of their insider shares 2,875,000 Class B ordinary shares, including up to an aggregate of 375,000 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part) at any time commencing three months prior to the date on which their shares may be released from lock-up. Additionally, the purchasers of the private units and our insiders, officers and directors are entitled to demand that we register the resale of the 180,000 Class A ordinary shares (or 187,500 Class A ordinary shares if the overallotment is exercised in full) underlying the private units, 180,000 Class A ordinary shares (or 187,500 Class A ordinary shares if the overallotment is exercised in full) underlying the private warrants, and 45,000 Class A ordinary shares (or 46,875 Class A ordinary shares if the overallotment is exercised in full) underlying the private rights, and any securities our insiders, officers, directors or their affiliates may be issued in payment of working capital loans or loans to extend our life made to us at any time after we consummate a business combination. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company such as the Company, and we may in the future be subject to a claim that we have been operating as an unregistered investment company.

On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among the others, the extent to which special purpose acquisition companies (“SPACs”) could become subject to regulation under the Investment Company Act. The SPAC Final Rules provide that whether a SPAC is an investment company subject to the Investment Company Act is a fact specific inquiry. A specific duration period of a SPAC is not the sole determinant, but one of the longstanding factors to consider in determination of a SPAC’s status under the Investment Company Act. A SPAC could be deemed as an investment company at any stage of its operation. The determination of a SPAC’s status as an investment company includes analysis of a SPAC’s activities, depending upon the facts and circumstances, including but not limited to, the nature of SPAC assets and income, the activities of a SPAC’s officers, directors and employees, the duration of a SPAC, the manner a SPAC holding itself out to investors, and the merging with an investment company. On July 1, 2024, the SPAC Final Rules became effective.

If we are deemed to be an investment company for the purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our ordinary shares and rights following such a transaction, and our warrants and rights would expire worthless.

The funds in the Trust Account will be held only in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of us being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), we may, in our own discretion, instruct Equiniti Trust Company, LLC, the trustee with respect to the Trust Account, to liquidate the U.S. government securities or money market funds held in the Trust Account and thereafter, until the earlier of consummation of our initial business combination or liquidation, to hold all funds in the Trust Account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the Trust Account had remained invested in U.S. government securities or money market funds. This may mean that the amount of funds available for redemption would not increase, or would only minimally increase, thereby reducing the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, the longer that the funds in the Trust Account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, there is a greater risk that we may be considered an unregistered investment company, in which case we may be required to liquidate. Accordingly, we may determine, in our discretion, to liquidate the securities held in the Trust Account at any time and instead hold all funds in the Trust Account in an interest bearing bank demand deposit account, which may earn less interest than we otherwise would have if the Trust Account had remained invested in U.S. government securities or money market funds. If our facts and circumstances change over time, we will update our disclosure in future filings with the SEC to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time. For example, on January 24, 2024, the SEC adopted the SPAC Final Rules. These and other changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, insiders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Furthermore, our directors may have a conflict of interest in analyzing the transaction due to their personal and financial interests.

We may acquire a target business that is affiliated with our officers, directors, insiders or their affiliates.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, insiders or their affiliates, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, insiders or their affiliates acquire a minority interest in the target business alongside our acquisition, provided in each case we obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view. These affiliations could cause our officers or directors to have a conflict of interest in analyzing such transactions due to their personal and financial interests.

We may seek business combination opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

The determination of the offering price of our units is more arbitrary than the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares, warrants, and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        our capital structure;

•        the per share amount of net proceeds being placed in the Trust Account;

•        an assessment of our management and their experience in identifying operating companies; and

•        general conditions of the securities markets at the time of the offering.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or seek recognition and/or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, investments and results of operations.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS as issued by the IASB or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will be required to provide historical and pro forma financial statement disclosure relating to our target business to our shareholders. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days after closing. These financial statement requirements may limit the pool of potential target businesses we may acquire.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. A target business may also not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion or revenues exceeds $1,235,000,000, or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

An investment in this offering may involve adverse U.S. federal income tax consequences.

An investment in this offering may involve adverse U.S. federal income tax consequences. For instance, there is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares upon exercise of the investor’s redemption right or upon our liquidation of the Trust Account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Furthermore, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of the unit between the ordinary shares, warrants and rights included in the units could be challenged by the IRS or the courts. See “Taxation United States Federal Income Taxation” on page 174 of this prospectus for a summary of the material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We have also not sought a ruling from the Internal Revenue Service, or IRS, as to any U.S. federal income tax consequences described in this prospectus. The IRS may disagree with the descriptions of U.S. federal income tax consequences described herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described in this prospectus. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our securities, including the applicability and effect of state, local, or foreign tax laws, as well as U.S. federal tax laws.

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, the Inflation Reduction Act of 2022 became law in the United States, which, among other things, imposes a 1% excise tax (the “Excise Tax”) on the fair market value of certain repurchases of stock by publicly traded domestic corporations, including United States corporations and certain non-U.S. corporations treated as “surrogate foreign corporations”. The Excise Tax will apply to stock repurchases occurring on or after January 1, 2023. The amount of the Excise Tax payable is generally 1% of the fair market value of the shares of stock repurchased at the time of the repurchase, subject to certain exceptions and limitations.

The U.S. Department of the Treasury recently issued guidance (the “Guidance”) clarifying when certain repurchases would be exempt from the excise tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Internal Revenue Code (the “Code”)). However, only limited guidance has been issued to date. The Guidance clarified that the Excise Tax will not apply to complete corporate liquidations within the meaning of Section 331 of the Code. Although most commentators believe that this exception applies to the wind up of a SPAC, there remains uncertainty and any liquidation will need to be conducted with careful attention to planning and applicable rules and interpretive advice. Accordingly, there is a risk that the Excise Tax may apply to redemptions of our securities in connection with a liquidation that is not implemented to fall within the meaning of a complete liquidation in Section 331 of the Code. In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined. For these reasons, the value of your investment in our securities may decrease as a result of the Excise Tax in some circumstances. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination.

The Guidance also clarifies that a SPAC that redeems shares in connection with an extension process may be subject to the Excise Tax in respect to those redemptions, subject to considerations including whether there are applicable shares issuances during the taxable year, including in connection with an initial business combination or share private placement, which would exceed and net against redemptions during such period (such netting, the “Netting Rule”) or if there occurs during the same fiscal year a complete liquidation of the SPAC in compliance with Section 331 of the Code.

Whether the Excise Tax will apply to redemptions in connection with a de-SPAC transaction may depend on the structure of the de-SPAC transaction, subject to application of the Netting Rule. For example, where the target business entity is the issuer of shares and/or other equity and in certain other business combination structures where the equity is not issued by the SPAC, the Excise Tax may apply.

As a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our ordinary shares, absent any regulations and other additional guidance that may be issued in the future with retroactive effect. However, in connection with an initial business combination involving a company organized under the laws of the United States, it is possible that we domesticate and continue as a U.S. corporation, in which case it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to the proposed regulations from the U.S. Treasury, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our stock redeemed, the structure of the initial business combination, the extent to which such redemptions could be treated as dividends and not repurchases, and the content of any final regulations and other additional guidance from the U.S. Treasury that may be issued and applicable to the redemptions. Issuances of stock by a repurchasing corporation in a year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the stockholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with an initial business combination, which could cause the non-redeeming shareholders of the company or the remaining shareholders of the combined company to economically bear the impact of such excise tax.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in “Income Tax Considerations — United States Federal Income Taxation” on page 174 of this prospectus) of our Class A ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see “Passive Foreign Investment Company Rules” on page 180 of this prospectus). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see “Passive Foreign Investment Company Rules” on page 180 of this prospectus.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If restrictions on repatriation of earnings from the target business’ home jurisdiction to foreign entities are instituted, our business following a business combination may be materially negatively affected.

It is possible that following an initial business combination, the home jurisdiction of the target business may have restrictions on repatriations of earnings or additional restrictions may be imposed in the future. If they were, it could have a material adverse effect on our operations.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and conflicts in the Middle East and Southwest Asia, including between the U.S./Israel and Iran.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the conflicts in the Middle East and Southwest Asia, particularly the escalation of the Israel-Hamas and Israel/U.S.-Iran conflicts, and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel, Iran and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the conflicts in the Middle East and Southwest Asia, particularly the escalation of the Israel-Hamas and Israel/U.S.-Iran conflicts, and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination. The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in connection with our initial business combination in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of our public shareholders to redeem their shares constitutes a capital structure risk that we cannot easily predict or mitigate and as a result such risk may hinder our ability to successfully consummate an initial business combination.

The total amount of our capital that will be recalled as a result of public shareholders opting to redeem their shares is not readily ascertainable and therefore should we need to pay any amount of consideration for the initial business combination in cash or otherwise provide cash as a result of the initial business combination, we would not be able to easily ascertain whether we would have sufficient cash as a result of the unpredictability of capital calls resulting from shareholder redemptions. As a result, we would need to arrange for third-party financing for which there is no guarantee that we would be successful. Moreover, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may force us to restructure an otherwise optimal capital structure or limit our ability to complete the most desirable business combination available to us.

Any shareholder redemption would cause cash to be depleted from the trust subject only to the underwriter’s commission but not the subsequent business combination commission. As a result, the proportion of fees payable to the underwriter may increase significantly for those who elect not to redeem their shares prior to the initial business combination. This would increase the total cost of capital and possibly cause your return on investment to be less than it otherwise would have been.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. Such purchases will not be made if our sponsor, directors, officers, advisors or their affiliates are in possession of any material non-public information that has not been disclosed to the selling shareholder. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors or their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of Class A ordinary shares in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, directors, officers, advisors or their affiliates purchase Class A ordinary shares in the open market or in privately negotiated transactions, the public “float” of our Class A ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the Trust Account only in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation, if they redeem their shares in connection with an initial business combination that we consummate or if we seek to amend our amended and restated memorandum and articles of association to affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 12 months of the closing of this offering. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, potentially at a loss.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If the net proceeds of this offering not being held in the Trust Account are insufficient to allow us to operate for at least the next 12 months, we may be unable to complete our initial business combination.

The funds available to us outside of the Trust Account may not be sufficient to allow us to operate for at least the next 12 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired. Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive a pro rata portion of the amount then in the Trust Account (which may be less than $10.00 per share) (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption.

Subsequent to our consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public shareholders.

In the event that the proceeds in the Trust Account are reduced below $10.00 per share (whether or not the underwriters’ overallotment option is exercised in full), and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the Trust Account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our directors and officers to the maximum extent permitted by law and we will purchase directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances, and that insures us against our obligations to indemnify our directors and officers. However, any such insurance may not be available or sufficient. Further, our directors and officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided by us will be able to be satisfied by us only if (i) we have sufficient funds outside of the Trust Account, or (ii) we consummate our initial business combination. Our obligations to indemnify our directors and officers may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers even though, such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent that we may incur the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Because we have not selected a particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we have a stated focus on certain target businesses as indicated elsewhere in this prospectus, we may pursue acquisition opportunities in any business or geographic region, but may rely upon our management team’s background. While we may pursue an acquisition opportunity in any business industry or sector, we intend to initially focus on those industries or sectors that complement our management team’s background. Except for the limitations that a target business has a fair market value of at least 80% of the value of the Trust Account (excluding any taxes payable) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. In addition, investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. An investment in our shares may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

We may seek investment opportunities outside our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector that we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operation.

We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or at a price which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants and rights will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the Trust Account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders, which would be the case if the trading price of our ordinary shares after giving effect to such business combination was less than the per-share trust liquidation value that our shareholders would have received if we had dissolved without consummating our initial business combination.

Resources could be wasted in researching acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share or even less (whether or not the underwriters’ over-allotment option is exercised in full) on our redemption, and our warrants and rights will expire worthless.

We may attempt to consummate our initial business combination with a private company about which little information is available.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

We may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may reincorporate or transfer by way of continuation in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or otherwise transfer by way of continuation from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters are entitled to receive deferred commissions that will released from the trust only on a completion of an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters are also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

We may engage one or more affiliates of our sponsor, officers or directors or their respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more affiliates of our sponsor, officers or directors or their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets or providing financial advisory services. We may pay such affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation. Any such affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with advising on, sourcing and consummating of an initial business combination.

If a shareholder fails to receive notice of our offer to redeem the shares of this offering in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Nonetheless, if a shareholder does not receive our tender offer or proxy materials, as applicable, such shareholder may not have notice of the opportunity to redeem shares. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to our public shareholders in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem such shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or in the alternative, to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former director, officer or other employee to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Our right agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.

Our right agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our right agreement. If any action, the subject matter of which is within the scope the forum provisions of the right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right holder in any such enforcement action by service upon such right holder’s counsel in the foreign action as agent for such right holder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Risks Associated with Acquiring and Operating a Business Outside of the United States

We may effect a business combination with a company located outside of the United States and if we do, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we consummate a business combination with a target business located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•        rules and regulations or currency redemption or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles than in the United States;

•        inflation;

•        economic policies and market conditions;

•        unexpected changes in regulatory requirements;

•        challenges in managing and staffing international operations;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        protection of intellectual property;

•        employment regulations;

•        deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to seek recognition and/or enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Xin Yue Jasmine Geffner, an independent director, is located in Hong Kong. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may not be enforceable in or recognized by the courts of the jurisdictions where our directors and officers reside, and the judicial recognition process may be time-consuming. It may be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

PRC courts may only recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. This is reflected in a number of bilateral treaties signed by China, which provide that lack of jurisdiction of the judgment court can be a ground for refusal to enforce the foreign judgment. Further, a foreign judgment cannot be recognized and enforced in China if a Chinese court has rendered a judgment on the same subject matter or recognized and enforced another foreign judgment or arbitral award on the same subject matter. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. China has no treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers who are residents of China, or to enforce judgments in China that are obtained in U.S. courts against us or such individuals, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult given the PRC Civil Procedures Law and the lack of a treaty or principles of reciprocity providing for the recognition and enforcement of U.S. judgments. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against us or our officers and directors, and they still may be fruitless.

We have been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a U.S. company.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other financial institutions and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (and will no later than 12 months from the closing of this offering) instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account. Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets or such attractive targets may not be interested to consume a business combination with a SPAC due to a negative public perception of mergers involving SPACs. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns (including a negative public perception of mergers involving SPACs), geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S.

If you are a U.S. holder of our ordinary shares, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, shareholders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in Asian Countries differs from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•        levying fines;

•        revoking our business and other licenses;

•        requiring that we restructure our ownership or operations; and

•        requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the CFIUS. In addition, certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review

Our sponsor is incorporated in the British Virgin Islands, and the sole director and shareholder of our sponsor, Ms. Ningdi Shi, is a Chinese citizen and resident. As of the date of this prospectus, our sponsor is a “foreign person” as such terms are defined in 31 C.F.R. Part 800. If our sponsor is deemed to have such “control” over us as defined under 31 C.F.R. Section 800.208, among other parts, or we seek or receive investments from a non-U.S. investor, and the terms of such investment may confer such rights, authorities or votes that could result in “control” by such non-U.S. investors as defined therein, we could potentially be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by FIRRMA to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

If our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 12 months to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per ordinary share initially, and our warrants and rights will expire worthless. Our public shareholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.

Risks Associated with Acquiring and Operating a Business in China

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to investors and our company.

Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director nominee, is located in Hong Kong. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. Therefore, we are subject to the risks of uncertainty in the interpretation and enforcement of PRC laws and regulations. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

In 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in completion of our initial business combination, our operations and the value of our securities.

The PRC government exerts substantial influence over the manner in which we conduct our business activities if we pursue a business combination with a China-based business. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas, which could result in a material change in our operations and the value of our securities, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership. Our operations and the post-combination entity’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese businesses or properties.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

As such, our operations and post-combination entity’s business segments may be subject to various government and regulatory interference in the provinces in which they operate at any time. The post-combination entity could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We and our post-combination entity may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with this offering or future business combination, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or be worthless.

As the date of this prospectus, there are no PRC laws and regulations (including the CSRC, the CAC, or any other government entity) in force explicitly requiring that we obtain permission from PRC authorities for this offering or to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction or any regulatory objection to this offering from any relevant PRC authorities. However, it is uncertain when and whether we and our post-combination entity will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Any new policies, regulations, rules, actions or laws by the PRC government may subject us or our post-combination entity to material changes in operations, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

The M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue a business combination with a China-based business.

The M&A Rules adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the anti-monopoly enforcement agency of the State Council (currently the “Anti-Monopoly Bureau of the State Administration for Market Regulation”) shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On July 1, 2015, the National Security Law of China took effect, which provided that China would establish rules and mechanisms to conduct national security review of foreign investments in China that may impact national security. On March 15, 2019, the PRC National People’s Congress approved the Foreign Investment Law of China (the “Foreign Investment Law”), which came into effect on January 1, 2020, reiterates that China will establish a security review system for foreign investments. On December 19, 2020, the NDRC and the MOFCOM jointly issued the Measures for the Security Review of Foreign Investments (the “New FISR Measures”), which was made according to the National Security Law and the Foreign Investment Law and became effective on January 18, 2021. The New FISR Measures further expand the scope of national security review on foreign investment compared to the existing rules, while leaving substantial room for interpretation and speculation.

In the future, we may pursue a business combination with a China-based business. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, any other relevant PRC governmental authorities or their respective local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Substantial uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact our ability to pursue a business combination with a China-based business.

The Foreign Investment Law replaced the trio of prior laws regulating foreign investment in the PRC, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Invested Enterprise Law, together with their implementation rules and ancillary regulations, and became the legal foundation for foreign investment in the PRC from January 1, 2020. Meanwhile, the Implementation Regulation of the Foreign Investment Law and the Measures for Reporting of Information on Foreign Investment came into effect as of January 1, 2020, which clarified and elaborated the relevant provisions of the Foreign Investment Law.

The Foreign Investment Law sets out the basic regulatory framework for foreign investments and proposes to implement a system of pre-entry national treatment with a negative list for foreign investments, pursuant to which (i) foreign entities and individuals are prohibited from investing in the areas that are not open to foreign investments, (ii) foreign investments in the restricted industries must satisfy certain requirements under the law, and (iii) foreign investments in business sectors outside of the negative list will be treated equally with domestic investments. The Foreign Investment Law also sets forth necessary mechanisms to facilitate, protect and manage foreign investments and proposes to establish a foreign investment information reporting system, through which foreign investors or foreign-invested enterprises are required to submit initial report, report of changes, report of deregistration and annual report relating to their investments to the MOFCOM or its local branches. As the Foreign Investment Law is still relatively new, it is unclear how the regulations will be interpreted and implemented by the relevant government authorities.

If, after our initial business combination, substantially all of our assets will be located in China and substantially all of our revenue will be derived from our operations there, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China as well as litigation and publicity surrounding China-based companies listed in the United States.

Substantially all of our assets may be located in China after our initial business combination. The economic, political and social conditions, as well as government policies, of China could affect our business. The economies in Asia differ from the economies of most developed countries in many respects. For the most part, such economies have grown at a rate in excess of the United States; however, (1) such economic growth has been uneven, both geographically and among various sectors of the economy and (2) such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

We believe that litigation and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny of our assets and operation, in China, if any, regardless of its lack of merit, could result in a diversion of management resources and energy, potential costs to defend ourselves against rumors, decreases and volatility in the trading price of our securities, and increased directors’ and officers’ insurance premiums and could have an adverse effect upon our business, including our results of operations, financial condition, cash flows and prospects.

Agreements we may enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, agreements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities and assess late payment interest and penalties. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities is not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

China’s economic, political and social conditions, as well as sudden or unexpected changes in any government policies, laws and regulations, could have a material adverse effect on our business or business combination, and the PRC government may intervene or influence the combined company’s operations at any time.

If we effect our initial business combination with a business located in the PRC, a substantial portion of our operations may be conducted in China, and a significant portion of our net revenues may be derived from customers where the contracting entity is located in China. Accordingly, our business, financial condition, results of operations, prospects and any potential business combination and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined company to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business and may intervene with or influence its operations at any time as the government deems appropriate. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of the combined company. Furthermore, the PRC government has also recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to consummate a business combination with a China-based target business, the combined company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Complying with evolving PRC laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may increase the cost of our initial business combination with a China-based business and could even result in our inability to consummate an initial business combination with a China-based business.

If we pursue a business combination with a China-based business, we may face additional burdens in connection with the PRC laws and regulations regarding cybersecurity, information security, privacy and data protection. Regulatory authorities in China have been considering a number of legislative proposals to heighten data protection and cybersecurity regulatory requirements. Since the promulgation of the PRC Cybersecurity Law, which became effective in June 2017, numerous regulations, guidelines and other measures have been and are expected to be adopted under the PRC Cybersecurity Law. In April 2020, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review, which requires that operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On December 28, 2021, the CAC published the Measures for Cybersecurity Review which will become effective on February 15, 2022, which required that any “network platform operator” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The PRC Data Security Law, which took effect on September 1, 2021, imposes data security and privacy obligations on entities and individuals that carry out data activities, provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the Standing Committee of the People’s Congress promulgated the PRC Personal Information Protection Law (the “PIPL”), which is to take effect on November 1, 2021. The PIPL sets out the regulatory framework for handling and protection of personal information and transmission of personal information overseas. If our potential future target business in China involves collecting and retaining internal or customer data, such target might be subject to the relevant cybersecurity laws and regulations, including the PRC Cybersecurity Law and the PIPL, and the cybersecurity review before effecting a business combination.

In addition, the Opinions jointly issued by the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council on July 6, 2021 call for strengthened regulation over illegal securities activities and supervision of overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As of the date of this prospectus, no official guidance and related implementation rules have been issued in relation to these opinions and the interpretation and implementation of the Opinions remain unclear at this stage. We cannot assure you that we will not be required to obtain the pre-approval of the CSRC and potentially other PRC governmental authorities to pursue any business combination with a China-based company.

As a result, we may not be able to complete or obtain the applicable review procedures and pre-approvals in a timely manner, or at all, and it may require more time, more effort and more resources to identify a suitable target in China and to consummate an initial business combination. This may ultimately result in our inability to consummate an initial business combination on terms favorable to our investors.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will govern almost all of the material agreements relating to its operations. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction.

The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced compared to others in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

The PRC governmental authorities may take the view now or in the future that an approval from them is required for an overseas offering by a company affiliated with Chinese businesses or persons or a business combination with a target business based in and primarily operating in China.

The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by special purpose vehicles seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Moreover, except for emphasizing the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies, the Opinions, which was made available to the public on July 6, 2021, also provides that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.

On December 24, 2021, the State Council published the draft Administrative Provisions on the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Administrative Provisions”), and the CSRC published the draft Measures for Record-filings of the Overseas Issuance and Listing of Securities by Domestic Companies (Draft for Comments) (the “Measures”), for public comment. Pursuant to Article 2 of the Administrative Provisions, domestic enterprises that (i) offer shares, depository receipts, convertible notes or other equity securities overseas, or (ii) list securities on an overseas stock exchange, must complete record-filing procedures and report the relevant information to the CSRC. The CSRC shall determine the record-filing method. Pursuant to the Article 2 of the Measures, domestic enterprises that directly or indirectly offer or list securities on an overseas stock exchange shall file with the CSRC within three business days after submitting their initial public offering and/or listing application documents. The requested filing documents include, but are not limited to: (1) a filing report and related undertakings; (2) regulatory opinions, filing or approval documents issued by the relevant authorities (if applicable); (3) security review opinions issued by the relevant authorities, if applicable; (4) a PRC legal opinion; and (5) a prospectus.

On December 27, 2021, the NDRC and the MOFCOM jointly promulgated the Special Administrative Measure (Negative List) for the Access of Foreign Investment (2021 Version), or the Negative List, which became effective on January 1, 2022. According to Article 6 of the Negative List, domestic enterprises engaging in businesses in which foreign investment is prohibited shall obtain approval from the relevant authorities before offering and listing their shares on an overseas stock exchange. In addition, certain foreign investors shall not be involved in the operation or management of the relevant enterprise, and shareholding percentage restrictions under relevant domestic securities investment management regulations shall apply to such foreign investors.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures, which has come into effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023. However, such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Based on our understanding of the current PRC laws and regulations in effect at the time of this prospectus, no prior permission is required under the M&A Rules, the Opinions, the Trial Administrative Measures, or the Negative List from any PRC governmental authorities (including the CSRC) for consummating this offering by our company, given that our company is a blank check company newly incorporated in Cayman Islands rather than China and currently the company conducts no business in China. However, there remains some uncertainty as to how the M&A Rules, the Opinions, or the Trial Administrative Measures will be interpreted or implemented in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China. If the CSRC or another PRC governmental authority subsequently determines that its approval is needed for this offering, or a business combination with a target business based in and primarily operating in China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC governmental authorities. In any such event, these governmental authorities may delay this offering or a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities.

Our company is a blank check company incorporated under the laws of the Cayman Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we are not required to obtain any permission from any PRC governmental authorities to operate our business as currently conducted. If we decide to consummate our business combination with a target business based in and primarily operating in China, the combined company’s business operations in China through its subsidiaries are subject to relevant requirements to obtain applicable licenses from PRC governmental authorities under relevant PRC laws and regulations.

If we decide to consummate our initial business combination with a target business based in and primarily operating in China, we will be subject to the Trial Administrative Measures if the Company meets the following criteria: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and if required, we cannot assure you that we will be able to complete such process on time and receive clearance from CSRC on time, if at all.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued the Opinions on Strictly and Lawfully Cracking Down Illegal Securities Activities to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comment) (the “Measures”) for public comments. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. On February 17, 2023, the CSRC promulgated the Trial Administrative Measures, which has come into effect on March 31, 2023. Compared to the Measures, the Trial Administrative Measures further clarified and emphasized several aspects, including: (i) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; (ii) exemptions from immediate filing requirements for issuers that a) have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, and b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, c) whose such overseas securities offering or listing shall be completed before September 30, 2023, provided however that such issuers shall carry out filing procedures as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC; (iii) a negative list of types of issuers banned from listing overseas, such as issuers under investigation for bribery and corruption; (iv) regulation of issuers in specific industries; (v) issuers’ compliance with national security measures and the personal data protection laws; and (vi) certain other matters such as: an issuer must file with the CSRC within three business days after it submits an application for initial public offering to competent overseas regulators; and subsequent reports shall be filed with the CSRC on material events, including change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings. According to CSRC Answers and Trial Administrative Measures, if we decide to consummate our initial business combination with a target business based in and primarily operating in China, we could be subject to the filing process. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that we will be able to receive clearance from the CSRC in a timely fashion, which could adversely affect our potential business combination with a PRC operating business and the business, financial condition and results of operations of the combined company.

Our company is a blank check company incorporated under the laws of the Cayman Islands. We currently do not hold any equity interest in any PRC company or operate any business in China. Therefore, we believe we are not required to obtain permissions or approvals from any PRC government authorities, including the CSRC or the Cyberspace Administration of China, or any other government entity, to issue our securities to foreign investors and to list on a U.S. exchange or operate our business. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, if we do not maintain applicable permissions or approvals, if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, and we are denied permission and/or approvals, the relevant PRC government agencies could subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, the issuance of shares or the maintenance of our status as a publicly listed company outside China, and the post business combination entity’s PRC operations if our business combination target is a PRC target company. We may also be subject to registration with the CSRC following this offering pursuant to the Trial Administrative Measures. It is uncertain when and whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If we do not maintain applicable permissions or approvals, if we inadvertently concluded that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, including pursuant to the Trial Administrative Measures, and we are denied permission and/or approvals from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect the interest of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching for a potential target company in China.

We may consummate a business combination with a target business based in and primarily operating in China, after which the PRC subsidiaries of the combined company will be subject to restrictions on dividend payments.

We may consummate a business combination with a target business based in and primarily operating in China. After such business combination, the combined company may rely on dividends and other distributions from the PRC subsidiaries of the combined company to provide it with cash flow and to meet its other obligations. These dividends or other distributions to be paid by the PRC subsidiaries arise from the combined company’s entitlements to substantially all of the economic benefits of the PRC subsidiaries. Current regulations in China would permit the combined company’s PRC subsidiaries to pay dividends only out of their accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the combined company’s PRC subsidiaries in China will be required to set aside at least 10% of their after-tax profits each year to fund their respective statutory reserves (up to an aggregate amount equal to half of their respective registered capital). Such cash reserve may not be distributed as cash dividends. Each of the PRC subsidiaries as a foreign invested enterprise is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. In addition, if the combined company’s PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make payments to the combined company or its PRC subsidiaries, as applicable. Further, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

In addition, we may be subject to restrictions on currency exchange as the PRC government may limit or eliminate our ability to utilize cash generated in Renminbi, or RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing. Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination. PRC regulation on loans to, and direct investment in, a PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to a PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries, to the parent company and U.S. investors as well as the ability to settle amounts owed under contractual agreements. In addition, fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms.

To date, we have not pursued an initial business combination and there have not been any capital contributions or shareholder loans by us to any PRC entities, we do not yet have any subsidiaries, and we have not received, declared or made any dividends or distributions.

Exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in the PRC and limit our ability to utilize our cash flow effectively following our initial business combination.

The State Administration of Foreign Exchange of the PRC, or SAFE, promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015. Circular 19 regulates the use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company. Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments in the PRC. However, Circular 19 states that RMB converted from foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. As a result, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016. Circular 16 reiterates some of the rules in Circular 19. However, Circular 16 also changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and Circular 16 could result in administrative penalties.

As such, Circular 19 and Circular 16 may significantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company. In addition, following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of the Renminbi into foreign currencies. Currently, Foreign Invested Enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE.

We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. Thus, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your share in the open market.

Nonetheless, the funds held in our trust account are not held in China, they are held in U.S. dollars in the United States with Equiniti Trust Company, LLC and therefore shareholder redemption rights would not be impacted.

Governmental control of currency conversion may limit the ability of our operating companies in China to utilize their revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We may consummate a business combination with a target business based in and primarily operating in China, after which the operating companies in China upon consummation of the business combination may receive substantially all of their revenues in Renminbi. Under the expected corporate structure, the combined company, a Cayman Islands holding company, may rely on dividend payments from its PRC subsidiaries to fund any cash and financing requirements it may have. Under existing PRC foreign exchange regulations, payments in foreign currencies of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made without prior approvals of the SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approvals of SAFE, cash generated from the operations of PRC operating companies in China may be used to pay dividends. However, approvals from or registration with appropriate government authorities are required where Renminbi is to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, the PRC subsidiaries of the combined company will need to obtain the SAFE approval to pay off their debt in a currency other than Renminbi owed to any entities outside China or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China in 2016 due to the weakening Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny over major outbound capital movements including overseas direct investment. More restrictions and substantial vetting process have been put in place by SAFE to regulate cross-border transactions that fall under the capital account transactions. The PRC government may in the future at its discretion further restrict access to foreign currencies for current account transactions. If the foreign exchange control regulations prevent the combined company from obtaining sufficient foreign currencies from its PRC subsidiaries to satisfy its capital demands, the combined company may not be able to pay dividends in foreign currencies to its shareholders. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use of our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If we enter into a business combination with a target business operating in China, PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent the combined company from using the proceeds from the business combination to make loans to or make additional capital contributions to its PRC subsidiaries, which could materially and adversely affect PRC operating companies’ liquidity and ability to fund the operations.

If we acquire a target business based in and operating in China, the combined company may be an offshore holding company conducting its operations in China through its PRC subsidiaries. The combined company may make loans or additional capital contributions to its PRC subsidiaries, or the combined company may establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries. Most of these activities are subject to PRC regulations and approvals. For example, loans by the combined company to the PRC entity to finance its activities cannot exceed the difference between their respective total project investment amount and registered capital or 2.5 times of their net worth and capital contributions to our PRC entity will be subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC entity, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC entity or with respect to future capital contributions by us to our PRC entity. If we merge with a China-based operating company, and if we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As a result of the M&A Rules implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the MOFCOM, the State Administration of Industry and Commerce (SAIC), the SAFE or its branch offices, the State Asset Supervision and Administration Commission, and the CSRC. Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to the MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time-consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Subsequent to the promulgation of the Foreign Investment Law and the relevant implementation rules and regulations, some of the provisions have been replaced or repealed, but there is uncertainty in interpretation and implementation. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by the MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a Chinese business or assets.

PRC regulations relating to offshore investment activities by PRC residents may limit our ability to inject capital in our Chinese subsidiaries and Chinese subsidiaries’ ability to change their registered capital or distribute profits to the combined company or otherwise expose it or its PRC resident beneficial owners to liability and penalties under PRC laws.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities as well as foreign individuals that are deemed as PRC residents for foreign exchange administration purpose) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change, including, among other things, any major change of a PRC resident shareholder, name or term of operation of the SPVs, or any increase or reduction of the SPVs’ registered capital, share transfer or swap, merger or division. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE or its branches. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We cannot provide assurance that our shareholders that are PRC residents at all times comply with, or in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37 or other related rules. Failure or inability of the combined company’s PRC resident shareholders to comply with the registration procedures set forth in these regulations may subject the combined company to fines and legal sanctions, restrict its cross-border investment activities, limit the ability of its wholly foreign-owned subsidiary in China to distribute dividends and the proceeds from any reduction in capital, share transfer or liquidation, and the combined company may also be prohibited from injecting additional capital into the subsidiary. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability under PRC law for circumventing applicable foreign exchange restrictions. As a result, the combined company’s business operations and the combined company’s ability to distribute profits to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Certain existing or future U.S. laws and regulations may restrict or eliminate our ability to complete a business combination with certain companies, particularly those target companies in China.

Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the HFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if signed into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted.

We may not be able to consummate a business combination with a favored target business due to these laws. Even if we were successful in consummating a business combination, we may be required to delist from NASDAQ, which would severely impact the price of our securities. Furthermore, the documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor is located in the United States and inspected by the PCAOB. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction (including, without limitation, PRC government), we will be required by the HCFAA and, if enacted, the Accelerating Holding Foreign Companies Accountable Act, to delist from NASDAQ because the PCAOB is unable to conduct inspections on such auditor, and our securities are unable to be listed on another securities exchange by the time of such potential delisting, then such a delisting would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our securities.

Additionally, other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•        ability to identify or complete an initial business combination;

•        limited operating history;

•        success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        potential ability to obtain additional financing to complete a business combination;

•        pool of prospective target businesses;

•        the ability of our officers and directors to generate potential investment opportunities;

•        potential change in control if we acquire one or more target businesses for shares;

•        our public securities’ potential liquidity and trading;

•        regulatory or operational risks associated with acquiring a target business;

•        use of proceeds not held in the Trust Account;

•        financial performance following this offering; or

•        listing or delisting of our securities from NASDAQ or the ability to have our securities listed on NASDAQ following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From units offered to public(1)	$100,000,000	$115,000,000
From private units offered in the private placement	$1,800,000	$1,875,000
Total gross proceeds	$101,800,000	$116,875,000

Offering expenses(2)
Underwriting discount (0.5% of gross proceeds from units offered to public)	$500,000	$575,000
Underwriter Accountable Expenses	$120,000	$120,000
Initial Trustee Fee	$8,500	$8,500
US legal counsel fee	$235,000	$235,000
Cayman Islands counsel fee and expenses	$25,000	$25,000
Bookkeeper fees	$15,000	$15,000
Accounting fees and expenses	$50,000	$50,000
Nasdaq listing fee	$80,000	$80,000
SEC registration fee	$20,200	$20,200
FINRA filing fee	$22,500	$22,500
Printing and engraving expenses	$25,000	$25,000
Transfer agent fee	$10,000	$10,000
Miscellaneous expenses(3)	$23,800	$23,800
Total offering expenses	$1,135,000	$1,210,000
Net proceeds	$100,665,000	$115,665,000
Held in the trust account	$100,000,000	$115,000,000
Not held in the trust account(2)	$665,000	$665,000
Total net proceeds	$100,665,000	$115,665,000

The following table shows the use of the approximately $665,000 of net proceeds not held in the trust account(4).

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses related to business combination	$150,000	22.6%
Legal and accounting fees related to regulatory reporting obligations	$150,000	22.6%
Payment to management(5)	$62,500	9.4%
NASDAQ continued listing fees	$85,000	12.8%
D&O insurance	$120,000	18.0%
Other miscellaneous expenses	97,500	14.7%
Total	$665,000	100.00%

____________

(1)      Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $500,000 as described in this prospectus. On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. These loans will be repaid upon completion of this offering out of the offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)      We have entered into (i) an offer letter with Ms. Zheng on March 13, 2026, which provides that, during the term of her service as the CEO and Chairwoman of the Company and subject to certain conditions and milestones provided therein, Ms. Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000; and (ii) an offer letter with Ms. Xu on March 16, 2026, which provides that, during the term of her service as the CFO of the Company and subject to certain conditions and milestones provided therein, Ms. Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000. Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026. As of the date of this prospectus, $12,500 of the total aggregate maximum cash compensation of $75,000 has been paid prior to this offering through the sponsor promissory note. After the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. As a result, we assume all milestones and conditions for each of the two offer letters will be fully satisfied and will allocate the cash compensation accordingly.

Our sponsor has agreed to purchase an aggregate of 180,000 private units at a price of $10.00 per private unit ($1,800,000 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor has further agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. All of the proceeds we receive from the private placement will be placed in the Trust Account.

$100,000,000, or $115,000,000 if the over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private units will be placed in an account in the United States, maintained by Equiniti Trust Company, LLC, as trustee. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the Trust Account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay redeeming shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $665,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business and for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our insiders, officers and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the Trust Account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the Trust Account, along with the interest earned on the funds held in the Trust Account available to us (excluding taxes payable on the interest earned on the Trust Account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the Trust Account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the Trust Account, to acquire a target business, to pay holders who wish to redeem or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities, including the deferred underwriting discounts and commissions payable to the underwriters in an amount up to 2.0% of the total gross proceeds raised in the offering, were to reduce the amount available to us in trust necessary to pay all holders who wish to redeem or sell their shares to us for a portion of the funds held in the Trust Account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the Trust Account which are not used to consummate a business combination, to pay holders who wish to redeem their shares for a portion of the funds held in the Trust Account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our Trust Account from our remaining assets outside of the Trust Account. If such funds are insufficient, the sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $100,000) and has agreed not to seek repayment of such expenses.

On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest and due on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the working capital notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension notes, to be repaid in cash or in extension units $10.00 per unit at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

A public shareholder will be entitled to receive funds from the Trust Account (including interest earned on his, her or its portion of the Trust Account to the extent not previously released to us to pay our tax obligations) only in the event of (i) the redemption of our public shares if we are unable to consummate our initial business combination within the required time period or (ii) if that public shareholder redeems such public shares or sells them to us in a tender offer in each case in connection with a business combination which we consummate or (iii) in connection with an amendment to our amended and restated memorandum and articles of association prior to the consummation of an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the Trust Account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per unit and the net tangible book value (“NTBV”), on a pro forma basis to give effect to this offering and the issuance of the private placement units, assuming no exercise of the over-allotment option and exercise of the over-allotment option in full, constitutes dilution to investors in this offering. NTBV is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares that may be redeemed for cash), as adjusted to reflect various potential redemption levels that may occur in connection with the closing of our initial business combination, by the number of outstanding Class A ordinary shares.

NTBV excludes the effect of the consummation of our initial business combination or any related transactions or expenses. We may need to issue ordinary shares or convertible equity or debt securities in the circumstances described above, as we intend to target an initial business combination with a target company whose enterprise value is greater than the net proceeds of the offering and the sale of private placement units.

As of March 15, 2026, our net tangible book deficit was $170,102, or approximately $(0.06) per share of ordinary shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-fourth of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of ordinary shares included in the units offered hereby will be deemed to be 12,500,000 ordinary shares (consisting of 10,000,000 ordinary shares included in the units we are offering by this prospectus and 2,500,000 ordinary shares for the outstanding rights), and the price per share in this offering will be deemed to be $8.00. After giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus (or 11,500,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and assuming the issuance of 2,500,000 ordinary shares upon the conversion of the rights included in the units (or 2,875,000 ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value would be $(238,102) or $(0.04) per share (or $(193,102) or $(0.03) per share if the underwriters’ over-allotment option is exercised in full), representing an immediate decrease in net tangible book value of $0.02 per share (or $0.03 per share if the underwriters’ over-allotment option is exercised in full) to the insiders and an immediate dilution of 100.5% or $8.04 per share or (or 100.4% or $8.03 per share if the underwriters’ over-allotment option is exercised in full) to new investors not exercising their redemption/tender rights. For purposes of presentation, our pro forma net tangible book value after this offering is $(238,102), less than it otherwise would have been because if we effect a business combination, the ability of public shareholders to exercise redemption rights or sell their shares to us in any tender offer may result in the redemption or tender of up to 12,500,000 shares sold in this offering.

	Without Over-allotment	With Over-allotment
Public offering price	$8.00	8.00
Net tangible book value before this offering	$(0.06)	(0.06)
Increase attributable to public shareholders and sale of the private units	$0.02	0.03
Pro forma net tangible book value after this offering	$(0.04)	(0.03)
Dilution to public shareholders	$8.04	8.03
Percentage of dilution to public shareholders	100.5%	100.4%

The following table sets forth information with respect to our sponsor, which holds our insider shares and the private units, and the public shareholders:

	Shares Purchased		Total Consideration		Average Price per Share
Holder	Number	Percentage	Amount	Percentage
Insider Shares(1)	2,500,000	16.21%	25,000	0.02%	0.01
Private Units(2)	225,000	1.45%	1,800,000	1.77%	8.00
Representative Shares(3)	200,000	1.30%	—	—	—
Public Shareholders(4)	12,500,000	81.04%	100,000,000	98.21%	8.00
Total	15,425,000	100.00%	101,825,000	100.00%	—

____________

(1)      Assumes no exercise of the underwriter’s over-allotment option and forfeiture of 375,000 insider shares held by our sponsor.

(2)      Including the additional 180,000 shares underlying the placement rights contained in the private units and 45,000 shares issuable upon the underwriters’ over-allotment option, assuming no exercise of such over-allotment option.

(3)      Assumes no exercise of the underwriters’ over-allotment option.

(4)      Including the additional 2,500,000 shares underlying the rights issued to public shareholders upon the closing of this offering.

The pro forma net tangible book value per share after the offering is calculated as follows (assuming no exercise and full exercise of the underwriters’ over-allotment option):
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(170,102)	(170,102)
Contribution receivable	—	—
Net proceeds from this offering and sale of the private units, net of expenses(1)	100,665,000	115,665,000
Plus: Offering costs accrued in advance, excluded from tangible book value	117,000	117,000
Less: Over-allotment liability	(150,000)	—
Less: Deferred underwriting commissions	(700,000)	(805,000)
Less: Proceeds held in trust subject to redemption(2)	(100,000,000)	(115,000,000)
	$(238,102)	$(193,102)

Denominator:
Ordinary shares issued and outstanding prior to this offering(2)	2,875,000	2,875,000
Less: Ordinary shares forfeited if over-allotment is not exercised	(375,000)	—
Ordinary shares included in the public units offered	10,000,000	11,500,000
Ordinary shares included in the private units	180,000	187,500
Ordinary shares underlying the rights to be included in the public units	2,500,000	2,875,000
Ordinary shares underlying the rights to be included in the private units	45,000	46,875
Representative Share	200,000	230,000
Less: Shares subject to redemption	(10,000,000)	(11,500,000)
	5,425,000	6,214,375

____________

(1)      Expenses applied against gross proceeds include offering expenses of $635,000 and underwriting commissions of $500,000 or $575,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds” on page 98 of this prospectus.

(2)      If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

In addition, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of maximum redemption of our public shares are redeemed, Scenario B) 50% of maximum redemption of our public shares are redeemed, Scenario C) 75% of maximum redemption of our public shares are redeemed, and Scenario D) maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.
	Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(1)	Scenario B 50% of maximum redemptions(2)	Scenario C 75% of maximum redemptions(3)	Scenario D maximum of maximum redemptions(4)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.83	4.90	3.45	0.84
Dilution to public shareholders	$2.17	$3.10	$4.55	$7.16
Numerator:
Net tangible book value before this offering	(170,102)	(170,102)	(170,102)	(170,102)
Contribution receivable	—	—	—	—
Net proceeds from this offering and sale of the private units, net of expenses(9)	100,665,000	100,665,000	100,665,000	100,665,000
Plus: Offering costs accrued in advance, excluded from tangible book value	117,000	117,000	117,000	117,000
Less: Deferred underwriting commissions	(700,000)	(700,000)	(700,000)	(700,000)
Less: Proceeds held in trust subject to redemption(10)	(23,690,474)	(47,380,948)	(71,071,423)	(94,761,897)
Less: Over-allotment liability	$(150,000)	$(150,000)	$(150,000)	$(150,000)
	76,071,424	52,380,950	28,690,475	5,000,001

Denominator:
Ordinary shares issued and outstanding prior to this offering(10)	2,875,000	2,875,000	2,875,000	2,875,000
Less: Ordinary shares forfeited if over-allotment is not exercised	(375,000)	(375,000)	(375,000)	(375,000)
Ordinary shares included in the public units offered	10,000,000	10,000,000	10,000,000	10,000,000
Ordinary shares included in the private units	180,000	180,000	180,000	180,000
Ordinary shares underlying the rights to be included in the public units	2,500,000	2,500,000	2,500,000	2,500,000
Ordinary shares underlying the rights to be included in the private units	45,000	45,000	45,000	45,000
Representative Shares	200,000	200,000	200,000	200,000
Less: Shares subject to redemption	(2,369,047)	(4,738,095)	(7,107,142)	(9,476,190)
	13,055,953	10,686,905	8,317,858	5,948,810

____________

(1)      The numbers set forth in this column assume that 2,369,047 public shares, or 25%, of the 9,476,190 public shares are redeemed.

(2)      The numbers set forth in this column assume that 4,738,095 public shares, or 50%, of the 9,476,190 public shares are redeemed.

(3)      The numbers set forth in this column assume that 7,107,142 public shares, or 75%, of the 9,476,190 public shares are redeemed.

(4)      The numbers set forth in this column assume that 9,476,190 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

	With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions(5)	Scenario B 50% of maximum redemptions(6)	Scenario C 75% of maximum redemptions(7)	Scenario D maximum of maximum redemptions(8)
Offering price of $8.00 included in the units (adjusted to exclude the value of the warrants and rights)	$8.00	$8.00	$8.00	$8.00
Pro forma net tangible book value per share, as adjusted	5.84	4.90	3.42	0.74
Dilution to public shareholders	$2.16	$3.10	$4.58	$7.26
Numerator:
Net tangible book value before this offering	(170,102)	(170,102)	(170,102)	(170,102)
Contribution receivable	—	—	—	—
Net proceeds from this offering and sale of the private units, net of expenses(9)	115,665,000	115,665,000	115,665,000	115,665,000
Plus: Offering costs accrued in advance, excluded from tangible book value	117,000	117,000	117,000	117,000
Less: Deferred underwriting commissions	(805,000)	(805,000)	(805,000)	(805,000)
Less: Proceeds held in trust subject to redemption(10)	(27,451,724)	(54,903,448)	(82,355,173)	(109,806,897)
	$87,355,174	$59,903,450	$32,451,725	$5,000,001

Denominator:
Ordinary shares issued and outstanding prior to this offering(10)	2,875,000	2,875,000	2,875,000	2,875,000
Less: Ordinary shares forfeited if over-allotment is not exercised	—	—	—	—
Ordinary shares included in the public units offered	11,500,000	11,500,000	11,500,000	11,500,000
Ordinary shares included in the private units	187,500	187,500	187,500	187,500
Ordinary shares underlying the rights to be included in the public units	2,875,000	2,875,000	2,875,000	2,875,000
Ordinary shares underlying the rights to be included in the private units	46,875	46,875	46,875	46,875
Representative Shares	230,000	230,000	230,000	230,000
Less: Shares subject to redemption	(2,745,172)	(5,490,345)	(8,235,517)	(10,980,690)
	14,969,203	12,224,030	9,478,858	6,733,685

____________

(5)      The numbers set forth in this column assume that 2,745,172 public shares, or 25%, of the 10,980,690 public shares are redeemed.

(6)      The numbers set forth in this column assume that 5,490,345 public shares, or 50%, of the 10,980,690 public shares are redeemed.

(7)      The numbers set forth in this column assume that 8,235,517 public shares, or 75%, of the 10,980,690 public shares are redeemed.

(8)      The numbers set forth in this column assume that 10,980,690 public shares, or maximum redemptions that would permit us to maintain net tangible assets of $5,000,001 are redeemed.

(9)      Expenses applied against gross proceeds include offering expenses of $635,000 and underwriting commissions of $500,000 or $575,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds” on page 98 of this prospectus.

(10)   If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share .

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are other potential sources of future dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of the initial business combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from: (i) any loans or additional investments from our sponsor, members of our management team or any of their affiliates or designees, including the issuing of Working Capital Units or Extension Units, (ii) any ordinary shares, preferred shares or debt securities that may be issued to third parties pursuant to any equity financing or debt financing in connection with the initial business combination, (iii) other source of issue of securities, such as the reservation and issuance of any securities under an employee incentive plan after completion of our initial business combination. For further discussions on potential sources of dilutions and potential risks associated thereof, see “Risk Factor — The conversion of any working capital notes or extension notes into working capital units or extension units may result in significant dilution to your public shares.” and “Risk Factor — We may issue additional ordinary or preferred shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.” on pages 60 and 43 of the prospectus.

Capitalization

The following table sets forth our capitalization at March 15, 2026, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the private units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	March15, 2026
Capitalization	Actual	As Adjusted
Notes Payable to related party(1)	170,102	—
Deferred underwriting commissions	—	700,000
Over-allotment liability	—	150,000
Class A ordinary shares, subject to redemption; 0 shares and 10,000,000 shares which are subject to possible redemption, actual and as adjusted, respectively(2)	—	100,000,000

Shareholder’s Equity:
Preferred shares, $0.0001 par value, 10,000,000 shares authorized; none issued and outstanding, actual and adjusted	—	—
Class A ordinary shares, $0.0001 par value, 400,000,000 shares authorized; no shares issued and outstanding, actual; 380,000 shares issued and outstanding, as adjusted	—	38
Class B ordinary shares, $0.0001 par value, 90,000,000 shares authorized; 2,875,000 shares issued and outstanding, actual; 2,500,000 shares issued and outstanding, as adjusted(3)	288	250
Additional paid-in capital	24,712	(160,288)
subscription receivable	(25,000)	(25,000)
Accumulated deficit	(53,102)	(53,102)
Total stockholders’ equity (deficit)	(53,102)	(238,102)
Total Capitalization	117,000	100,611,898

____________

(1)      Our sponsor may loan us up to $500,000 under an unsecured promissory note dated March 3, 2026 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any advances and loans received from our sponsor out of the proceeds from this offering and the sale of the private units. As of March 15, 2026, we had advanced $170,102 under the promissory note with our sponsor.

(2)      Upon the completion of our initial business combination, we will provide our public shareholders, other than our initial shareholders and our directors and officers, with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, or vote against, our initial business combination, for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (less taxes payable), divided by the number of then outstanding public shares, subject to any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(3)      Actual share amount is prior to any forfeiture of insider shares and as adjusted amount assumes no exercise of the underwriters’ over-allotment option and forfeiture of an aggregate of 375,000 insider shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on January 5, 2026, as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We may pursue an initial business combination in the broader technology sector — specifically high-growth TMT, consumer technology, and next-generation innovation — or any other industry. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A ordinary shares and/or rights.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, on March 15, 2026, we had $0 in cash and deferred offering costs of $117,000. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenue until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements, other than as described elsewhere in this prospectus. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through borrowings from our sponsor evidenced in a promissory note of up to $500,000 ($170,102 of which has been drawn down as of March 15, 2026).

We estimate that the net proceeds from the sale of the units in this offering and the sale of the private units for an aggregate purchase price of $101,800,000 (or $116,875,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $635,000 and underwriting discount of $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), will be $100,665,000 (or $115,665,000 if the underwriters’ over-allotment option is exercised in full), among which, $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. The remaining approximately $665,000 (whether or not the over-allotment option is exercised) will not be held in the trust account. In the event that our offering expenses and underwriting discount exceed our estimate of $1,135,000 (or $1,210,000 if the underwriters’ over-allotment option is exercised in full), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses and underwriting discount are less than our estimate of $1,135,000 (or $1,210,000 if the underwriters’ over-allotment option is exercised in full), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (excluding deferred underwriting commissions), to complete our initial business combination. We may withdraw interest to pay our taxes, if any and to pay our liquidation expenses up to $100,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Following the closing of the offering, we will have available to us the approximately $665,000 (whether or not the over-allotment option is exercised) of proceeds held outside the trust account (assuming our offering expenses are as expected). We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately

•        $150,000 for legal, accounting, due diligence, travel and other expenses related to any business combination;

•        $150,000 for legal and accounting fees related to regulatory reporting obligations;

•        $62,500 for compensation payable to the Company’s executive officers;

•        $85,000 for NASDAQ continued listing fees;

•        $120,000 for directors’ and officers’ liability insurance; and

•        $97,500 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness will have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our insider shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by our public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private units held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

Upon incorporation, the company issued one Class A ordinary share to the subscriber, Harneys Fiduciary (Cayman) Limited, which was subsequently transferred to our sponsor on January 19, 2026. On March 30, 2026, the sponsor surrendered the Class A ordinary share to the company without consideration.

On March 18, 2026, our sponsor purchased, and the company issued to the sponsor, 2,875,000 Class B ordinary shares for an aggregate purchase price of $25,000.

The number of insider shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 11,500,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such insider shares would represent 20% of the outstanding shares after this offering (not including the Class A ordinary shares that are included within the private units). Up to 375,000 of the insider shares are subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full.

Our sponsor has committed to purchase an aggregate of 180,000 private units at a price of $10.00 per unit, for an aggregate purchase price of $1,800,000.

The private units will be identical to the units sold in this offering except that, so long as they are held by our sponsor or its permitted transferees, the private units (and the component securities) (i) will not be transferable until the completion of our initial business combination and (ii) will be entitled to registration rights.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

We will pay our Chief Executive Officer and Chief Financial Officer an aggregate of $12,500 per month ($7,500 and $5,000, respectively) for an aggregate amount of up to $75,000, payable until the earlier of (i) the conclusion of their respective terms or (ii) the payment of six months of such monthly compensation.

Prior to the closing of this offering, our sponsor loaned us funds in an aggregate amount of up to $500,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due on the earlier of (i) December 31, 2027 or (ii) the consummation of this offering. As of March 15, 2026, we had borrowed $170,102 under the promissory note with our sponsor.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, or to extend our life, our founders, officers, directors or their affiliates/designees may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit in addition to the convertible notes in connection with the potential extensions. We believe the purchase price of these working capital units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such working capital units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

We will enter into a registration rights agreement with respect to the insider shares and private units, which is described under the heading “Principal Shareholders — Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K. Other than the commitments and contractual obligations described elsewhere in this prospectus, we did not have any additional commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a blank check company in the Cayman Islands as an exempted company with limited liability. Our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location.

Currently, we do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We are confident that we will be able to find a target business that will meet expectations. We intend to capitalize on the strengths and experiences of our management team to select, acquire and form a business combination that has a competitive advantage in their core business and is positioned to bring in high returns and long-term sustainable growth.

Our Insiders and Management

One of our insiders is our sponsor, Hugreat Ltd, a British Virgin Islands company.

The other insiders are officers and directors of the Company. We believe that with their experience and skillsets in sourcing, investing, and value-enhancement, we are well positioned in pursuing opportunities that will offer risk-adjusted returns.

Our officers, directors and director nominees are as follows:

Ms. Xiaolin Zheng has served as our Chief Executive Officer and Chairwoman of our Board of Directors since our inception. Ms. Zheng brings over a decade of experience in investment banking and private equity, with a strong focus on cross-border capital markets and strategic investments. Since March 2025, she has served as a director of Aurorizon Co., Limited, an AI technology and investment consulting company. From April 2021 to January 2024, Ms. Zheng served as a Partner at CE Innovation Capital, where she led equity investments and oversaw post-investment management for high-growth technology and innovation companies. Prior to that, from June 2017 to April 2021, Ms. Zheng was a Director of Strategic Investments at JD.com (Nasdaq: JD). In this role, she spearheaded international M&A and global strategy execution, managing the full deal cycle from structuring and valuation to post-merger integration. Earlier in her career, Ms. Zheng worked in bulge-bracket investment banking roles, including in the Technology, Media, and Telecommunications (TMT) group at Deutsche Bank (NYSE:DB) in Hong Kong from October 2011 to October 2014. Prior to that, she started her career as an Analyst at Bank of America Merrill Lynch (NYSE:BAC) in Hong Kong where she worked July 2010 to October 2011. Ms. Zheng received a Bachelor of Business Administration with First Class Honours in Quantitative Finance from the National University of Singapore (NUS).

We believe that Ms. Zheng is qualified to serve on our board of directors based on her business and investment expertise.

Ms. Ying Xu serves as the Company’s Chief Financial Officer and a director since our inception. Ms. Xu has deep experiences in private equity and global capital markets. Since October 2025, Ms. Xu has served as Principal at Bits x Bites, where she leads new investment initiatives and drives strategic growth across portfolios. From November 2018 to Oct 2025, Ms. Xu served as Vice President at Eight Roads Capital, Fidelity’s principal investment arm, where she was responsible for early-stage and growth-stage investments in the technology and consumer sectors. From May 2017 to October 2018, Ms. Xu worked in corporate strategy and investment at JD.com (NASDAQ: JD), where she was responsible for strategic investment projects both overseas and within China. Earlier in her career, Ms. Xu served as an Investment Banking Analyst at Citigroup Global Markets Asia Limited from April 2014 to April 2016, where she worked on equity initial public offerings, mergers and acquisitions, debt capital markets transactions, and other investment banking activities. Since June 2025, she has served as a director of Beijing Yuehuo Catering Management Co., Ltd. Ms. Xu served as a director of Ruiyun (Shenzhen) Cold Chain Logistics Technology Co., Ltd. from July 2025 to December 2025. Ms. Xu received a Bachelor of Business Administration, with Distinction, from the Stephen M. Ross School of Business at the University of Michigan in December 2013.

We believe Ms. Xu is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. “Joy” Yi Hua will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Hua has more than 20 years of experience in capital markets, institutional investment management, finance, and accounting. Ms. Hua has served as the Chief Financial Officer and Chairwoman of the board of directors of Foxx Development Holdings Inc. (Nasdaq: FOXX), and the Chief Financial Officer of Foxx Development Inc., since September 2024. Previously, from March 2022 to September 2024, she was Chief Executive Officer, Chief Financial Officer and Chairwoman of Acri Capital Acquisition Corporation (Nasdaq: ACAC), which successfully completed the business combination with Foxx Development Inc. Since January 2023, Ms. Hua has served as the CEO of Bit Bay Technology Corporation, a US data center investment and management company. She has also served as the Managing Director of Serene View Capital LLC, an investment management and consulting firm, since June 2016.

Previously, in June 2018, Ms. Hua founded Cohere Education LLC, an online education start-up engaged in the distribution of STEAM curriculum and programs to K-12 and college students in the U.S. and China, and served as its CEO from June 2018 to October 2024. Before that, Ms. Hua co-founded and served as the Chief Operating Officer for MeshImpact LLC, a consulting firm focused on data analytics and machine learning solutions, between July 2016 and December 2018. Earlier in her career, Ms. Hua worked for CornerStone Partners LLC for 8 years from 2008 to 2016 where she managed private equity and real assets portfolios of over 3 billion US dollars for 12 non-profit clients. Ms. Hua started her investment career at UVIMCO, the organization that manages the University of Virginia’s endowment, from 2004 to 2008. Ms. Hua received her MBA from the University of Texas at Austin in 2003, and a B.A. in Economics from Shanghai University of Finance & Economics in 1997. She has been a CFA charter holder since 2004.

We believe Ms. Hua is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Xin Yue Jasmine Geffner will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Geffner has more than 20 years of experience in capital markets, mergers & acquisitions, management, finance and accounting. Ms. Geffner has been managing director of Hong Kong-based Austen Capital International Limited since May 2025 and its responsible officer for Type 4 (Advising on Securities) and Type 9 (Asset Management) licenses since August 2025, which were granted by the Hong Kong Securities & Futures Commission. She is currently an Executive Director and Chief Executive Officer of one of Austen Capital’s portfolio companies listed on the Hong Kong Stock Exchange, East Nova Holdings Limited (HKSE: 3626), since May 2025. Ms. Geffner is an independent director of Helport AI Limited (Nasdaq: HPAI) since August 2024 and an independent director of Aureus Greenway Holdings Inc. since November 2024. Ms. Geffner was previously an independent director of NWTN Inc. (Nasdaq: NWTN) from November 2022 to December 2024, Tristar Acquisition I Corp. (NYSE: TRIS) from August 2023 to August 2024, and China Finance Online Co. Limited (Nasdaq: JRJC) from May to November 2021, respectively.

Ms. Geffner had served as chief financial officer of various listed companies, including (i) Dorsett Hospitality International Services Limited (part of Far East Consortium International Limited (HKSE: 035)), from February 2019 to March 2025; (ii) GreenTree Hospitality Group Limited (NYSE: GHG), from October 2017 to December 2018; and (iii) Carnival Group International Holdings Limited (HKSE: 0996, delisted on December 7, 2023), from August 2014 to March 2016. She served as the vice president in charge of corporate finance and development in Asia Pacific with LeEco from October 2016 to August 2017. Apart from the aforementioned work experiences, Ms. Geffner also has experiences working in regional and international banks such as ANZ Hong Kong, HSBC and Crédit Agricole.

Ms. Geffner obtained her Bachelor of Business Administration with a major in international marketing and finance from City University of New York in 1994, and a Master of Business Administration degree majoring in finance and accounting from New York University in 1997. She is a certified public accountant in Washington State, USA as well as in Hong Kong and is also a chartered financial analyst.

We believe Ms. Geffner is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Yuanmei Ma will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Ma has significant experience in finance, mergers and acquisitions, and public company operations. From May 2024 to March 2026, Ms. Ma served as Chief Financial Officer and director of Charlton Aria Acquisition Corporation, a special purpose acquisition company, where she was responsible for financial management and merger and acquisition-related matters. She has also served as an independent director and audit committee chair of Intercont (Cayman) Limited since March 2025. From June 2024 to October 2024, Ms. Ma served as Chief Financial Officer and director of Thunder Power Holdings, Inc. (OTC: AIEV), a Taiwanese electronic vehicle developer, after the company’s business combination with Feutune Light Acquisition Corporation, a Delaware special purpose acquisition company (SPAC). Previously, she served as the Chief Financial Officer of Feutune Light Acquisition Corporation from January 2022 to June 2024. From June 2022 to August 2023, she served as Chief Financial Officer of Aiways Group, an electric vehicle company, where she was responsible for finance and merger and acquisition activities. Earlier in her career, Ms. Ma served as Chief Financial Officer of Fortune Rise Acquisition Corporation, a special purpose acquisition company, from February 2021 to December 2022, and as Chief Financial Officer of Mayrock Automotive, a commercial electric vehicle company, from September 2020 to June 2022, focusing on finance and merger-related matters. Ms. Ma received a Bachelor of Science in Accounting from Arkansas State University in December 1996. She received an Executive Master of Business Administration (EMBA) degree from INSEAD Business School in 2009 and an Executive Master of Business Administration (EMBA) degree from Tsinghua University in the same year.

We believe Ms. Ma is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Our Sponsor

Our sponsor, Hugreat Ltd, is a British Virgin Islands company formed as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Ms. Ningdi Shi, a Chinese citizen and resident (the “sponsor director”), serves as the sponsor’s sole director and shareholder with 100% of the issued and outstanding shares of the sponsor.

Ms. Shi served as the general manager of Suzhou Chongcheng International Trade Co., Ltd., a company primarily engaged in domestic commodity trading and provides supply chain financial services, from December 2014 to October 2019. Other than this Company, neither Ms. Shi nor the sponsor has previously organized any SPAC or is currently involved in any other SPAC at this time.

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively. In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, aggregating 60,000 insider shares, immediately prior to the closing of offering. The insider shares held by our sponsor include an aggregate of up to 375,000 insider shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

Other than the foregoing, our sponsor is not expected to effect any direct transfer of the insider shares it held prior to the offering, and neither the sponsor or Ms. Shi is not expected to effect any indirect transfer of such insider shares by transferring any securities of the sponsor prior to the offering. As a result, prior to the offering, the sponsor holds 2,475,000 insider shares, or 86.1% of our issued and outstanding shares. Immediately after the offering, the sponsor is expected to hold 2,100,000 insider shares, or 84.0% of the issued and outstanding insider shares (without the exercise of the over-allotment option and assuming 375,000 insider shares forfeited as a result thereof).

The insider shares are identical to the Class A ordinary shares of the Company, except that (i) they will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) they are subject to certain transfer restrictions (see “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus); (c) prior to our initial business combination, only holders of the Class B ordinary shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the Class A ordinary shares.

In addition, our sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of the registration statement that this prospectus forms a part pursuant to which, (A) to vote its insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our sponsor has agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus).

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, which means that these securities will be transferable following the completion of our initial business combination.

Although our sponsor is not expected to effect any transfer of the insider shares or private units its holds during the relevant lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities): (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. Except for the contractual restriction of the lock-up, there is no other restriction on the sponsor or their beneficial owner’s ability to share, sell or otherwise dispose of part or all of the interests in our Sponsor. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor or the sponsor by a securities holder of the sponsor or the sponsor to a third party, or the issuance of new securities of the Sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very limited influence over the management of the Company. For further information, see “Risk Factor — Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.” on page 46 of this prospectus.

Following this offering, our sponsor will own a total of 2,100,000 insider shares and 180,000 private units, representing 17.7% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,821,000 for an aggregate of 2,280,000 shares, 180,000 warrants and 180,000 rights (which will be converted to 45,000 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or their affiliates have not received and will not receive any other form of compensation.

For a summary of the securities owned by the sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Purchase Price or Conversion Price Per Securities
Insider Shares(1)(2)	2,475,000	2,100,000	$0.01 per share
Private Units(3)	0	180,000	$10.00 per unit (including one private share and one private right)
Working capital units	0	Up to 300,000	$10 per working capital unit (including one working capital share and one working capital right)

____________

(1)      The insider shares are subject to lock up until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

(2)      Notwithstanding the lock-up terms, transfers are permitted: (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

(3)      The private units are subject to lock-up until 30 days following the closing of a business combination.

Upon the consummation of this offering, our insiders will own approximately 20.0% of our issued and outstanding ordinary shares (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). For further information about the adjustment of insider shares, see “Description of Securities — Ordinary Shares” on page 156 of this prospectus.

On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering, respectively. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest and due on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering. In addition, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

Our sponsor transferred 175,000 insider shares to Ms. Xiaolin Zheng, our Chairwoman, CEO and director, and 165,000 insider shares to Ms. Ying Xu, our CFO and director, and will transfer 20,000 insider shares to each independent director immediately prior to the closing of offering. In addition, we have offered to and our Chairwoman and CEO, Ms. Xiaolin Zheng, has accepted an offer letter, dated March 13, 2026, which was effective (the “Term”) from the date of the agreement until the earlier of: (i) the termination of the offer letter; (ii) the date that the Company consummates an initial business combination; (iii) the date the Company is wound up; or (iv) the date that she vacates her positions or she is removed or disqualified from her positions pursuant to the Company’s memorandum and articles of association. The offer letter provides that, during the Term, Ms. Xiaolin Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000. We have also offered to and our CFO, Ms. Ying Xu, has accepted an offer letter, dated March 16, 2026, which sets out the same Term as the offer letter for Ms. Ying Xu. The offer letter provides that, during the Term, Ms. Ying Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000. Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026; after the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. For further information about the source of the compensation, see “Use of Proceeds” on page 98 of this prospectus. Other than the foregoing and the ownership of insider shares by Ms. Xiaolin Zheng, Ms. Ying Xu and the independent directors, our directors and officers have not received or will receive any other form of compensation upon the closing of the offering. See “Management — Executive Officer and Director Compensation” on page 141 of the prospectus.

Except as disclosed under this section, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of working capital units that may be converted from the working capital notes and the issuance of extension units that may be converted from the extension notes, will have dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factor — The conversion of any working capital notes or extension notes into working capital units or extension units may result in significant dilution to your public shares.” and “Risk Factor — We may issue additional ordinary or preferred shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.” on pages 60 and 43 of the prospectus.

Given that Ms. Ningdi Shi is a Chinese citizen and resident and has sole voting and investment discretion with respect to our shares held by our sponsor, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 82 of this prospectus.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our officers and directors are all located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director, is located in Hong Kong. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon them or our sponsor, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. For further information, see “Risk Factors — Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.” on page 77 of this prospectus.

As more fully discussed in “Management — Conflicts of Interest” on page 144 of this prospectus, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

Background and Competitive Strengths

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms and consultants in order to source, acquire, and support the operations of the business combination target. For example, Ms. Xiaolin Zheng, our CEO and Chairwoman of the board of directors, has extensive experience in capital markets, equity investing, deal sourcing, and post-investment management, particularly in the technology sector. Ms. Ying Xu, our CFO and director, is an experienced investor specializing in cross-border investments within the technology and consumer sectors. Her expertise is further strengthened by capital market insights gained from her background in investment banking. The background of Ms. Xiaolin Zheng and Ms. Ying Xu will be instrumental in guiding our business combination search.

In addition, several members of our management team have extensive track record in corporate finance, public company governance, and SPAC transactions, with unique perspectives on evaluating and analyzing the financial health, strength, and potential of target companies. Ms. “Joy” Yi Hua, our independent director nominee, is a CFA charter holder with a solid background in investment management. Ms. Hua also lead Acri Capital Acquisition Corp (“ACAC”) as its chairwoman and chief executive officer to complete a business combination with Foxx Development Inc. in September 2024. Ms. Hua remains as the Chief Financial Officer of Foxx Development Holdings Inc, the post-combination entity (Nasdaq: FOXX). Ms. Xin Yue Jasmine Geffner, our independent director nominee, is a CFA charter holder and CPA with significant experience in finance, accounting, and internal audit, and has served as an independent director of multiple Nasdaq-listed companies. Ms. Yuanmei Ma, our independent director nominee, had served as chief financial officer of multiple SPACs and operating companies in the new energy and electric vehicle sectors, and holds a Bachelor of Accounting degree. Their background can help inform and guide our evaluation and search process, and deliver unique insight and perspective in the valuation of targets, negotiation of definitive agreement, and solicitation of transaction financing.

We believe that this combination of extensive relationships and expertise will make us a preferred partner for and allow us to source high-quality business combination targets. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Business Strategy and Acquisition Criteria

Our management team intends to focus on creating shareholder value by leveraging its experience in the management and operation of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are essential in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we consider it appropriate to do so:

•        Strong Management Team

We will seek to acquire those businesses with seasoned and strong managements having a track record of driving growth and profitability; or having business propositions that are likely to be well received by public investors. Our management team has cultivated deep relationships with leading global investment banks, top-tier private equity and venture capital firms, and major multinational technology companies. We intend to leverage these proprietary networks to source high-quality deal flow that may not be broadly available to the market.

•        High-Growth TMT, Consumer Technology, and Next-Generation Innovation Sectors

We intend to focus our business combination search on targets operating in sectors where our management team has a demonstrated track record of successful investments, including digital entertainment, interactive media, e-commerce ecosystems, and next-generation technologies such as AI-driven applications and smart hardware. We will seek to identify companies that have established proven monetization models and are positioned at an inflection point for accelerated growth.

•        Strong Market Positions and Underexploited Growth Potential

We intend to seek target companies that have established solid positions in their respective markets but possess significant underexploited expansion opportunities. This expansion can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets, and leveraging a U.S. public market listing as a platform to access global capital markets, broaden the target’s investor base, and enhance international brand visibility. Our management team has significant experience in executing cross-border M&A transactions and formulating global growth strategies, and we intend to draw on this expertise to help identify such targets and assist target management in assessing the strategic and financial fit for international expansion.

•        Long-term Revenue Visibility with Defensible Market Position

In management’s view, the target companies should be close to an anticipated inflection point, such as those companies requiring additional management expertise, those companies able to innovate by developing new products or services, or companies where we believe we have the ability to achieve improved profitability through an acquisition designed to help facilitate growth.

•        Benefits from Being a U.S. Public Company (Value Creation and Marketing Opportunities)

We intend to search target companies that we believe will help offer attractive risk-adjusted equity returns for our shareholders. Among other criteria, we expect to evaluate financial returns based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions, and (iv) the prospects for creating value through other value creation initiatives. We also plan to evaluate potential upside from future growth in the target business’ earnings and an improved capital structure. In addition, our management team’s experience in corporate strategic investments and operational management positions us to support the combined company in executing add-on acquisitions, optimizing capital structure, and integrating post-merger operations to drive long-term shareholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private units, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private units are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, insiders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, special advisors or insiders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or insiders, we will do so only if we have obtained an opinion from an unaffiliated third party that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

We believe the factors laid out in “— Business Strategy and Acquisition Criteria” on page 122 of this prospectus will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the Company’s business strategy and acquisition criteria as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to NASDAQ listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on NASDAQ. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value).

If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ. If NASDAQ delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the Trust Account.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses), in each case subject to the limitations described herein. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them for their pro rata share of the aggregate amount then on deposit in the Trust Account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the Trust Account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 12 months from the closing of this offering in order to be able to receive a pro rata share of the Trust Account.

Our insiders and our officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. In addition, the representative has agreed to vote the representative shares in favor of any proposed business combination. Assuming the over-allotment option is not exercised and the insiders do not purchase any units in this offering or units or shares in the after-market, our insiders including our sponsor, directors, officers, and the representative, collectively represent 22.4% of issued and outstanding ordinary shares on converted basis. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares, private shares and representative shares, we would need additional 1,413,334 public shares to vote in order to obtain a quorum which will be, pursuant to the amended and restated memorandum and articles of association that we will adopt prior to the completion of this offering, one-third (1/3) of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, the votes controlled by our insiders and the representative would be sufficient to approve our initial business combination, and we may be able to complete our initial business combination even if none of our public shareholders vote in favor of the initial business combination, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 3,560,001, or 35.6%, of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our officers, directors, insiders or their affiliates has indicated any intention to purchase units in this offering or any units or Class A ordinary shares in the open market or in private transactions (other than the private units)).

Permitted Purchases of our Securities

In the event we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our founders, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares, warrants or rights our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the Trust Account will be used to purchase shares or public rights in such transactions prior to completion of our initial business combination. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our founders or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. None of the funds in the Trust Account will be used to purchase shares in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met, or to reduce the number of shares being submitted for redemption. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. If such arrangements or agreements are entered into, we would file a Current Report on Form 8-K before our security holder meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the initial business combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of shares for which we has received redemption requests.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of, and Rule 10b-5 under, the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption/Tender Rights

At any meeting called to approve an initial business combination, public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our insiders have agreed, pursuant to written letter agreements with us, not to redeem any public shares held by them for their pro rata share of the aggregate amount then on deposit in the Trust Account. The redemption rights will be effected under our amended and restated memorandum and articles of association and Cayman Islands law as redemptions. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek redemption of his shares.

Alternatively, if we engage in a tender offer, each public shareholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our insiders, officers and directors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. Once the shares are tendered by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our Register of Members to reflect all redemptions and cancel such shares. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such delivery requirements. Accordingly, a shareholder would have from the time our proxy statement is mailed through the vote on the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. Under our amended and restated memorandum and articles of association, we are required to provide at least five clear days’ advance notice of any shareholder meeting; provided, however, that in the case of a general meeting convened in connection with a business combination, at least twenty (20) calendar days’ notice is required. As a result, if we require public shareholders who wish to redeem their ordinary shares for a pro rata portion of the funds in the Trust Account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $120 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any request to redeem or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their redemption or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption or tender rights would not be entitled to redeem their shares for the applicable pro rata share of the Trust Account. In such case, we will promptly return any shares delivered by public holders.

Automatic Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 12 months from the consummation of this offering, it will trigger our automatic winding up, liquidation and subsequent dissolution pursuant to the terms of our amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay our taxes, then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the warrants and rights will expire and will be worthless.

The amount in the Trust Account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the Trust Account, we anticipate that we would distribute to our public shareholders the amount in the Trust Account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of taxes payable and up to $100,000 of interest released to us to pay dissolution expenses). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of our insiders and our officers and directors have agreed to waive its rights to participate in any liquidation of our Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares and private shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants and rights, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $10.00.

The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

Our sponsor has agreed that, if we liquidate the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, we cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Facilities

Our principal executive office is located at 300 Delaware Ave. Suite 210 #494, Wilmington, DE 19801, the United States], and our telephone number is (302) 251-6637.

Employees

We have two executive officers, Ms. Xiaolin Zheng, who is our Chairwoman and Chief Executive Officer, and Ms. Ying Xu, who is our Chief Financial Officer. Our officers are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, Class A ordinary shares, warrants, and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1,235,000,000 or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units will be deposited into a Trust Account in the United States, maintained by Equiniti Trust Company, LLC, acting as trustee.

$90,000,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private units held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our Trust Account (excluding any deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. We will not be required to comply with the 80% fair market value requirement if we are delisted from NASDAQ.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The ordinary shares, warrants, and rights comprising the units will begin to trade separately on the 52nd day following the date of this prospectus unless the underwriters inform us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.

No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or Trust Account.

	Terms of the Offering	Terms Under a Rule 419 Offering
Exercise of the warrants

The warrants cannot be exercised until the later of 30 days after the completion of a business combination and one year from the effectiveness of this registration statement and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account less taxes payable. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our amended and restated memorandum and articles of association, we must provide at least five clear days advance notice of any meeting of shareholders; provided, however, that in the case of a general meeting convened in connection with a business combination, at least twenty (20) calendar days’ notice is required. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to redeem their shares for cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of the Offering	Terms Under a Rule 419 Offering
Business combination deadline

Pursuant to our amended and restated memorandum and articles of association, if we do not complete an initial business combination within 12 months from the consummation of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to US$100,000 of interest to pay dissolution expenses ), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.

If an acquisition has not been consummated within 12 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the Trust Account

There can be released to us, from time to time any interest earned on the funds in the Trust Account that we may need to pay our tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the Trust Account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds

Except for interest earned on the funds held in the Trust Account that may be released to us to pay our tax obligations, the proceeds held in the Trust Account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay redeeming or tendering shareholders, as the trustee will directly send the appropriate portion of the amount held in trust to the redeeming or tendering shareholders at the time of the business combination) and the liquidation of our Trust Account upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Xiaolin Zheng	39	Chief Executive Officer, Director, and Chairwoman
Ying Xu	34	Chief Financial Officer, and Director
“Joy” Yi Hua	50	Independent Director Nominee
Xin Yue Jasmine Geffner	53	Independent Director Nominee
Yuanmei Ma	55	Independent Director Nominee

Below is a summary of the business experience of each our executive officers and directors.

Ms. Xiaolin Zheng has served as our Chief Executive Officer and Chairwoman of our Board of Directors since our inception. Ms. Zheng brings over a decade of experience in investment banking and private equity, with a strong focus on cross-border capital markets and strategic investments. Since March 2025, she has served as a director of Aurorizon Co., Limited, an AI technology and investment consulting company. From April 2021 to January 2024, Ms. Zheng served as a Partner at CE Innovation Capital, where she led equity investments and oversaw post-investment management for high-growth technology and innovation companies. Prior to that, from June 2017 to April 2021, Ms. Zheng was a Director of Strategic Investments at JD.com (Nasdaq: JD). In this role, she spearheaded international M&A and global strategy execution, managing the full deal cycle from structuring and valuation to post-merger integration. Earlier in her career, Ms. Zheng worked in bulge-bracket investment banking roles, including in the Technology, Media, and Telecommunications (TMT) group at Deutsche Bank (NYSE:DB) in Hong Kong from October 2011 to October 2014. Prior to that, she started her career as an Analyst at Bank of America Merrill Lynch (NYSE:BAC) in Hong Kong where she worked July 2010 to October 2011. Ms. Zheng received a Bachelor of Business Administration with First Class Honours in Quantitative Finance from the National University of Singapore (NUS).

We believe that Ms. Zheng is qualified to serve on our board of directors based on her business and investment expertise.

Ms. Ying Xu serves as the Company’s Chief Financial Officer and a director since our inception. Ms. Xu has deep experiences in private equity and global capital markets. Since October 2025, Ms. Xu has served as Principal at Bits x Bites, where she leads new investment initiatives and drives strategic growth across portfolios. From November 2018 to Oct 2025, Ms. Xu served as Vice President at Eight Roads Capital, Fidelity’s principal investment arm, where she was responsible for early-stage and growth-stage investments in the technology and consumer sectors. From May 2017 to October 2018, Ms. Xu worked in corporate strategy and investment at JD.com (NASDAQ: JD), where she was responsible for strategic investment projects both overseas and within China. Earlier in her career, Ms. Xu served as an Investment Banking Analyst at Citigroup Global Markets Asia Limited from April 2014 to April 2016, where she worked on equity initial public offerings, mergers and acquisitions, debt capital markets transactions, and other investment banking activities. Since June 2025, she has served as a director of Beijing Yuehuo Catering Management Co., Ltd. Ms. Xu served as a director of Ruiyun (Shenzhen) Cold Chain Logistics Technology Co., Ltd. from July 2025 to December 2025. Ms. Xu received a Bachelor of Business Administration, with Distinction, from the Stephen M. Ross School of Business at the University of Michigan in December 2013.

We believe Ms. Xu is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. “Joy” Yi Hua will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Hua has more than 20 years of experience in capital markets, institutional investment management, finance, and accounting. Ms. Hua has served as the Chief Financial Officer and Chairwoman of the board of directors of Foxx Development Holdings Inc. (Nasdaq: FOXX), and the Chief Financial Officer of Foxx Development Inc., since September 2024. Previously, from March 2022 to September 2024, she was Chief Executive Officer, Chief Financial Officer and Chairwoman of Acri Capital Acquisition Corporation (Nasdaq: ACAC), which successfully completed the business combination with Foxx Development Inc. Since January 2023, Ms. Hua has served as the CEO of Bit Bay Technology Corporation, a US data center investment and management company. She has also served as the Managing Director of Serene View Capital LLC, an investment management and consulting firm, since June 2016.

Previously, in June 2018, Ms. Hua founded Cohere Education LLC, an online education start-up engaged in the distribution of STEAM curriculum and programs to K-12 and college students in the U.S. and China, and served as its CEO from June 2018 to October 202. Before that, Ms. Hua co-founded and served as the Chief Operating Officer for MeshImpact LLC, a consulting firm focused on data analytics and machine learning solutions, between July 2016 and December 2018. Earlier in her career, Ms. Hua worked for CornerStone Partners LLC for 8 years from 2008 to 2016 where she managed private equity and real assets portfolios of over 3 billion US dollars for 12 non-profit clients. Ms. Hua started her investment career at UVIMCO, the organization that manages the University of Virginia’s endowment, from 2004 to 2008. Ms. Hua received her MBA from the University of Texas at Austin in 2003, and a B.A. in Economics from Shanghai University of Finance & Economics in 1997. She has been a CFA charter holder since 2004.

We believe Ms. Hua is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Xin Yue Jasmine Geffner will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Geffner has more than 20 years of experience in capital markets, mergers & acquisitions, management, finance and accounting. Ms. Geffner has been managing director of Hong Kong-based Austen Capital International Limited since May 2025 and its responsible officer for Type 4 (Advising on Securities) and Type 9 (Asset Management) licenses since August 2025, which were granted by the Hong Kong Securities & Futures Commission. She is currently an Executive Director and Chief Executive Officer of one of Austen Capital’s portfolio companies listed on the Hong Kong Stock Exchange, East Nova Holdings Limited (HKSE: 3626), since May 2025. Ms. Geffner is an independent director of Helport AI Limited (Nasdaq: HPAI) since August 2024 and an independent director of Aureus Greenway Holdings Inc. since November 2024. Ms. Geffner was previously an independent director of NWTN Inc. (Nasdaq: NWTN) from November 2022 to December 2024, Tristar Acquisition I Corp. (NYSE: TRIS) from August 2023 to August 2024, and China Finance Online Co. Limited (Nasdaq: JRJC) from May to November 2021, respectively.

Ms. Geffner had served as chief financial officer of various listed companies, including (i) Dorsett Hospitality International Services Limited (part of Far East Consortium International Limited (HKSE: 035)), from February 2019 to March 2025; (ii) GreenTree Hospitality Group Limited (NYSE: GHG), from October 2017 to December 2018; and (iii) Carnival Group International Holdings Limited (HKSE: 0996, delisted on December 7, 2023), from August 2014 to March 2016. She served as the vice president in charge of corporate finance and development in Asia Pacific with LeEco from October 2016 to August 2017. Apart from the aforementioned work experiences, Ms. Geffner also has experiences working in regional and international banks such as ANZ Hong Kong, HSBC and Crédit Agricole.

Ms. Geffner obtained her Bachelor of Business Administration with a major in international marketing and finance from City University of New York in 1994, and a Master of Business Administration degree majoring in finance and accounting from New York University in 1997. She is a certified public accountant in Washington State, USA as well as in Hong Kong and is also a chartered financial analyst.

We believe Ms. Geffner is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Ms. Yuanmei Ma will be an independent director of the Company immediately upon listing of our public units on the Nasdaq. Ms. Ma has significant experience in finance, mergers and acquisitions, and public company operations. From May 2024 to March 2026, Ms. Ma served as Chief Financial Officer and director of Charlton Aria Acquisition Corporation, a special purpose acquisition company, where she was responsible for financial management and merger and acquisition-related matters. She has also served as an independent director and audit committee chair of Intercont (Cayman) Limited since March 2025. From June 2024 to October 2024, Ms. Ma served as Chief Financial Officer and director of Thunder Power Holdings, Inc. (OTC: AIEV), a Taiwanese electronic vehicle developer, after the company’s business combination with Feutune Light Acquisition Corporation, a Delaware special purpose acquisition company (SPAC). Previously, she served as the Chief Financial Officer of Feutune Light Acquisition Corporation from January 2022 to June 2024. From June 2022 to August 2023, she served as Chief Financial Officer of Aiways Group, an electric vehicle company, where she was responsible for finance and merger and acquisition activities. Earlier in her career, Ms. Ma served as Chief Financial Officer of Fortune Rise Acquisition Corporation, a special purpose acquisition company, from February 2021 to December 2022, and as Chief Financial Officer of Mayrock Automotive, a commercial electric vehicle company, from September 2020 to June 2022, focusing on finance and merger-related matters. Ms. Ma received a Bachelor of Science in Accounting from Arkansas State University in December 1996. She received an Executive Master of Business Administration (EMBA) degree from INSEAD Business School in 2009 and an Executive Master of Business Administration (EMBA) degree from Tsinghua University in the same year.

We believe Ms. Ma is qualified to serve as our director because of her comprehensive experience in investments and capital markets.

Our Sponsor

Our sponsor, Hugreat Ltd, is a British Virgin Islands company formed as the sponsor of this offering and as an investment vehicle holding the insider shares and private units of the Company. Ms. Ningdi Shi, a Chinese citizen and resident (the “sponsor director”), serves as the sponsor’s sole director and shareholder with 100% of the issued and outstanding shares of the sponsor.

Ms. Shi served as the general manager of Suzhou Chongcheng International Trade Co., Ltd., a company primarily engaged in domestic commodity trading and provides supply chain financial services, from December 2014 to October 2019. Other than this Company, neither Ms. Shi nor the sponsor has previously organized any SPAC or is currently involved in any other SPAC at this time.

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively. In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, aggregating 60,000 insider shares, immediately prior to the closing of offering. The insider shares held by our sponsor include an aggregate of up to 375,000 insider shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.

Other than the foregoing, our sponsor is not expected to effect any direct transfer of the insider shares it held prior to the offering, and neither the sponsor or Ms. Shi is not expected to effect any indirect transfer of such insider shares by transferring any securities of the sponsor prior to the offering. As a result, prior to the offering, the sponsor holds 2,475,000 insider shares, or 86.1% of our issued and outstanding shares. Immediately after the offering, the sponsor is expected to hold 2,100,000 insider shares, or 84.0% of the issued and outstanding insider shares (without the exercise of the over-allotment option and assuming 375,000 insider shares forfeited as a result thereof).

The insider shares are identical to the Class A ordinary shares of the Company, except that (i) they will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) they are subject to certain transfer restrictions (see “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus); (c) prior to our initial business combination, only holders of the Class B ordinary shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the Trust Accounts and other shareholder rights enjoyed by holders of the Class A ordinary shares.

In addition, our sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of the registration statement that this prospectus forms a part pursuant to which, (A) to vote its insider shares and private shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares to receive cash from the Trust Account in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to redeem any insider shares and private shares (as well as any other shares acquired in or after this offering) for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the insider shares and private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, our sponsor has agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described in “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus).

The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, which means that these securities will be transferable following the completion of our initial business combination.

Although our sponsor is not expected to effect any transfer of the insider shares or private units its holds during the relevant lock-up terms, certain transfers prior to the completion of our initial business combination are permitted for the insider shares and private units (including the underlying securities): (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. Except for the contractual restriction of the lock-up, there is no other restriction on the sponsor or their beneficial owner’s ability to share, sell or otherwise dispose of part or all of the interests in our Sponsor. Some permissible transactions, such as the transfer of insider shares from our sponsor to an officer or consultant of the Company, or the transfer of the securities of the sponsor or the sponsor by a securities holder of the sponsor or the sponsor to a third party, or the issuance of new securities of the Sponsor to a third party, may change the ownership structure or control among the sponsor and the management, or result in the control of the Company by another party. In such scenarios, the public shareholders may have very limited influence over the management of the Company. For further information, see “Risk Factor — Before a prospective target business is identified or the initial business combination is consummated, our sponsor or management may change or divest their ownership interests in us. Such change or divestment could deprive us of key personnel and advisors, and the public shareholders may have very limited influence over the management of the Company as a result.” on page 46 of this prospectus.

Following this offering, our sponsor will own a total of 2,100,000 insider shares and 180,000 private units, representing 17.7% of the issued and outstanding shares following this offering. In total, the sponsor will pay for an aggregate purchase price of $1,821,000 for an aggregate of 2,280,000 shares, 180,000 warrants and 180,000 rights (which will be converted to 45,000 shares upon the consummation of our initial business combination). However, other than the foregoing, our sponsor or their affiliates have not received and will not receive any other form of compensation.

For a summary of the securities owned by the sponsor and the relevant terms, see illustration below:

Types of Securities	Number of Securities Before Offering Held	Number of Securities After Offering Held (assuming no over-allotment option exercised)	Purchase Price or Conversion Price Per Securities
Insider Shares(1)(2)	2,475,000	2,100,000	$0.01 per share
Private Units(3)	0	180,000	$10.00 per unit (including one private share and one private right)
Working Capital Units	0	Up to 300,000	$10 per working capital unit (including one working capital share and one working capital right)

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(1)      The insider shares are subject to lock up until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

(2)      Notwithstanding the lock-up terms, transfers are permitted: (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

(3)      The private units are subject to lock-up until 30 days following the closing of a business combination.

Upon the consummation of this offering, our insiders will own approximately 20.0% of our issued and outstanding ordinary shares (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our insider shares immediately prior to the consummation of this offering in such amount so as to maintain the number of insider shares, on an as-converted basis, at approximately 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). For further information about the adjustment of insider shares, see “Description of Securities — Ordinary Shares” on page 156 of this prospectus.

On March 3, 2026, we issued an unsecured promissory note to our sponsor, pursuant to which we may borrow up to an aggregate principal amount of $500,000 to pay formation and operating costs and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest and due on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering. In addition, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

Our sponsor transferred 175,000 insider shares to Ms. Xiaolin Zheng, our Chairwoman, CEO and director, and 165,000 insider shares to Ms. Ying Xu, our CFO and director, and will transfer 20,000 insider shares to each independent director immediately prior to the closing of offering. In addition, we have offered to and Ms. Xiaolin Zheng, our Chairwoman and CEO, has accepted an offer letter, dated March 13, 2026, which was effective (the “Term”) from the date of the agreement until the earlier of: (i) the termination of the offer letter; (ii) the date that the Company consummates an initial business combination; (iii) the date the Company is wound up; or (iv) the date that she vacates her positions or she is removed or disqualified from her positions pursuant to the Company’s memorandum and articles of association. The offer letter provides that, during the Term, Ms. Xiaolin Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000. We have also offered to and Ms. Ying Xu, our CFO, has accepted an offer letter, dated March 16, 2026, which sets out the same Term as the offer letter for Ms. Ying Xu. The offer letter provides that, during the Term, Ms. Ying Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000. Prior to the offering, we paid the monthly cash compensation through a certain loan provided by the sponsor to us to be used for a portion of the expenses of this offering, evidenced by a certain promissory note issued to the sponsor on March 3, 2026; after the offering, we intend to continue paying them through the net proceeds of this offering that will not be held in the Trust Account. For further information about the source of the compensation, see “Use of Proceeds” on page 98 of this prospectus. Other than the foregoing and the ownership of insider shares by Ms. Xiaolin Zheng, Ms. Ying Xu and the independent directors, our directors and officers have not received or will receive any other form of compensation upon the closing of the offering. See “Management — Executive Officer and Director Compensation” on page 141 of the prospectus.

Except as disclosed under this section, the sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between the sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the insider shares, the compensation received or to be received and the amount of securities issued or to be issued to our insiders, including the issuance of working capital units that may be converted from the working capital notes and the issuance of extension units that may be converted from the extension notes, will have dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factor — The conversion of any working capital notes or extension notes into working capital units or extension units may result in significant dilution to your public shares.” and “Risk Factor — We may issue additional ordinary or preferred shares or debt securities to complete a business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.” on pages 60 and 43 of the prospectus.

Given that Ms. Shi is a Chinese citizen and resident and has sole voting and investment discretion with respect to our shares held by our sponsor, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (CFIUS), and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS), or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. See “Risk Factor — We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.” on page 82 of this prospectus.

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our officers and directors are all located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue

Jasmine Geffner, an independent director, is located in Hong Kong. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon them or our sponsor, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. For further information, see “Risk Factors — Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.” on page 77 of this prospectus.

As more fully discussed in “Management — Conflicts of Interest” on page 144 of this prospectus, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us. Most of our officers and directors currently have certain pre-existing fiduciary duties or contractual obligations.

Number, Terms of Office and Appointment of Directors and Officers

Our board of directors consists of five members. Prior to the completion of an initial business combination, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our insider shares. After completion of the business combination, subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our ordinary shares.

Our amended and restated memorandum and articles of association provide that the directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit.

Executive Officer and Director Compensation

We have offered to and Ms. Xiaolin Zheng, our Chairwoman and CEO, has accepted an offer letter, dated March 13, 2026, which was effective (the “Term”) from the date of the agreement until the earlier of: (i) the termination of the offer letter; (ii) the date that the Company consummates an initial business combination; (iii) the date the Company is wound up; or (iv) the date that she vacates her positions or she is removed or disqualified from her positions pursuant to the Company’s memorandum and articles of association. The offer letter provides that, during the Term, Ms. Xiaolin Zheng shall receive cash compensation of $7,500 per month, up to an aggregate maximum of $45,000.

We have also offered to and Ms. Ying Xu, our CFO, has accepted an offer letter, dated March 16, 2026, which sets out the same Term as the offer letter for Ms. Ying Xu. The offer letter provides that, during the Term, The offer letter provides that, during the Term, Ms. Ying Xu shall receive cash compensation of $5,000 per month, up to an aggregate maximum of $30,000.

As of March 15, 2026, an aggregate of $21,875 has been accrued as compensation payable to members of our management team for services rendered to us.

In addition, our sponsor transferred 175,000 insider shares to Ms. Xiaolin Zheng, the CEO and Chairwoman and 165,000 insider shares to Ms. Ying Xu, the CFO, and our sponsor has agreed to transfer to each of our independent director nominees 20,000 insider shares immediately prior to the effectiveness of the registration statement that this prospectus forms a part, provided that in either case such director remain with us until the closing of a business combination, no compensation of any kind, including finders, consulting or other similar fees, has been paid or will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any other agreements with our directors and executive officers.

Director Independence

NASDAQ requires that a majority of our board must be composed of “independent directors.” Currently, “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma would each be considered an “independent director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will only enter into a business combination if it is approved by a majority of our independent directors. Additionally, we will only enter into transactions with our officers and directors and their respective affiliates that are on terms no less favorable to us than could be obtained from independent parties. Any related-party transactions must also be approved by our audit committee and a majority of disinterested independent directors.

Audit Committee

Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Effective as of the date of this prospectus, we have established an audit committee of the board of directors, which will consist of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, each of whom is an independent director under NASDAQ’s listing standards. [•] is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors” who are “financially literate” as defined under NASDAQ listing standards. NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that [•] is qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee

Effective as of the date of this prospectus, we will establish a compensation committee of the board of directors, which will consist of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, each of whom is an independent director under NASDAQ’s listing standards. [•] is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law, no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by applicable law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for management, on the one hand, and the Company, on the other. except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself or themself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation	Nature of obligations
Xiaolin Zheng	Aurorizon Co., Limited	AI technology and investment consulting	Director	Fiduciary
Ying Xu	Beijing Yuehuo Catering Management Co., Ltd.	Catering	Director	Fiduciary
	Eight Roads Capital	Investment	Vice President of Investment	Fiduciary
“Joy” Yi Hua	Foxx Development Holdings Inc.	Electronics and IoT solutions	Chairwoman	Fiduciary
	Foxx Development Inc.	Electronics and IoT solutions	CFO	Fiduciary
	Bit Bay Technology Corporation	Data center investment and management	CEO	Fiduciary
	Serene View Capital LLC	Investment	Managing Director	Fiduciary
Xin Yue Jasmine Geffner	East Nova Holdings Limited	Printing and apparel labeling	CEO & Executive Director	Fiduciary
	Aureus Greenway Holdings Inc.	Golf and recreation	Independent Director	Fiduciary
	Helport AI Limited	AI-powered BPO solutions	Independent Director	Fiduciary
	Austen Capital International Limited	Investment	Managing Director	Fiduciary
Yuanmei Ma	Intercont (Cayman) Limited	Maritime shipping and vessel leasing	Independent Director	Fiduciary

Potential investors should be aware of the following potential conflicts of interest:

•        Our insiders will directly or indirectly own 2,875,000 insider shares (up to 375,000 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        The $0.01 per share price that our insiders paid for the insider shares creates an incentive whereby our sponsor, directors and officers could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, our officers or directors may present a potential target to our competitor that would have been presented to us or devote time to their other business affairs which may have a negative impact on our ability to complete our initial business combination.

•        We may pursue an initial business combination with a target business that is affiliated with our officers, directors, insiders or their affiliates. In such scenarios, our directors, officers, or insiders that are affiliated with the target business may have conflicts of interest in evaluating the target business from a financial point of view or negotiating the terms of business combination. In such scenario, we will be required to obtained (i) an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the business combination is fair to our unaffiliated shareholders from a financial point of view, and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). In no event will any of our insiders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        The insider shares owned by our officers and directors will be released from lock-up only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the Trust Account with respect to any of their insider shares if we do not complete a business combination. Furthermore, our insiders have agreed that the private units will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•        In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates or designees, if any, have not been determined and no written agreements exist with respect to such loans.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the Company’s business combination and acquisition criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the Company’s business combination and acquisition criteria. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, most of our officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. If they purchase ordinary shares in this offering or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to redeem such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

While we do not currently intend to pursue an initial business combination with a company that is affiliated with our officers, directors, insiders or their affiliates, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or insiders, we are not prohibited from pursuing such a transaction, nor are we prohibited from consummating a business combination where any of our officers, directors, insiders or their affiliates acquire a minority interest in the target business alongside our acquisition. To further minimize conflicts of interest, in such scenarios, we will be required to obtained (i) an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the business combination is fair to our unaffiliated shareholders from a financial point of view, and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time).

Furthermore, in no event will any of our insiders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

Our insiders and management may also purchase public units or shares during or after this offering, including in the open market or through privately negotiated transactions. During the offering, if any insiders or management participates in the offering as an anchor investor, they may receive incentives which offer greater economic benefits than those available to public investors in the offering. In addition, in order to incentivize the participation of certain potential anchor investors, our sponsor may offer or share its economics in certain of our securities with such potential anchor investors, the net effect of which could be to provide greater economic benefit to such potential anchor investors than that provided to other investors in the offering.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any insider shares and/or placement shares held by them (and their permitted transferees will agree), and any public shares purchased during or after this offering, in favor of our initial business combination, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the business combination transaction.

Limitation on Liability and Indemnification of Officers and Directors.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that every director and officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such Indemnified Person. No person shall be found to have committed actual fraud, willful neglect or willful default under our amended and restated memorandum and articles of association unless or until a court of competent jurisdiction shall have made a finding to that effect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants or conversion of rights as the warrants are not exercisable within 60 days of the date of this prospectus and the rights are not convertible within sixty days of the date of this prospectus.

The post-offering ownership percentage column below assumes that (i) the underwriter does not exercise its over-allotment option, (ii) there are 2,500,000 Class B ordinary shares issued and outstanding after this offering.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Issued and Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership		Approximate Percentage of Issued and Outstanding Ordinary Shares
Principal Shareholders (5% or more)
Hugreat Ltd(3)	2,475,000	86.1%	2,280,000	(6)	17.7%
Directors and Executive Officers
Xiaolin Zheng(4)	175,000	6.1%	175,000	(4)(7)	1.4%
Ying Xu(4)	165,000	5.7%	165,000	(4)(7)	1.3%
“Joy” Yi Hua(5)	20,000	0.7%	20,000	(5)(7)	*
Xin Yue Jasmine Geffner(5)	20,000	0.7%	20,000	(5)(7)	*
Yuanmei Ma(5)	20,000	0.7%	20,000	(5)(7)	*
All directors and executive officers (five individuals) as a group	400,000	13.9%	400,000		3.1%

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o Alpex Acquisition Corporation, 300 Delaware Ave. Suite 210 #494, Wilmington, DE 19801.

(2)      Assumes that an aggregate of 375,000 Class B ordinary shares (or insider shares) held by our sponsor are forfeited in connection with the over-allotment option not being exercised, and includes the purchase of 180,000 Class A ordinary shares underlying 180,000 private placement units in the private placement.

(3)      Ms. Ningdi Shi is the sole shareholder and director of sponsor, which entitles her to have voting, dispositive or investment powers over the sponsor. Thus, she is deemed to have beneficial ownership of the shares held by the sponsor.

(4)      On March 26, 2026, our sponsor entered into a securities transfer agreement pursuant to which the sponsor agrees to transfer 175,000 Class B ordinary shares to Ms. Xiaolin Zheng, our CEO and Chairwoman, and 165,000 Class B ordinary shares to Ms. Ying Xu, our CFO and director, for a purchase price of $1,750 and $1,650, respectively.

(5)      Our sponsor has committed to enter into a securities transfer agreement immediately before this offering with each of our independent directors, pursuant to which, the sponsor shall transfer 20,000 insider shares to each of our independent director immediately after the offering.

(6)      Includes 2,100,000 Class B ordinary shares (or insider shares) and 180,000 Class A ordinary shares underlying 180,000 private placement units in the private placement.

(7)      Each of this refers to Class B ordinary shares (or insider shares).

Immediately after this offering, our insiders will beneficially own approximately 20.8% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our insiders, officers and directors has indicated to us that he intends to purchase securities in this offering. Because of the ownership block held by our insiders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the insider shares issued and outstanding prior to the date of this prospectus will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement to be entered into by and among the Company, the sponsor and each of our directors and officers. Those lock-up provisions provide that, in the case of insider shares, not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Up to 375,000 of the insider shares may also be released from lock-up earlier than this date for forfeiture and cancellation if the over-allotment option is not exercised in full as described above. The private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days following the completion of our initial business combination, except with respect to permitted transferees as described in this prospectus. We refer to such transfer restrictions throughout this prospectus as the lock-up.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii)) where the transferee agrees to the terms of the letter agreement, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be subject to lock-up. If we are unable to effect a business combination and liquidate the Trust Account, none of our insiders will receive any portion of the liquidation proceeds with respect to their insider shares.

All of the proceeds we receive from the private placement will be placed in the Trust Account. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, they will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except that (i) the private units are not offered and sold pursuant to a registration statement and holders of private units will be entitled to the registration rights as provided in the registration rights agreement to be entered by and among the sponsor, officers and directors and us; (ii) the private units are subject to certain lock-ups described below in “Restrictions on Transfers of Insider Shares and Private Units” on page 151 of this prospectus, and (iii) our sponsor has agreed (A) to vote the ordinary shares underlying the private units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from redeeming their shares for cash or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering unless we provide public shareholders with the opportunity to redeem their public shares in connection with any such vote (regardless of whether they vote for, against, or abstain from voting on such amendment), (C) not to convert any private shares for cash from the Trust Account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers of the private units have also agreed not to transfer, assign or sell any of the private units or underlying securities (except to the permitted transferees as described herein) until the closing of our initial business combination.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the working capital notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension notes, to be repaid in cash or in extension units $10.00 per unit at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

Our sponsor and our executive officers and directors are deemed to be our “promoters,” as that term is defined under the Federal securities laws.

Restrictions on Transfers of Insider Shares and Private Units

The insider shares, private units, working capital units, and any underlying securities are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our insiders. Those lock-up provisions provide (i) in the case of insider shares, not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of private units, underlying securities and any units may be issued upon the conversion of the working capital loans and underlying securities, until 30 days following the completion of our initial business combination, except for transfers (i) among the insiders or to the Company’s insiders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the ordinary shares were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Registration Rights

The holders of the insider shares and private units, units issuable upon the conversion of certain working capital loans and any underlying securities will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN TRANSACTIONS

Upon incorporation, the company issued one Class A ordinary share to the subscriber, Harneys Fiduciary (Cayman) Limited, which was subsequently transferred to our sponsor on January 19, 2026. On March 30, 2026, the sponsor surrendered the Class A ordinary share to the company without consideration.

On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively. In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma aggregating 60,000 insider shares, immediately prior to the closing of offering. In addition, immediately prior to the closing of this offering, our sponsor has agreed to transfer 20,000 insider shares to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, and Yuanmei Ma, aggregating 60,000 insider shares, immediately prior to the closing of this offering. We refer to these Class B ordinary shares throughout this prospectus as the “insider shares.” The insider shares held by our sponsor include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20.0% of our issued and outstanding shares after this offering (without given effect to the sale of the private units and representative shares, and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering.

If the underwriters do not exercise all or a portion of their over-allotment option, our insiders have agreed that up to an aggregate of 375,000 ordinary shares in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a share repurchase, as applicable, would be effectuated in order to maintain our insider’s ownership at a percentage of the number of shares to be sold in this offering.

In addition, our sponsor has committed to purchase from us an aggregate of 180,000 private units at $10.00 per private unit (for a total purchase price of $1,800,000). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering.

All of the proceeds we receive from the private placement will be placed in the Trust Account. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Equiniti Trust Company, LLC, as trustee.

The private units are identical to the units sold in this offering except as otherwise described in this prospectus. The sponsor has agreed not to transfer, assign or sell any of the private units or the underlying securities (except to the same permitted transferees as the insider shares) until the consummation of our initial business combination, or earlier, subject to certain exceptions as described in this prospectus.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our insiders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the working capital notes may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit. In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension notes, to be repaid in cash or in extension units $10.00 per unit at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available. The working capital units and extension units would be identical to the private units sold in the private placement. The terms of such loans by our insiders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our insiders or an affiliate of our insiders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our Trust Account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the private units (and all underlying securities) and any securities our insiders, officers, directors or their affiliates may be issued in payment of working capital loans, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from lock-up. The holders of a majority of the private units or securities issued in payment of working capital loans or loans to extend our life made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

On March 3, 2026, our sponsor had agreed to loan us an aggregate of up to $500,000 to be used to pay formation expenses and a portion of the expenses of this offering. As of March 15, 2026, we had drawn $170,102 on this promissory note. The loan is payable without interest on the earlier of (i) December 31, 2027, or (ii) the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in the Trust Account.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our insiders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any insider or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our insiders unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA, or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our insiders, existing officers, directors or advisors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination.

In addition, the following payments will be made to our insiders or their affiliates, none of which will be made from the proceeds of this offering held in the Trust Account prior to the completion of our initial business combination:

•        repayment at the closing of this offering of up to $500,000 in loans made to us by our sponsor;

•        reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•        repayment at the closing of our initial business combination of loans which may be made by our insiders or an affiliate of our insiders to finance transaction costs in connection with an intended initial business combination, to meet our working capital needs or to extend our life, the terms of which have not been determined nor have any written agreements been executed with respect thereto. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $3,000,000 of the notes, or the “working capital notes,” may be converted upon consummation of our business combination into working capital units at a price of $10.00 per unit, or the “working capital units.” In addition, our insiders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or $10.00 per unit, or the “extension units,” at the closing of our initial business combination; and

Our audit committee will review on a quarterly basis all payments that were made to our insiders or their affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, which will be adopted prior to the consummation of this offering, the share capital of the Company will be US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each, comprising (i) 400,000,000 class A ordinary shares of a par value of US$0.0001 each, (ii) 90,000,000 class B ordinary shares of a par value of US$0.0001 each and (iii) 10,000,000 preferred shares of a par value of US$0.0001 each. Immediately after this offering, there will be 389,620,000 unissued Class A ordinary shares, 87,500,000 unissued Class B ordinary shares and 10,000,000 unissued preferred shares available for issuance, respectively (assuming in each case that the underwriters have not exercised their over-allotment option), available for issuance which amount does not take into account shares reserved for issuance upon conversion of outstanding rights or shares issuable upon conversion of the Class B ordinary shares, if any. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share, one redeemable warrant, and one right. Each redeemable warrant entitles the holder thereof to purchase one Class A share. Each redeemable warrant has an exercise price $11.50 per share and shall expire on the five-year anniversary of the consummation of the initial business combination. Each four rights entitles the holder thereof to receive one Class A ordinary share at the closing of the initial business combination.

The Class A ordinary shares, warrants, and rights comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless the Representatives inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares, warrants, and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.

In no event will the Class A ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering and the sale of the private units. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary Shares

Prior to the date of this prospectus, there were 2,875,000 Class B ordinary shares issued and outstanding, all of which were held of record by our insiders, so that our insiders will own approximately 20.0% of our issued and outstanding shares after this offering and the expiration of the underwriters’ option to purchase additional units (not including the private shares). Upon the closing of this offering, 12,880,000 of our ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option) including:

•        10,000,000 Class A ordinary shares underlying the units issued as part of this offering;

•        180,000 Class A ordinary shares underlying the private units being sold in the private placement;

•        200,000 Class A ordinary shares issued as representative shares at the closing of this offering; and

•        2,500,000 Class B ordinary shares held by our insiders.

If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20.0% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private shares).

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our insider shares will have the right to vote on the appointment of directors. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. Holders of our public shares will not be entitled to vote on the appointment of directors prior to the initial business combination. In addition, prior to the completion of an initial business combination, holders of a majority of our insider shares may remove a member of the board of directors for any reason. In connection with our initial business combination, we may enter into a shareholders agreement or other arrangements with the shareholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 400,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our insider shares. In addition, prior to the completion of an initial business combination, holders of a majority of our insider shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares, subject to the limitations described herein. The amount in the Trust Account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial owner must identify itself in order to valid redeem its shares.

Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any insider shares and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least five clear days’ notice will be given of any general meeting; provided, however, that in the case of a general meeting convened in connection with a business combination, at least twenty (20) calendar days’ notice is required.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if a simple majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination, subject to the Companies Act. In such case, our sponsor and each member of our management team have agreed to vote their insider shares and public shares in favor of our initial business combination. In addition, the representative has agreed to vote the representative shares in favor of any proposed business combination. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our insider shares, private shares, and representative shares, we would need additional 1,413,334 public shares to vote in order to obtain a quorum which will be, pursuant to the amended and restated memorandum and articles of association that we will adopt prior to the completion of this offering, one-third (1/3) of our shareholders entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, the votes controlled by our insiders and the representative would be sufficient to approve our initial business combination, and we may be able to complete our initial business combination even if none of our public shareholders vote in favor of the initial business combination, or (ii) assuming all issued and outstanding shares are present and voted, we need additional 3,560,001, or 35.6%, of the 10,000,000 public shares sold in this offering are needed to be voted in favor of a transaction (none of our officers, directors, insiders or their affiliates has indicated any intention to purchase units in this offering or any units or Class A ordinary shares in the open market or in private transactions (other than the private units)). Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we have not consummated an initial business combination within 12 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to US$100,000 of interest to pay dissolution expenses ), divided by the number of then public shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any insider shares they hold if we fail to consummate an initial business combination within 12 months from the closing of this offering, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Our amended and restated memorandum and articles of association will provide that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Insider shares

The insider shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of insider shares have the same shareholder rights as public shareholders, except that: (a) the Class B ordinary shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof, (b) the insider shares are subject to certain transfer restrictions, as described in more detail below; (c) prior to our initial business combination, only holders of the insider shares have the right to vote on the appointment of directors and holders of a majority of our insider shares may remove a member of the board of directors for any reason; (d) our sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any insider shares and public shares held by them in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares; and (e) the insider shares are entitled to registration rights. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to its insider shares if we fail to complete our initial business combination within the prescribed time frame. Because each of our executive officers and director nominees will own ordinary shares directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. If we seek shareholder approval of our initial business combination, we will complete our initial business combination only if a simple majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination, subject to the Companies Act. In such case, our sponsor and each member of our management team have agreed to vote their insider shares and public shares in favor of our initial business combination.

Except as described herein, our sponsor and each member of our management team have agreed not to transfer, assign or sell any of their insider shares until the earlier of (A) six months after the date of the consummation of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares shall be released from the lock-up (i) if the last reported sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (ii) if we complete a transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. We refer to such transfer restrictions throughout this prospectus as the lock-up. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any insider shares. Except as described herein, the private units (including the underlying securities) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination (except to certain permitted transferees).

The insider shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time and from time to time at the option of the holders thereof at a one-to-one ratio.

Prior to our initial business combination, only holders of our insider shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our insider shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than 90% of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our insider shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

•        the names and addresses of the members, together with a statement of the shares held by each member and such statement shall confirm (i) the amount paid or agreed to be considered as paid on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association will authorize the issuance of up to 10,000,000 preferred shares and provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Redeemable Warrants

No warrants are currently outstanding. Each redeemable warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination and one (1) year from the effective date of this registration statement. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within 60 business days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the completion of our initial business combination at 5:00 p.m., Eastern Standard Time, or earlier upon redemption or liquidation.

We may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the last sale price of the Class A ordinary shares equals or exceeds $18.00 per share, as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants at the time of redemption and for the entire 30-days trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our Class A ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. Except in connection with our initial business combination, in case of certain reclassifications or reorganizations of our issued and outstanding Class A ordinary shares, certain mergers or consolidations involving us, or certain sales or conveyances of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property, including cash, receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or conveyance, that such holders would have received if they had exercised their warrants immediately prior to such event (the “Alternative Issuance”). If less than 70% of the consideration receivable by the holders of our Class A ordinary shares in such transaction is payable in the form of capital stock or shares in the successor entity that are listed for trading on a national securities exchange or quoted in an established over-the-counter market, or are to be so listed or quoted immediately following such event, and if a registered holder properly exercises its warrant within 30 days following public disclosure of the consummation of such transaction pursuant to a Current Report on Form 8-K filed with the SEC, the warrant exercise price will be reduced as specified in the warrant agreement by an amount equal to the excess, if any, of the then-current warrant exercise price over the difference between the Per Share Consideration and the Black-Scholes Warrant Value, each as defined in the warrant agreement. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise may not receive the full potential value of the warrants.

However, the warrants will not be adjusted for issuances of Class A ordinary shares at a price below their respective exercise prices. Specifically, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our board of directors) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Price or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A

Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and we will not be obligated to issue Class A ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants is current and the Class A ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the Class A ordinary shares issuable upon the exercise of the warrants is not current or if the Class A ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A ordinary shares issued and outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Class A ordinary shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share capitalizations payable in Class A ordinary shares, or by a subdivision of the Class A ordinary shares or other similar event), we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — General Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. However, there exists uncertainty as to whether a court would enforce such provision and that the investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Private Warrants

In connection with the private placement, purchasers of private warrants will receive one private warrant with each warrant to purchase one Class A ordinary share. The private warrants (including the Class A ordinary shares issuable upon their exercise) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders — Restrictions on Transfers of Insider Shares and Private Units”) Our sponsor, or its permitted transferees, has certain registration rights described herein. Otherwise, the private warrants, as well as any warrants underlying working capital we issue to our sponsor, officers, directors, insiders or their affiliates/designees in payment of working capital loans, if any, made to us, have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The private warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-fourth (1/4) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each registered holder of a right will be required to affirmatively redeem his, her or its rights in order to receive the kind and amount of securities or properties of the surviving entity that each one-fourth (1/4) of a share of Class A ordinary shares underlying each right is entitled to upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, you must hold rights in multiples of four in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company shall reserve such amount of its profits or share premium in order to pay up the par value of each share issuable in respect of the rights.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition after completion of our initial business combination. The payment of any cash dividends after our initial business combination will be within the discretion of our board of directors at such time. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of insider shares, on an as-converted basis, at approximately 20% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private shares). Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Right Agent

The transfer agent for our ordinary shares, warrant agent for our warrants, and right agent for our rights is Vstock Transfer, LLC. We have agreed to indemnify Vstock Transfer, LLC in its roles as transfer agent and right agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements.    In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and I if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement that generally will be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessperson would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out provisions.    The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ suits.    Harney Westwood & Riegels, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be only effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

•        A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.    The Cayman Islands has a less prescriptive body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders.

Our insiders and their permitted transferees, if any, who will collectively beneficially own approximately 20% of our ordinary shares upon the closing of this offering (not including the private shares and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

•        If we have not consummated an initial business combination within 12 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes that were paid by us or are payable by us, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to or in connection with our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 12 months from the closing of this offering or (y) amend the foregoing provisions;

•        Although we currently do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the business combination is fair to our unaffiliated shareholders from a financial point of view;

•        If a shareholder vote on our initial business combination is not required by applicable law or stock exchange listing requirements and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        So long as our securities are then listed on Nasdaq, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination;

•        If our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, if any, divided by the number of the then-issued and outstanding public shares, subject to the limitations described herein; and

•        We will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-money Laundering — Cayman Islands

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DATA PROTECTION — CAYMAN ISLANDS

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”).

In the following discussion, the “Company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the Company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The Company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign regulatory authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Certain Anti-Takeover Provisions of our amended and restated memorandum and articles of association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 12,880,000 (or 14,792,500 if the underwriters’ over-allotment option is exercised in full) ordinary shares outstanding. Of these shares, the 10,000,000 Class A ordinary shares (or 11,500,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 (or 2,875,000 if the underwriters’ over-allotment option is exercised in full) insider shares and all 180,000 (or 187,500 if the underwriters’ over-allotment option is exercised in full) private units are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares, warrants, or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares, or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then issued and outstanding, which will equal 128,800 shares immediately after this offering (or 147,925 if the underwriters exercise their over-allotment option in full), on an as converted basis; or

•        the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its insider shares and private units pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the insider shares, private units (including securities contained therein) and units (including securities contained therein) that may be issued on conversion of working capital loans or extension loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to list our units, Class A ordinary shares, warrants, and rights on the NASDAQ under the symbols “ALPXU,” “ALPX,” “ALPXW,” and “ALPXR,” on or promptly after the effective date of the registration statement. Following the date that the Class A ordinary shares, warrants, and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately and as a unit on the NASDAQ. We cannot guarantee that our securities will be approved for listing on the NASDAQ.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, warrants to obtain our ordinary shares and rights to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares unless the instrument of transfer is executed in or brought into the Cayman Islands.

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our securities issued pursuant to this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This section does not address any aspect of U.S. federal gift or estate tax, Medicare contribution tax laws, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share, warrant, and rights components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares, warrants, and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares, warrants, and rights that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States as determined for United States federal income tax purposes;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, and administrative and judicial interpretations thereof, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares, warrants, and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and that own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        persons liable for alternative minimum tax;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, Medicare contribution tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS (INCLUDING ANY NON-INCOME TAX LAWS) AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one Class A ordinary share, one warrant to acquire one ordinary share, and one right to acquire one-fourth of one Class A ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the Class A ordinary share, one warrant, and one right based on the relative fair market value of each at the time of issuance. The price allocated to each Class A ordinary share, warrant, and right generally will be the holder’s tax basis in such share, warrant, or right, as the case may be.

The foregoing treatment of our Class A ordinary shares, warrants, rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding an allocation of the purchase price among the components of a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocations of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting Transfers of Property

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or rights to acquire the Company’s shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. Dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Notwithstanding the foregoing, in the case of a U.S. Holder that is a corporation owning at least 10 percent of our shares by vote and value, a dividend received by such a U.S. Holder on an ordinary share may be eligible for a dividends-received deduction with respect to the U.S. source portion of such dividends, if any. Such corporate U.S. Holders must have owned such shares for over 46 days during the 91-day period beginning on the date which is 45 days before the ex-dividend date. The Code also provides a dividends-received deduction for a dividend received from a “specified 10-percent owned foreign corporation” by a U.S. corporation that is a 10% U.S. Shareholder (i.e., any U.S. person that owns directly or indirectly, 10% or more of the voting power of the issued and outstanding shares of the Company or 10% or more of the total value of shares of all classes of shares of the Company) with respect to the foreign-source portion of such dividend. However, the deduction for the foreign-source portion of dividends received by specified 10-percent owned foreign corporations is generally disallowed in its entirety if the common share with respect to which the dividend is paid is owned by such corporate U.S. Holder for less than 366 days during the 731-day period beginning on the date which is 365 days before the date on which the common share becomes ex-dividend with respect to such dividend. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” on page 177 of this prospectus) if our ordinary shares are readily tradeable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section and treated as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and our liquidation and subsequent dissolution in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) sum of the amount realized of cash and the fair market value of any property received in such disposition (or, if the ordinary shares, warrants, or rights are held as part of the units at the time of disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares, warrants, or rights based on the then fair market values of the ordinary shares, warrants, and rights, constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in the securities so disposed.

A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the holder’s ordinary shares, warrants, and/or rights, as described above under “— Allocation of Purchase Price and Characterization of a Unit” on page 176 of this prospectus) reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to a redemption transaction or sells its ordinary shares to us pursuant to a tender offer or other open market transaction, for U.S. federal income tax purposes, such, redemption or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption or sale qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above on page 177 of this prospectus. If the redemption or sale does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “Taxation of Distributions Paid on Ordinary Shares” above. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants and rights) relative to all of our shares issued and outstanding both before and after such redemption or sale. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would possibly include ordinary shares which could be acquired pursuant to the exercise of warrants and conversion of the rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by certain family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption or sale of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares” above on page 176 of this prospectus. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis. U.S. Holders should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisfied.

Certain U.S. Holders who actually or constructively own five percent (or if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an ordinary share from the exercise of one warrant for cash. A ordinary share acquired pursuant to the exercise of one warrant for cash generally will have a tax basis equal to the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”), increased by the exercise price of the warrant. It is unclear whether a U.S. Holder’s holding period for the ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of warrants are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the ordinary shares received would equal the holder’s basis in the warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares received would include the holding period of the warrants. It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants with a fair market value equal to the exercise price for the number of warrants deemed exercised. For this purpose, the number of warrants deemed exercised would be equal to the amount needed to receive on exercise the number of ordinary shares issued pursuant to the cashless exercise. In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the ordinary shares received in respect of the warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the fair market value of the ordinary shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed exercised. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants, in either case, the holding period will not include the period during which the U.S. Holder held the warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to an ordinary share received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the warrants.

Conversion or Lapse of Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally should not recognize gain or loss upon the acquisition of ordinary shares on the conversion of the rights, such ordinary shares should have a tax basis equal to such holder’s tax basis in the rights, and the holding period of such shares should begin on the day after such conversion. In addition, a U.S. Holder generally should recognize a capital loss on the lapse of the rights equal to such holder’s tax basis in the rights.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. In addition, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other items, dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the unexercised warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis in its ordinary shares acquired upon the exercise of the warrants and will also have a new holding period in such ordinary shares for purposes of the PFIC rules.

In addition, the treatment of the rights to acquire our ordinary shares is unclear. It is likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Additionally, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants or rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NASDAQ Stock Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares, warrants, or rights that is for United States federal income tax purposes”

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates)

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities in long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares, warrants, and rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares, warrants, and rights.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

•        fails to provide an accurate taxpayer identification number;

•        is notified by the IRS that backup withholding is required; or

•        fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

D. Boral Capital LLC is acting as the representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated            , 2026, each underwriter named below has severally agreed to purchase, and we have agreed to sell to such underwriter, the number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
D. Boral Capital LLC
Total	10,000,000

The underwriters are committed to purchase all of the public units offered by us, other than those covered by the over-allotment option to purchase additional public units described below, if they purchase any public unit. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof. The underwriters are offering the public units subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public, and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days from the date of this prospectus, permits the underwriters to purchase up to 1,500,000 additional units at the initial public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. The purchase price to be paid per additional unit shall be equal to the initial public offering price of one unit, less the underwriting discount. If this option is exercised in full, the total price to the public will be $115,000,000 (which includes the proceeds from the sale of the placement units).

Discounts, Commissions and Reimbursement

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option:

	No Exercise	Full Exercise
Per unit	$0.12	$0.12
Total(1)(2)	$1,200,000	$1,380,000

____________

(1)      Includes $0.05 per unit sold, or $500,000 (or $575,000 if the underwriters’ over-allotment option is exercised in full), payable upon the closing of this offering, and (ii) $0.07 per unit sold, or $700,000 (or $805,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions that will be placed in the Trust Account. The deferred commissions will be released to the representative of the underwriters in cash only upon completion of an initial business combination, as described in this prospectus.

(2)      In addition to the compensation in the table above, the Company will issue to D. Boral 200,000 representative shares (or up to 230,000 representative shares if the over-allotment option is exercised in full) at the closing of this offering.

The underwriters propose to offer the units to the public at the initial public offering price set forth on the cover of this prospectus. If all of the shares offered by us are not sold at the initial public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay all expenses relating to the offering, including, without limitation: (a) all filing fees and expenses relating to the registration of the shares with the Commission; (b) all fees and expenses relating to the listing of the shares on NASDAQ; (c) all fees associated with the review of the offering by FINRA, including legal fees and background checks of our principals; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of shares offered under “blue sky” securities laws or the securities laws of foreign jurisdictions designated by the representative, including the reasonable fees and expenses of the representative’s blue sky counsel; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions; (f) the costs of mailing and printing the offering materials; road show expenses; (g) transfer and/or stamp taxes, if any, payable upon our transfer of the shares to the representative; and (h) the fees and expenses of our accountants; and (i) actual accountable expenses of the representative not to exceed $120,000, which amount includes expenses for the representative’s legal counsel.

We have paid a $50,000 advance to the representative, which shall be applied against actual out-of-pocket-accountable expenses, which will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, and including the above-referenced advance to the representative, will be approximately $635,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Pricing of the Offering

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares, warrants, or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares, warrants, or rights will develop and continue after this offering.

Listing

We intend to apply to list our units, Class A ordinary shares, warrants, and rights on NASDAQ under the symbols “ALPXU,” “ALPX,” “ALPXW,” and “ALPXR,” on or promptly after the effective date of the registration statement. Following the date that the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately and as a unit on NASDAQ. We cannot guarantee that our securities will be approved for listing on NASDAQ.

Representative Shares

We will issue to D. Boral 200,000 representative shares (or up to 230,000 representative shares if the over-allotment option is exercised in full) at the closing of this offering, and such shares will be registered under the registration statement of which this prospectus forms a part. The representative has agreed to vote the representative shares in favor of any proposed business combination. The representative has also agreed not to transfer, assign or sell any such shares until 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). In addition, the representative has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the period to consummate the initial business combination.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of the public offering, subject to exceptions pursuant to FINRA Rule 5110(e)(2).

Right of First Refusal

Subject to certain conditions, we granted the representative, for a period of 12 months after the date of the consummation of our initial business combination, a right of first refusal to act as sole investment banker, sole book runner, and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”) for us or any of our successors or subsidiaries. The representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the representative. In connection with any Subject Transaction, if we receive any written proposal from a third-party investment banker, book-runner, underwriter, financial advisor or placement agent, we shall promptly provide the representative with the definitive term sheet and/or engagement proposal received from any third party, and the representative shall have ten (10) days from its receipt thereof (the “Response Period”) to notify us in writing whether it elects to exercise its right of first refusal, in respect of such Subject Transaction on terms and conditions customary to D. Boral. During the Response Period, we shall not enter into any binding or non-binding agreement with such third party regarding such Subject Transaction without the prior written consent of the representative. Any waiver, consent or approval granted by the representative with respect to any Subject Transaction shall apply solely to the specific transaction and circumstances for which such waiver, consent or approval was given. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•        Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriters, and selling group members may engage in passive market making transactions in our securities on NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other

Except as specifically set forth with respect to the right of first refusal, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated, a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to the offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of our units may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of units shall require the issuer or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a relevant state who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representative that it is a qualified investor within the meaning of the Prospectus Regulation. In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a relevant state to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements. For the purposes of this provision, the expression an “offer to the public” in relation to any units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018. The above selling restriction is in addition to any other selling restrictions set out below. In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to its clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the units may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macao.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Taiwan

The units have not been and will not be registered with the Financial Supervisory Commission of (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(i)     to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)   where the transfer is by operation of law; or

(iv)   as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.

Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 -1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

Robinson & Cole LLP is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the warrants and rights offered in the prospectus. Legal matters as to Cayman Islands law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Harney Westwood & Riegels. Rimon, P.C. is acting as United States counsel for D. Boral Capital LLC in this offering.

EXPERTS

The financial statements of Alpex Acquisition Corporation for the period from January 5, 2026 (inception) to March 15, 2026 appearing in this prospectus have been audited by HYYH CPA. LLC, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Alpex Acquisition Corporation to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. Specifically, Ms. Xiaolin Zheng, our Chairwoman and CEO, is located in Hong Kong, Ms. Ying Xu, our Chief Financial Officer, is located in mainland China, and Ms. Xin Yue Jasmine Geffner, an independent director, is located in Hong Kong. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after the closing of this offering, we will appoint new management member located outside the United States, or in connection with and following the consummation of our initial business combination, all officers and directors of the post-combination entity will be located in the Unites States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those officers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws.

In particular, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions, and you may have to incur substantial costs and contribute significant time to enforce civil liabilities and criminal penalties in reliance on legal remedies under PRC laws. Therefore, recognition and enforcement in the PRC of judgement of United States courts in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

See “Risk Factors — Upon the effectiveness of the registration statement that this prospectus forms a part, certain of our executive officers and directors will be located outside the United States. In addition, the sole director and shareholder of our sponsor, Ms. Shi, is located in mainland China. There is also uncertainty as to whether after this offering, we will appoint new management member located outside the United States, or the management of post-combination entity will have members located outside the United States; therefore, investors may not be able to enforce federal securities laws or their other legal rights upon our directors and officers located outside the United States, our sponsor, Ms. Shi, or those future officers and directors located outside the United States appointed after this offering or in connection with the business combination.” on page 77 of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ALPEX ACQUISITION CORPORATION
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Alpex Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Alpex Acquisition Corporation (the “Company”) as of March 15, 2026, the related statements of operations, shareholders’ deficit and cash flows for the period from January 5, 2026 (Inception) through March 15, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of March 15, 2026, and the results of its operations and its cash flows for the period from January 5, 2026 (Inception) through March 15, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ HYYH CPA. LLC

We have served as the Company’s auditor since 2026.

Baltimore, Maryland

April 10, 2026, except for Notes 1, 2, 3, 4 and 5, as to which the date is May 21, 2026 and Note 7 and 9 as to which the date is June 5, 2026

ALPEX ACQUISITION CORPORATION
BALANCE SHEET

March 15, 2026
ASSETS
Deferred offering costs	$117,000
TOTAL ASSETS	$117,000

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Promissory note – related party	$170,102
Total Current Liabilities	$170,102

Commitments and Contingencies

Shareholder’s Deficit
Preference shares, $0.0001 par value;10,000,000 shares authorized; none issued and outstanding at March 15, 2026	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; none share issued and outstanding at March 15, 2026(1)	—
Class B ordinary shares, $0.0001 par value; 90,000,000 shares authorized, 2,875,000 shares issued and outstanding at March 15, 2026(2)	288
Additional paid-in capital	24,712
Accumulated deficit	(53,102)
Share subscription receivable	(25,000)
Total Shareholder’s Deficit	(53,102)
TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$117,000

____________

(1)      As of March 15, 2026, there was one Class A ordinary share issued and outstanding, held by the Sponsor, which the Sponsor surrendered to the Company for no consideration on March 30, 2026; such Class A ordinary share has been retroactively presented as not issued and outstanding for all periods presented, resulting in zero Class A ordinary shares issued and outstanding as of all relevant dates (see Notes 7).

(2)      Includes 375,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full. The founder shares were issued on March 18, 2026 and have been retroactively presented as outstanding for all periods presented (see Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

ALPEX ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

For the Period from January 5, 2026 (inception) through March 15, 2026
Formation and operating costs	$53,102
Net loss	$(53,102)
Weighted average shares outstanding, basic and diluted(1)	2,500,000
Basic and diluted net loss per ordinary share	$(0.02)

____________

(1)      Excludes 375,000 Class B ordinary shares subject to forfeiture. The 2,875,000 founder shares issued on March 18, 2026 have been retroactively presented for all periods. Weighted average shares excludes 375,000 shares subject to forfeiture as they are contingently returnable.

The accompanying notes are an integral part of these financial statements.

ALPEX ACQUISITION CORPORATION
STATEMENTS OF SHAREHOLDERS’ DEFICIT
FOR THE PERIOD FROM JANUARY 5, 2026 (INCEPTION) THROUGH MARCH 15, 2026

	Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Subscription Receivable	Total Shareholder’s Deficit
	Shares	Amount
Balance – January 5, 2026 (inception)	—	$—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor(1)	2,875,000	288	24,712	—	(25,000)	—
Net loss	—	—	—	(53,102)	—	(53,102)
Balance – March 15, 2026	2,875,000	$288	$24,712	$(53,102)	$(25,000)	$(53,102)

____________

(1)      Includes 375,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full. The founder shares were issued on March 18, 2026 and have been retroactively presented as outstanding for all periods presented (see Notes 5 and 7).

The accompanying notes are an integral part of these financial statements.

ALPEX ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

For the Period from January 5, 2026 (inception) through March 15, 2026
Cash flows from operating activities:
Net loss	$(53,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation, general and administrative expenses paid by Sponsor under promissory note – related party	53,102
Net cash used in operating activities	—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

Supplemental disclosure of Non-cash investing and financing activities:
Formation and operating costs paid by Sponsor through promissory note	53,102
Deferred offering costs paid by Sponsor through promissory note	$117,000
Issuance of Class B ordinary shares for subscription receivable	$25,000

The accompanying notes are an integral part of these financial statements.

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

Alpex Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated on January 5, 2026, under the laws of the Cayman Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (the “Business Combination”). The Company may pursue an initial business combination in the broader technology sector — specifically artificial intelligence, interactive gaming, consumer internet, and digital commerce — or any other industry. The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.

As of March 15, 2026, the Company had not commenced any operations. All activities for the period from January 5, 2026 (inception) through March 15, 2026 related to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 180,000 Units (or 187,500 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Unit in a private placement to the Sponsor, Hugreat Ltd (the “Sponsor”), that will close simultaneously with the Proposed Public Offering. The Company intends to list the Units on the Nasdaq Global Market (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more business combinations having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding any deferred underwriting discounts and commissions and the taxes payable on the income earned on the trust account) at the time of the agreement to enter into a Business Combination.

The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the trust account, the Company may, at any time (based on the Company’s management team’s ongoing assessment of all factors related to the Company’s potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

The Company will provide its public shareholders, other than its initial shareholders and directors and officers, with the opportunity to redeem all or a portion of their public shares upon the completion of the Company’s initial Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) without

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

a shareholder vote by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they abstain, vote for, or vote against, the Business Combination.

The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing the Company’s initial business combination which contain substantially the same financial and other information about the Company’s initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with the completion of the Company’s initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and private shares if the Company fails to complete the Company’s initial Business Combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any Founder Shares and private shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial Business Combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the Business Combination transaction).

The Company will have until 12 months from the closing of the Proposed Public Offering (the “Deadline”), or until such earlier liquidation date as the Company’s board of directors may approve, to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of taxes and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Company’s initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company may not be able to complete its Business Combination, and public shareholders would receive such lesser amount per share in connection with any redemption of their public shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Consideration

As of March 15, 2026, the Company had no cash, a working capital deficit of $170,102 and a net loss of $53,102. The Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, Presentation of Financial Statements — Going Concern, the Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. Prior to the close of the Proposed Public Offering, the Sponsor agreed to loan the Company up to an aggregate amount of up to $500,000 (the “Promissory Note”) as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The promissory note is non-interest bearing, unsecured and payable on the earlier of (i) December 31, 2027 or (ii) the consummation of the Proposed Public Offering. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Proposed Public Offering or a Business Combination to continue as a going concern.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.

The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, prorate, allocating the Proposed Public Offering proceeds to the assigned value of the warrants and to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares will be charged to temporary equity and offering costs allocated to the Public and Private Placement Warrants will be charged to shareholder’s equity as Public and Private Placement Warrants after management’s evaluation will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company is an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Notwithstanding the above, the Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of March 15, 2026 and no amounts accrued for interest and penalties. The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of March 15, 2026, the Company had 2,875,000 Class B ordinary shares issued and outstanding, which have been retroactively presented for all periods (see Notes 5 and 7). Of these, 375,000 shares are subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full and are excluded from the weighted average as contingently returnable shares. Accordingly, the weighted average number of ordinary shares outstanding for the period was 2,500,000. The rights included in the Units of the Proposed Public Offering have not been issued as of March 15, 2026. The Company did not have any dilutive securities as of March 15, 2026. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date.

The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.

Warrant Instruments

The Company will account for the Public Warrants, Private Warrants and Working Capital Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815 “Derivatives and Hedging”, whereby under that provision, the warrants that do not meet the criteria for equity treatment must be recorded as liability. Accordingly, the Company evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public, Private and Working Capital Warrants currently outstanding as of March 15, 2026.

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Beginning in early 2025, the United States undertook significant changes to its trade policy, including the imposition of tariffs on imports from a wide range of trading partners under various legal authorities. These measures included tariffs on steel, aluminum, automobiles, semiconductors, and other products under Section 232 of the Trade Expansion Act of 1962, as well as broad-based tariffs on imports from nearly all trading partners under the International Emergency Economic Powers Act (“IEEPA”). On February 20, 2026, the Supreme Court of the United States ruled that the use of IEEPA to impose tariffs was not authorized, and IEEPA tariff collection ceased on February 24, 2026. Following the ruling, the administration imposed a temporary 10 percent tariff on most imports under Section 122 of the Trade Act of 1974, effective for 150 days. The evolving trade policy environment, including the imposition and removal of tariffs, retaliatory measures by foreign governments, and ongoing uncertainty regarding the future direction of U.S. trade policy, have contributed to increased market volatility. These conditions could adversely affect the Company’s ability to consummate an initial Business Combination, the operations of any target business with which the Company may ultimately combine, and the broader economic environment in which the Company operates.

On July 4, 2025, President Trump signed into law the One Big Beautiful Bill Act (“OBBBA”). ASC 740, “Income Taxes”, requires the effects of changes in tax laws to be recognized in the period in which the legislation is enacted. As the Company is an exempted Cayman Islands company not subject to U.S. federal income taxes, the tax provisions of the OBBBA are not expected to have a significant impact on the Company’s financial statements.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict, changes in U.S. trade policy, and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 5, 2026, the date of its incorporation. See Note 8 for further information.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this guidance on January 5, 2026, the date of its incorporation. As the Company is a Cayman Islands exempted company not subject to U.S. federal income taxes, the adoption of ASU 2023-09 did not have a significant impact on the Company’s financial statements.

The Company’s management does not believe that any recently issued, but not effective, accounting standards, if currently adopted would have a material effect on the Company’s financial statements.

NOTE 3 — PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 10,000,000 Units (or 11,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share, one redeemable warrant (“Public Warrant”), and one right (“Public Right”). Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share. Each right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of a Business Combination. The rights will not be separable from the Units until separate trading commences, which is anticipated to be on or before the 52nd business day after the effective date of the registration statement. The rights will expire worthless if the Company does not consummate a Business Combination within the Combination Period.

NOTE 4 — PRIVATE PLACEMENT

The Sponsor has committed to purchase an aggregate of 180,000 Private Units (or 187,500 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Unit from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one Class A ordinary share, one redeemable warrant (“Private Warrant”), and one right (“Private Right”). Each whole Private Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share. The Private Warrants have the same terms as the Public Warrants. Each Private Right entitles the holder thereof to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of a Business Combination. The proceeds from the sale of the Private Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account.

The Private Units are identical to the Units sold in the Proposed Public Offering. The Private Rights are identical to the Public Rights included in the Units sold in the Proposed Public Offering, except that, so long as they are held by the Sponsor or its permitted transferees, the Private Units (and the component securities) (i) will not be transferable until the completion of the Company’s initial Business Combination and (ii) will be entitled to registration rights.

If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and Private Warrants and the Private Rights will expire worthless.

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder shares

On March 18, 2026, the Company issued an aggregate of 2,875,000 Class B ordinary shares (“Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. The funds were not received as of March 15, 2026. Such Class B ordinary shares include an aggregate of up to 375,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the outstanding shares after the Proposed Public Offering (not including the Class A ordinary shares that are included within the Private Units). The issuance has been retroactively presented as outstanding for all periods as the issuance is considered analogous to a recapitalization (see Note 7).

Promissory Note — sponsor

On March 3, 2026, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000, to be used for payment of costs related to the Proposed Public Offering. The promissory note is non-interest bearing, unsecured and due on the earlier of (i) December 31, 2027 or (ii) the consummation of the Proposed Public Offering. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Company, be obligated personally for any obligations or liabilities of the Company under the promissory note. The Sponsor has waived any and all rights, title, interest or claim in or to any distribution from the Trust Account in connection with the promissory note. As of March 15, 2026, the Company had borrowed $170,102 under the promissory note.

Executive Compensation

The Company’s Chief Executive Officer and Chief Financial Officer are entitled to receive an aggregate of $12,500 per month ($7,500 and $5,000, respectively), payable until the earlier of (i) the conclusion of their respective terms or (ii) the payment of six months of such monthly compensation, for an aggregate amount of up to $75,000. As of March 15, 2026, an aggregate of $21,875 has been accrued as compensation payable to certain members of the Company’s management team for services rendered to the Company. This amount is included in the balance of the Promissory Note — Related Party (which totaled $170,102 as of March 15, 2026). The Sponsor has agreed to advance such amounts on behalf of the Company, and the Company intends to repay the Sponsor for such amounts, without interest, using funds held outside the Trust Account following the closing of this offering.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”), with the aggregate principal amount capped at $3,000,000. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company, and up to $3,000,000 of such loans may be converted into private units (as described in Note 4) at $10.00 per unit at the lender’s discretion. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The terms of such Working Capital Loans, if any, other than the aforesaid principal amount limit and conversion right, have not been determined and no written agreements exist with respect to such loans. As of March 15, 2026, no Working Capital Loans were outstanding.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities) and any units that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter has been granted the exclusive right to act as the lead underwriter for the Company’s Proposed Public Offering.

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of 3.2% of the gross proceeds of the Proposed Public Offering, payable as follows: (i) 0.5% will be paid in cash at the closing of the Proposed Public Offering, (ii) 2.0% will be paid in the form of 200,000 Representative Shares at the closing of the Proposed Public Offering, and (iii) 0.7% will be paid as a deferred underwriting commission in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement. The Representative Shares will be registered under the Securities Act on the registration statement of which the prospectus forms a part and will be subject to a 180-day lock-up period in accordance with FINRA Rule 5110.

There will be no underwriting fees or commissions due with respect to the Private Placement.

NOTE 7 — SHAREHOLDERS’ EQUITY

Preference shares — The Company is authorized to issue 10,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of March 15, 2026, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of March 15, 2026, there was one Class A ordinary share issued and outstanding, held by the Sponsor. On March 30, 2026, the Sponsor surrendered that Class A ordinary share to the Company for no consideration.

Class B ordinary shares — The Company is authorized to issue 90,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. On March 18, 2026, the Company issued an aggregate of 2,875,000 Class B ordinary shares (“Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000, of which 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. The issuance has been retroactively presented as outstanding for all periods as the issuance is considered analogous to a recapitalization. As of March 15, 2026, there were 2,875,000 Class B ordinary shares issued and outstanding. The Class B ordinary shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of the Company’s initial Business Combination, or at any time prior thereto at the option of the holder thereof, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of the Company’s initial Business Combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 20% of the sum of (i) the total number of all Class A ordinary shares outstanding upon the completion of the Proposed Public Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares included within the Private Units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the closing of the initial Business Combination (excluding any shares or

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

equity-linked securities issued to any seller in the initial Business Combination and any units issued to the Sponsor upon conversion of Working Capital Loans), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with the initial Business Combination; provided that such conversion will never occur on a less than one-for-one basis.

Voting rights — Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. The affirmative vote of a simple majority of the votes cast is required to approve any matter voted on by shareholders, except that certain actions, including amending the memorandum and articles of association, require a special resolution under Cayman Islands law with the affirmative vote of at least two-thirds (2/3) of the votes cast. There is no cumulative voting with respect to the appointment of directors. The Company’s shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available.

Warrants — Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Warrants will become exercisable on the later of (i) 30 days after the completion of the initial Business Combination and (ii) one year from the effective date of the registration statement, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the completion of the initial Business Combination, or earlier upon redemption or liquidation.

If a registration statement covering the Class A ordinary shares issuable upon exercise of the public warrants is not effective within 60 business days following the consummation of the initial Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a ‘cashless basis’ in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a ‘covered security’ under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a ‘cashless basis’ in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement.

The Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last sales price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading day period ending third trading day before the Company sends the notice of redemption to the warrant holders.

The Private Warrants will be identical to the warrants included in the Units sold in the Proposed Public Offering, except that, so long as they are held by the Sponsor or its permitted transferees, the Private Warrants (i) are not transferable, assignable or saleable until the completion of the initial Business Combination and (ii) will be entitled to registration rights.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like. In case of any reclassification or reorganization of the issued and outstanding Class A ordinary shares, any merger or consolidation of the Company with or into another corporation, or any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon exercise of the

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 — SHAREHOLDERS’ EQUITY (cont.)

warrants, the kind and amount of shares or other securities or property, including cash, receivable upon such transaction that the holders of the warrants would have received if such holders had exercised their warrants immediately prior to such transaction. In no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

The exercise price is $11.50 per share, subject to adjustment as described herein. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the board of directors) (the ‘Newly Issued Price’), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination, and (z) the volume weighted average trading price of the Company’s Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the ‘Market Value’) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Rights — Each holder of a right will receive one-fourth (1/4) of one Class A ordinary share upon consummation of a Business Combination. No fractional shares will be issued upon conversion of the rights. Holders must hold rights in multiples of four in order to receive shares for all of the rights upon the closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights. Accordingly, the rights will expire worthless.

NOTE 8 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from January 5, 2026 (inception) through March 15, 2026
Formation and operating costs	$53,102

ALPEX ACQUISITION CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 — SEGMENT INFORMATION (cont.)

The key measures of segment profit or loss reviewed by the CODM are formation and operating costs. Formation and operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the Combination Period. The CODM also reviews formation and operating costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through June 5, 2026, the date that the financial statements were issued.

On March 18, 2026, the Company issued an aggregate of 2,875,000 Class B ordinary shares to the Sponsor for a total cash purchase price of $25,000. This issuance has been retroactively presented as outstanding as of March 15, 2026, as the transaction is deemed analogous to a recapitalization (see Notes 5 and 7). As of March 15, 2026, the Sponsor held one issued and outstanding Class A ordinary share, which the Sponsor surrendered to the Company for no consideration on March 30, 2026; this Class A ordinary share has been retroactively presented as not issued and outstanding for all periods presented, resulting in zero Class A ordinary shares being issued and outstanding as of all relevant dates (see Note 7).

Other than the above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

$100,000,000

Alpex Acquisition Corporation

10,000,000 Units

_______________________________

PROSPECTUS

_______________________________

Sole Manager

D. Boral Capital

____________, 2026

Until [__], 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Underwriter Accountable Expenses	$120,000
Initial Trustee Fee	$8,500
US legal counsel fee	$235,000
Cayman Islands counsel fee and expenses	$25,000
Bookkeeper fees	$15,000
Accounting fees and expenses	$50,000
Nasdaq listing fee	$80,000
SEC registration fee	$20,200
FINRA filing fee	$22,500
Printing and engraving expenses	$25,000
Transfer agent fee	$10,000
Miscellaneous expenses	$23,800
Total offering expenses	$635,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that every director and officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, willful neglect or willful default of such Indemnified Person. No person shall be found to have committed actual fraud, willful neglect or willful default under our amended and restated memorandum and articles of association unless or until a court of competent jurisdiction shall have made a finding to that effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

•        On March 18, 2026, we issued 2,875,000 Class B ordinary shares, par value of $0.0001 each, to our sponsor for a purchase price of $25,000, or approximately $0.01 per share. On March 26, 2026, our sponsor transferred 175,000 insider shares and 165,000 insider shares at $0.01 per share to Xiaolin Zheng and Ying Xu, respectively (the “Transfers”). In addition, our sponsor has agreed to transfer 20,000 insider shares at $0.01 per share to each of “Joy” Yi Hua, Xin Yue Jasmine Geffner, Yuanmei Ma aggregating 60,000 insider shares, immediately prior to the closing of this offering. We refer to these ordinary shares throughout this prospectus as the “insider shares.” The insider shares held by our insiders include an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’

over-allotment option is not exercised in full or in part, so that our insiders will collectively own 20.0% of our issued and outstanding shares after this offering (without given effect to the sale of the private units and representative shares, and the issuance of the representative shares and assuming our insiders do not purchase units in this offering). None of our insiders has indicated any intention to purchase units in this offering.

•        In addition, our sponsor, has committed to purchase from us an aggregate of 180,000 private units at $10.00 per private unit (for a total purchase price of $1,800,000). The sale of the private units will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the private placement will be placed in the Trust Account. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of private units (up to a maximum of 7,500 private units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private units will be added to the proceeds of this offering and placed in an account in the United States maintained by Equiniti Trust Company, LLC, as trustee.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1+	Form of Underwriting Agreement.
3.1+	Memorandum and Articles of Association.
3.2+	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2+	Specimen Class A Ordinary Share Certificate.
4.3+	Specimen Rights Certificate (included in Exhibit 4.4).
4.4+	Form of Rights Agreement between Vstock Transfer, LLC and the Registrant.
4.5*	Specimen Warrants Certificate (included in Exhibit 4.6).
4.6*	Form of Warrants Agreement between Vstock Transfer, LLC and the Registrant.
5.1+	Opinion of Harney Westwood & Riegels.
5.2+	Opinion of Robinson & Cole LLP.
10.1+	Form of Letter Agreement among the Registrant and the Company’s officers, directors and sponsor.
10.2+	Form of Investment Management Trust Agreement between Equiniti Trust Company, LLC and the Registrant.
10.3+	Form of Registration Rights Agreement among the Registrant and the Insiders.
10.4+	Form of Subscription Agreement for the Private Units by and between the Registrant and the sponsor.
10.5+	Form of Indemnity Agreement.
10.6+	Promissory Note, issued to the sponsor, dated as of March 3, 2026.
10.7+	Securities Purchase Agreement between the Registrant and the sponsor, dated as of March 18, 2026.
10.8+	Securities Transfer agreement between the Sponsor and the CEO, dated as of March 26, 2026.
10.9+	Securities Transfer agreement between the Sponsor and the CFO, dated as of March 26, 2026.
10.10+	Form of Securities Transfer Agreement, to be entered between the Registrant, the sponsor and the independent directors.
14+	Form of Code of Ethics.
23.1*	Consent of HYYH CPA. LLC.
23.2+	Consent of Harney Westwood & Riegels (included in Exhibit 5.1).
23.3+	Consent of Robinson & Cole LLP (included in Exhibit 5.2).

Exhibit No.	Description
24+	Power of Attorney (included on signature page).
99.1+	Form of Audit Committee Charter.
99.2+	Form of Compensation Committee Charter.
99.3+	Consent of “Joy” Yi Hua.
99.4+	Consent of Xin Yue Jasmine Geffner.
99.5+	Consent of Yuanmei Ma.
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Registration Fee Table.

____________

+        Filed previously.

*        Filed herewith.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on the 5th day of June, 2026.

Alpex Acquisition Corporation
By:	/s/ Xiaolin Zheng
Name:	Xiaolin Zheng
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Xiaolin Zheng	Chief Executive Officer, Chairwoman and Director	June 5, 2026
Xiaolin Zheng	(Principal executive officer)
/s/ Ying Xu	Chief Financial Officer and Director	June 5, 2026
Ying Xu	(Principal financial and accounting officer)